    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1997
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                           SUN HEALTHCARE GROUP, INC.

                    and the Guarantors listed on Schedule A

             (Exact name of registrant as specified in its charter)

       SEE SCHEDULE A                    8051                  SEE SCHEDULE A
(State or other jurisdiction       (Primary standard          (I.R.S. employer
    of incorporation or        industrial classification   identification number)
       organization)                 code number)

                            ------------------------

                               101 SUN LANE, N.E.
                         ALBUQUERQUE, NEW MEXICO 87109
                                 (505) 821-3355

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                             ROBERT F. MURPHY, ESQ.
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                              SUN HEALTHCARE, INC.
                               101 SUN LANE, N.E.
                         ALBUQUERQUE, NEW MEXICO 87109
                                 (505) 821-3355

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                          COPIES OF CORRESPONDENCE TO:

                             WILLIAM H. HINMAN, JR.
                              SHEARMAN & STERLING
                       555 CALIFORNIA STREET, SUITE 2000
                        SAN FRANCISCO, CALIFORNIA 94104
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

            TITLE OF EACH CLASS                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
               OF SECURITIES                     AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
             TO BE REGISTERED                  BE REGISTERED          PER UNIT       OFFERING PRICE (1)       FEE (2)
9 1/2% Senior Subordinated Notes due
  2007.....................................     $250,000,000            100%            $250,000,000          $75,758

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(n), no separate registration fee is payable with respect to the subsidiary guarantees.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SCHEDULE A

                                                                                               I.R.S. EMPLOYER
                                                                             STATE OF           IDENTIFICATION
                               COMPANY                                     INCORPORATION            NUMBER
----------------------------------------------------------------------  -------------------  --------------------
Accelerated Care Plus, L.L.C..........................................       Delaware                48-1167102
Bay Colony Health Service, Inc........................................     Massachusetts             04-2761614
Bergen Eldercare, Inc.................................................      New Jersey               04-2916682
Cal-Med, Inc..........................................................      California               33-0579128
Clipper Home Affiliates, Inc..........................................     New Hampshire             02-0388298
Clipper Home of North Conway, Inc.....................................     New Hampshire             02-0417606
Clipper Home of Portsmouth, Inc.......................................     New Hampshire             02-0350094
Clipper Home of Rochester, Inc........................................     New Hampshire             02-0402767
Clipper Home of Wolfeboro, Inc........................................     New Hampshire             02-0382521
Community Re-Entry Services of Cortland, Inc..........................       Delaware                04-3200915
G-WZ of Stamford, Inc.................................................      Connecticut              04-3148131
Golan Healthcare Group, Inc...........................................     Massachusetts             04-3327918
Goodwin Nursing Home, Inc.............................................     New Hampshire             02-0303002
HC, Inc...............................................................        Kansas                 48-1070267
Hospital Therapy Service of Michigan, L.L.C...........................       Michigan                38-3192020
Hospital Therapy Service of Texas, Inc................................         Texas                 75-2449812
HTA of New Jersey, Inc................................................      New Jersey               22-3227978
Langdon Place of Dover, Inc...........................................     New Hampshire             02-0417605
Langdon Place of Exeter, Inc..........................................     New Hampshire             02-0410985
Langdon Place of Nashua, Inc..........................................     New Hampshire             02-0438981
Living Services, Inc..................................................      Washington               91-0921669
LTC Staffinders, Inc..................................................      Connecticut              04-3201528
Manatee Springs Nursing Center, Inc...................................        Florida                58-1534760
Masthead Corporation..................................................      New Mexico               74-2839804
Mediplex Atlanta Rehabilitation Institute, Inc........................     Massachusetts             58-2081719
Mediplex Management, Inc..............................................     Massachusetts             04-2802626
Mediplex Management of Palm Beach County, Inc.........................        Florida                04-2983837
Mediplex Management of Texas, Inc.....................................         Texas                 04-3154661
Mediplex of Colorado, Inc.............................................       Colorado                93-0962981
Mediplex of Concord, Inc..............................................     Massachusetts             04-2587669
Mediplex of Connecticut, Inc..........................................      Connecticut              04-2587669
Mediplex of Kentucky, Inc.............................................       Kentucky               06-12255960
Mediplex of Maryland, Inc.............................................       Maryland                04-2983832
Mediplex of Massachusetts, Inc........................................     Massachusetts             04-2667612
Mediplex of New Hampshire, Inc........................................     New Hampshire             04-2773669
Mediplex of New York, Inc.............................................       New York                04-2818624
Mediplex of Ohio, Inc.................................................         Ohio                  04-3156001
Mediplex of Tennessee, Inc............................................       Tennessee               04-3203009
Mediplex of Virginia, Inc.............................................       Virginia                04-2916681
Mediplex Rehabilitation of Massachusetts, Inc.........................     Massachusetts             04-3135281
New Bedford Acquisition Corp..........................................     Massachusetts             04-3170901
New Bedford Nursing Center, Inc.......................................     Massachusetts             04-3170900
Nursing Home, Inc.....................................................      Washington               91-1572371
Oakview Treatment Centers of Kansas, Inc..............................        Kansas                 04-2935538
P.M.N.F. Management, Inc..............................................      New Jersey               22-2470101
Pharmacy Factors of California, Inc...................................      California               95-4488888
Pharmacy Factors of Florida, Inc......................................        Florida                59-3086319
Pharmacy Factors of Texas, Inc........................................         Texas                 59-3421095
Quality Care Holding Corp.............................................     Massachusetts             04-2981931
Quality Nursing Care of Massachusetts, Inc............................     Massachusetts             04-2981932
SHG International Holdings, Inc.......................................       Delaware             [applied for]
Special Medical Services, Inc.........................................         Texas                 75-2269050
Spofford Land, Inc....................................................     New Hampshire             04-2817522
Sun Alliance, Inc.....................................................       Delaware                74-2843588
SunBridge, Inc........................................................      New Mexico               85-0436352
Sun Care Corp.........................................................       Delaware                04-3097714
SunCare Respiratory Services, Inc.....................................        Indiana                35-1812159
SunChoice Medical Supply, Inc.........................................      New Mexico               85-0444598

                                                                                               I.R.S. EMPLOYER
                                                                             STATE OF           IDENTIFICATION
                               COMPANY                                     INCORPORATION            NUMBER
----------------------------------------------------------------------  -------------------  --------------------
Sundance Rehabilitation Corporation...................................      Connecticut              06-1310410
SunFactors, Inc.......................................................        Flordia                59-3199708
Sun Healthcare Group, Inc.............................................       Delaware                85-0410612
Sun Lane Purchase Corporation.........................................      New Mexico            [applied for]
Sunmark of New Mexico.................................................      New Mexico               85-0431051
SunQuest Consulting, Inc..............................................      New Mexico               85-0416094
Sunrise Healthcare of Colorado, Inc...................................       Colorado                84-1270639
Sunrise Healthcare of Florida, Inc....................................        Florida                74-2782684
Sunrise Healthcare Corporation........................................      New Mexico               85-0370802
Sunrise Rehab of Colorado, Inc........................................       Colorado                84-1270638
SunScript Pharmacy Corporation........................................      New Mexico               85-0406441
SunSolution, Inc......................................................       Delaware             [applied for]
SunSpectrum Outpatient Rehabilitation-Concord, Inc....................     Massachusetts             04-3175073
The Mediplex Group, Inc...............................................     Massachusetts             04-2803133
Valley View Psychiatric Services, Inc.................................       Colorado                84-1175509
Worcester Nursing Center, Inc.........................................     Massachusetts             04-3335449

                           SUN HEALTHCARE GROUP, INC.
                             CROSS-REFERENCE SHEET
       PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING LOCATION IN THE
            PROSPECTUS OF INFORMATION REQUIRED BY ITEMS IN FORM S-4

ITEM                                                                         LOCATION IN PROSPECTUS
--------------------------------------------------------  ------------------------------------------------------------
       1.  Forepart of the Registration Statement and
             Outside Front Cover Page of Prospectus.....  Facing Page of the Registration Statement; Cross Reference
                                                            Sheet; Outside Front Cover Page of Prospectus

       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.................................  Available Information; Incorporation of Certain Documents by
                                                            References; Outside Back Cover Page of Prospectus

       3.  Risk Factors, Ratio of Earnings to Fixed
             Charges and Other Information..............  Prospectus Summary; Risk Factors; Ratio of Earnings to Fixed
                                                            Changes Selected Consolidated Financial Data

       4.  Terms of the Transaction.....................  Prospectus Summary; Risk Factors; The Exchange Offer;
                                                            Description of New Notes; Plan of Distribution; Certain
                                                            Federal Income Tax Considerations

       5.  Pro Forma Financial Information..............  Not Applicable

       6.  Material Contracts With the Company Being
             Accepted...................................  Not Applicable

       7.  Additional Information Required for
             Reoffering by Persons and Parties Deemed to
             be Underwriters............................  Not Applicable

       8.  Interests of Named Experts and Counsel.......  Not Applicable

       9.  Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities................................  Not Applicable

      10.  Information with Respect to S-3
             Registrants................................  Prospectus Summary

      11.  Incorporation of Certain Information by
             Reference..................................  Available Information; Incorporation of Certain Documents by
                                                            Reference

      12.  Information with Respect to S-2 or S-3
             Registrants................................  Not Applicable

      13.  Incorporation of Certain Information by
             Reference..................................  Not Applicable

      14.  Information with Respect to Registrants Other
             Than S-3 or S-2 Registrants................  Not Applicable

ITEM                                                                         LOCATION IN PROSPECTUS
--------------------------------------------------------  ------------------------------------------------------------
      15.  Information with Respect to S-3 Companies....  Not Applicable

      16.  Information with Respect to S-2 or S-3
             Companies..................................  Not Applicable

      17.  Pro Forma Financial Information..............  Not Applicable

      18.  Information if Proxies, Consents or
             Authorization Are To Be Solicited..........  Not Applicable

      19.  Information if Proxies, Consents or
             Authorizations Are Not To Be Solicited or
             in an Exchange Offer.......................  Prospectus Summary; The Exchange Offer; Description of the
                                                            New Notes

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION -- DATED OCTOBER 10, 1997

PROSPECTUS

                           SUN HEALTHCARE GROUP, INC.
                                ---------------

    Offer to Exchange 9 1/2% Series B Senior Subordinated Notes due 2007, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 9 1/2% Series A Senior Subordinated Notes due 2007.

    The Exchange Offer will expire at 5:00 p.m., New York City time, on November , 1997, unless extended.

    The 9 1/2% Series B Senior Subordinated Notes due 2007 (the "New Notes") of Sun Healthcare Group, Inc. ("Sun" or the "Company"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal principal amount of outstanding 9 1/2% Series A Senior Subordinated Notes due 2007 (the "Old Notes"), of which $250,000,000 aggregate principal amount is outstanding as of the date hereof. The New Notes and the Old Notes are collectively referred to herein as the "Notes."

    Any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires,
which will be November   , 1997 (20 business days following the commencement of
the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date") will be accepted for exchange. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms of the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of July 8, 1997, among the Company, the Guarantors named therein (the "Guarantors") and Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, J.P. Morgan Securities, Inc. and NationsBanc Capital Markets, Inc. (the "Initial Purchasers"). Old Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer."

    The New Notes will be entitled to the benefits of the same Indenture (as defined herein) that governs the Old Notes and will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes do not contain terms with respect to the liquidated damages provisions and the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "The Exchange Offer" and "Description of New Notes."

                                                   (CONTINUED ON FOLLOWING PAGE)

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS PROSPECTUS.

                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE COMPANY WILL ACCEPT FOR EXCHANGE ANY AND ALL VALIDLY TENDERED PRIVATE
NOTES NOT WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER   ,
1997, UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF PRIVATE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF PRIVATE NOTES BEING TENDERED FOR EXCHANGE. PRIVATE NOTES MAY BE TENDERED ONLY IN INTEGRAL MULTIPLES OF $1,000. IN THE EVENT THE COMPANY TERMINATES THE EXCHANGE OFFER AND DOES

NOT ACCEPT FOR EXCHANGE ANY PRIVATE NOTES, THE COMPANY WILL PROMPTLY RETURN ALL PREVIOUSLY TENDERED PRIVATE NOTES TO THE HOLDERS THEREOF.

                           --------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1997

(CONTINUED FROM PREVIOUS PAGE)

    The New Notes will initially be represented by global notes in fully registered form and will be deposited with the Trustee as custodian for and registered in the name of a nominee of The Depository Trust Company (the "DTC"). Beneficial interests in the global notes will be shown on, and transfers thereof will be effected through, records maintained by the DTC and its participants.

    Interest is payable in cash semi-annually in arrears on January 1 and July 1 of each year commencing January 1, 1998. The New Notes will mature on July 1, 2007. On or after July 1, 2002, the Company may redeem the New Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, to the date of redemption. In addition, upon a Change of Control (as defined herein), each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase.

    The New Notes will be senior subordinated, unsecured, general obligations of the Company, and, as such, subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company. The New Notes will rank PARI PASSU with all existing and future senior subordinated indebtedness of the Company and will rank senior to all other existing and future subordinated indebtedness of the Company. The New Notes will be fully and unconditionally guaranteed on an unsecured, senior subordinated and joint and several basis (the "Guarantees") by all existing and future material Subsidiaries (as defined) of Sun other than the CareerStaff Companies (as defined herein) and the Foreign Companies (as defined herein) (collectively, the "Guarantors"), each of which is listed on Schedule A hereto. The New Notes will also be effectively subordinated to (i) all existing and future liabilities of the Company's subsidiaries which are not Guarantors and (ii) all existing and future Senior Debt of the Guarantors. As of June 30, 1997, the aggregate amount of indebtedness (excluding intercompany indebtedness) that effectively ranked senior to the New Notes and
the Guarantees was approximately $     million. As of June 30, 1997, after
giving effect to the Notes Offering (as defined herein), Mergers and the consumation of the Senior Credit Facilities (as defined herein) approximately
$    million of indebtedness ranking PARI PASSU in right of payment with the New
Notes and/or the Guarantees and $    million of indebtedness ranking subordinate
in right of payment to the New Notes and/or the Guarantees was outstanding. All of the Guarantors have guaranteed the Company's obligations under the Company's Senior Credit Facilities as have the CareerStaff Companies (which entities are not Guarantors).

    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Notes directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement or understanding with any person to participate in a distribution of such New Notes. By tendering the Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Notes acquired directly from the Company for its own account; (ii) any New Notes to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of the New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or

(CONTINUED FROM PREVIOUS PAGE)
understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that starting on the Expiration Date it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    The Company will not receive any proceeds from this offering. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    UNTIL JANUARY   , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS OFFERING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION THEREWITH. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    The Old Notes have been designated as eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages market. Prior to this Exchange Offer, there has been no public market for the New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. Sun does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes through The Nasdaq Stock Market's National Market or otherwise. The Initial Purchasers have previously made a market in the Old Notes and Sun has been advised that the Initial Purchasers currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchasers are not obligated, however, to make a market in the Old Notes or the New Notes and any such market making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected. See "Risk Factors -- Absence of a Public Market for the New Notes."

                                   SCHEDULE A

Accelerated Care Plus, L.L.C.
Bay Colony Health Service, Inc.
Bergen Eldercare, Inc.
Cal-Med, Inc.
Clipper Home Affiliates, Inc.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Community Re-Entry Services of Cortland, Inc.
G-WZ of Stamford, Inc.
Golan Healthcare Group, Inc.
Goodwin Nursing Home, Inc.
HC, Inc.
Hospital Therapy Service of Michigan, L.L.C.
Hospital Therapy Service of Texas, L.L.C.
HTA of New Jersey, Inc.
Langdon Place of Dover, Inc.
Langdon Place of Exeter, Inc.
Langdon Place of Nashua, Inc.
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Masthead Corporation
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex of Colorado, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Acquisition Corp.
New Bedford Nursing Center, Inc.
Nursing Home, Inc.
Oakview Treatment Centers of Kansan, Inc.
P.M.N.F Management, Inc.
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
Quality Care Holding Corp.

                              SCHEDULE A CONTINUED

Quality Nursing Care of Massachusetts, Inc.
SHG International Holding, Inc.
Special Medical Services, Inc.
Spofford Land, Inc.
Sun Alliance, Inc.
SunBridge, Inc.
Sun Care Corp.
SunCare Respiratory Services, Inc.
SunChoice Medical Supply, Inc.
Sundance Rehabilitation Corporation
SunFactors, Inc.
Sun Healthcare Group, Inc.
Sun Lane Purchase Corporation
Sunmark of New Mexico
SunQuest Consulting, Inc.
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc.
Sunrise Healthcare Corporation
Sunrise Rehab of Colorado, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
SunSpectrum Outpatient Rehabilitation-Concord, Inc.
The Mediplex Group, Inc.
Valley View Psychiatric Services, Inc.
Worcester Nursing Center, Inc.

                             AVAILABLE INFORMATION

    Sun is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission, including Sun. In addition, reports, proxy statements and other information concerning Sun may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Sun with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Notes offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Sun and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission (File No. 1-1204) are incorporated herein by reference:

    1. Sun Healthcare Group, Inc.'s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 1997 and June 30, 1997;

    2. Sun Healthcare Group, Inc.'s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996 filed April 30, 1997;

    3. Sun Healthcare Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    4. Sun Healthcare Group, Inc.'s Current Reports on Form 8-K filed February 14, 1997, February 24, 1997, March 28, 1997, April 14, 1997, May 30,
       1997, June 16, 1997, July 9, 1997 and August 26, 1997.

    All reports and any definitive proxy or information statements filed by Sun pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the New Notes offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents are available without charge to any person to whom a Prospectus is delivered, upon written or oral request of such person, Sun Healthcare Group, Inc., 101 Sun Lane, N.E., Albuquerque, New Mexico 87109, Attention: Secretary, telephone (505) 821-3355. In order to ensure
timely delivery of the documents, any request should be made by            ,
1997 [5 days before Expiration Date].

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH OR REFERRED TO UNDER THE HEADING "RISK FACTORS." OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS CONTAINED IN THIS PROSPECTUS, INCLUDING STATEMENTS AS TO FUTURE FINANCIAL PERFORMANCE, CONSTITUTE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PROSPECTUS, THE WORDS "BELIEVES," "ANTICIPATES," "INTENDS," "EXPECTS," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. SUN'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED OR REFERRED TO IN THE SECTION SET FORTH UNDER THE HEADING "RISK FACTORS." PROSPECTIVE PURCHASERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "SUN" OR THE "COMPANY" INCLUDE SUN HEALTHCARE GROUP, INC. AND ITS DIRECT AND INDIRECT SUBSIDIARIES.

                                  THE COMPANY

    Sun is a leading provider of high quality and cost efficient long-term, subacute and related specialty healthcare services. At June 30, 1997, Sun operated 183 long-term and subacute care facilities with 22,004 licensed beds in 21 states in the United States and 133 long-term care facilities with 7,632 beds in the United Kingdom. Sun also is a leading provider of ancillary services, including rehabilitation therapy, respiratory therapy, temporary therapy staffing services and pharmaceutical products and services. Sun provides these services to over 1,000 affiliated and nonaffiliated long-term and subacute care facilities in the United States.

    Sun's inpatient care facilities provide a broad range of healthcare services, including nursing care, subacute care, therapy and other specialized services such as care to patients with Alzheimer's disease. Sun's long-term and subacute care operations have experienced significant growth since Sun's inception in 1989, primarily from acquisitions of additional facilities. Sun believes its inpatient care operations provide it with a platform to expand its therapy and pharmaceutical businesses (which include dispensing pharmaceuticals for such purposes as infusion therapy, pain management, antibiotic therapy and parenteral nutrition) to affiliated and nonaffiliated long-term and subacute care facilities. Sun believes that its expertise in operating long-term and subacute care facilities enables it to provide its therapy and pharmaceutical services more effectively and efficiently than providers without such operating expertise.

    Sun believes it is one of the three largest providers of contract therapy in the United States, offering rehabilitation therapy through Sundance Rehabilitation Corporation ("Sundance") and respiratory therapy through SunCare Respiratory Services, Inc. ("SunCare"). At June 30, 1997, Sun provided therapy services to 1,012 facilities in 43 states, 844 of which were operated by nonaffiliated parties and 168 of which were affiliated facilities. As of June 30, 1997, Sun's contract therapy business had experienced compound annual revenue growth of 44% since 1994.

    Through CareerStaff Unlimited, Inc. ("CareerStaff"), the Company is a nationwide provider of temporary therapy staffing. CareerStaff provides licensed therapists skilled in the areas of physical, occupational and speech therapy primarily to hospitals and nursing home contract service providers. At June 30, 1997, Sun had 23 division offices providing temporary therapy staffing services in major metropolitan areas and eight division offices specializing in placements of temporary travelling therapists in smaller cities and rural areas.

    Through Sunscript Pharmacy Corporation ("Sunscript"), the Company operates 25 pharmacies and one pharmaceutical billing and consulting center which together provided pharmaceutical products and services to a total of 537 long-term and subacute care facilities in 23 states, 394 of which were nonaffiliated. Sunscript acquired or opened two pharmacies in two states in 1996 and seven pharmacies in seven states in the six months ended June 30, 1997. In addition, the Company operated twelve pharmacies in the United Kingdom at June 30, 1997.

    Sun completed two substantial acquisitions in the United Kingdom, making the Company the second largest operator of long-term care facilities in that market. In December 1996, Sun acquired APTA Healthcare PLC ("APTA"), which operated 32 facilities with 1,264 registered beds, for total consideration of approximately L13.7 million (approximately $24 million as of December 31, 1996). In January 1997, Sun acquired the 71% of Ashbourne PLC ("Ashbourne") that it did not already own for approximately L67 million (approximately $110 million as of the respective dates of payment) plus the assumption of approximately L88 million (approximately $147 million as of June 30, 1997) of Ashbourne's indebtedness. As of the date of acquisition, Ashbourne operated 49 facilities with 3,613 registered beds.

    The market for long-term care services is less developed in the United Kingdom than in the United States, and legislative changes in the early 1990s combined with undercapacity has led to the significant development of new long-term care facilities. Of the 133 facilities that Sun operated as of June 30, 1997 in the United Kingdom (including the 81 facilities previously operated by Ashbourne and APTA), five, fifteen and six were opened in 1995, 1996 and the first six months of 1997, respectively. Sun believes that the financial results of its United Kingdom operations will be enhanced as these newer facilities, as well as the nine additional facilities currently under development, mature and approach normal occupancy levels.

    The Company agreed in February 1997 to acquire Retirement Care Associates, Inc. ("Retirement Care"), which as of June 30, 1997 operated 111 skilled nursing facilities and assisted living centers to be acquired by Sun. Retirement Care also owns (and Sun would acquire) approximately 65% of Contour Medical, Inc. ("Contour"), a national provider of medical/surgical supplies. The amended terms of the merger (the "RCA Merger") provide for a purchase price of approximately $178 million in Common Stock (based upon the closing price of the Common Stock
as of August 25, 1997) and the assumption of approximately $    million of
indebtedness. Retirement Care recently restated its fiscal 1997 financial statements for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997, resulting in an aggregate reduction of pre-tax income of approximately $13.5 million for the first nine months of its fiscal 1997. The Company expects that the RCA Merger will be accounted for as a pooling of interests. Sun has also agreed to acquire the remaining 35% of Contour not presently owned by Retirement Care for approximately $35 million, payable in Common Stock or cash, at the option of Sun (the "Contour Merger"). The Company believes that the acquisition of Retirement Care will enable it to establish a strong market position in the southeastern United States for its long-term care operations and provide an opportunity to expand its ancillary services business in that region. In addition, the Company believes that the acquisition of Contour will add significant market share to the Company's medical/surgical supply business. While there can be no assurance that either the RCA Merger or the Contour Merger will be consummated, these mergers are currently expected to close during the fourth quarter of 1997.

    On July 8, 1997, the Company issued the $250 million aggregate principal amount of Series A 9 1/2% Senior Subordinated Notes due 2007 being offered for exchange hereby. The net proceeds from the sale were used to reduce outstanding borrowings under the Company's prior $490 million revolving credit facility (the "Old Credit Facility").

    On October 8, 1997, Sun announced that it had completed the acquisition (the "Regency Merger") of Regency Health Services, Inc. ("Regency"), an operator of skilled nursing facilities and a diversified provider of rehabilitation therapy, institutional pharmacy and home health services, for approximately $625 million, including approximately $367 million in cash (approximately $22.00 per

Regency share) and the assumption or refinancing of approximately $258 million of Regency's indebtedness.

    Pursuant to the Regency Merger, Sun acquired 110 long-term care facilities with 11,440 beds, 26 outpatient rehabilitation therapy clinics (23 of which have health service locations) and eight institutional pharmacies. As of June 30, 1997, Regency had rehabilitation therapy contracts with 202 facilities and pharmacy contracts with 164 facilities.

    Sun financed the Regency Merger as well as the repayment of Sun's outstanding borrowings under Sun's Old Credit Facility through borrowings under a new $1.2 billion credit facility (the "Senior Credit Facilities"). In connection with the Regency Merger, Sun also acquired in a tender offer $160 million of Regency's subordinated debt, which was subsequently retired.

    In July 1997, Sun acquired 68.5% of the equity of Eurosar, S. A. ("Eurosar"), a privately owned nursing home operator in Spain, for approximately $12 million in cash. At June 30, 1997, Eurosar operated seven nursing homes with 1,426 licensed beds.

    In August 1997, Sun acquired 38% of the equity of Alpha Healthcare Limited ("Alpha"), a publicly held acute care provider in Australia, for approximately $12 million in cash. At June 30, 1997, Alpha operated six facilities with 361 licensed beds.

    The Company's principal executive offices are located at 101 Sun Lane, N.E., Albuquerque, New Mexico 87109, and its telephone number at such address is (505) 821-3355. The Company maintains a Web site at http://www.sunh.com.

                               THE EXCHANGE OFFER

Registration Rights
  Agreement................... The Old Notes were issued on July 8, 1997 to the
                              Initial Purchasers. The Initial Purchasers placed
                              the Old Notes with institutional investors. In
                              connection therewith, the Company and the Initial
                              Purchasers entered into the Registration Rights
                              Agreement, providing, among other things, for the
                              Exchange Offer. See "The Exchange Offer."

The Exchange Offer............ New Notes are being offered in exchange for an equal principal amount of Old Notes. As of the
                              date hereof, $250,000,000 aggregate principal
                              amount of Old Notes are outstanding. Old Notes may
                              be tendered only in integral multiples of $1,000.

Resale of New Notes........... Based on interpretations by the staff of the
                              Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement or understanding with any person to participate in a distribution of such New Notes. By tendering the Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) or a broker-dealer tendering Old Notes acquired directly from the Company for its own account;
                              (ii) any New Notes to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of the New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in

                              connection with any such resale. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Rights
                              Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Notes to trade the New Notes without any restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure to
  Exchange Old Notes.......... Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Notes who do
                              not exchange their Old Notes for New Notes in the
                              Exchange Offer will no longer be entitled to
                              registration rights and will not be able to offer
                              or sell their Old Notes, unless such Old Notes are
                              subsequently registered under the Securities Act
                              (which, subject to certain limited exceptions, the
                              Company will have no obligation to do), except
                              pursuant to an exemption from, or in a transaction
                              not subject to, the Securities Act and applicable
                              state securities laws. See "Risk Factors --
                              Consequences of Failure to Exchange" and "The
                              Exchange Offer -- Terms of the Exchange Offer."

Expiration Date............... 5:00 p.m., New York City time, on November   ,
                              1997 (20 business days following the commencement
                              of the Exchange Offer), unless the Exchange Offer
                              is extended, in which case the term "Expiration
                              Date" means the latest date and time to which the
                              Exchange Offer is extended.

Interest on the New Notes..... The New Notes will accrue interest at the applicable per annum rate set forth on the cover
                              page of this Prospectus, from the last date on
                              which interest was paid on the Old Notes
                              surrendered in exchange therefor or, if no
                              interest has been paid, from the Issue Date of
                              such Old Notes Interest on the New Notes is
                              payable on January 1 and July 1 of each year.

Conditions to the Exchange
  Offer....................... The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being
                              tendered for exchange. However the Exchange Offer
                              is subject to customary conditions, which may be
                              waived by the Company. See "The Exchange Offer --
                              Conditions." Except for the requirements of
                              applicable federal and state securities laws,
                              there are no federal or state regulatory
                              requirements to be complied with or obtained by
                              the Company in connection with the Exchange Offer.

Procedures for Tendering Old
  Notes....................... Each holder of Old Notes (other than certain members of the Automated Tendering Offering
                              Program ("ATOP") at the Depository Trust Company
                              who choose to use ATOP) wishing to accept the
                              Exchange Offer must complete, sign and date the
                              Letter of Transmittal, or a facsimile thereof, in
                              accordance with the instructions contained herein
                              and therein, and mail or otherwise deliver such
                              Letter of Transmittal, or such facsimile, together
                              with the Old Notes to be exchanged and any other
                              required documentation to the Exchange Agent (as
                              defined herein) at the address set forth herein or
                              effect a tender of Old Notes pursuant to the
                              procedures for book-entry transfer as provided for
                              herein. See "The Exchange Offer -- Procedures for
                              Tendering" and "-- Book Entry Transfer."

Guaranteed Delivery
  Procedures.................. Holders of Old Notes who wish to tender their Old
                              Notes and whose Old Notes are not immediately
                              available or who cannot deliver their Old Notes
                              and a properly completed Letter of Transmittal or
                              any other documents required by the Letter of
                              Transmittal to the Exchange Agent prior to the
                              Expiration Date may tender their Old Notes
                              according to the guaranteed delivery procedures
                              set forth in "The Exchange Offer -- Guaranteed
                              Delivery Procedures."

Withdrawal Rights............. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the
                              Expiration Date. To withdraw a tender of Old
                              Notes, a written or facsimile transmission notice
                              of withdrawal must be received by the Exchange
                              Agent at its address set forth herein under "The
                              Exchange Offer -- Exchange Agent" prior to 5:00
                              p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and
  Delivery of New Notes....... Subject to certain conditions, any and all Old
                              Notes that are properly tendered in the Exchange
                              Offer prior to 5:00 p.m., New York City time, on
                              the Expiration Date will be accepted for exchange.
                              The New Notes issued pursuant to the Exchange
                              Offer will be delivered promptly following the
                              Expiration Date. See "The Exchange Offer -- Terms
                              of the Exchange Offer."

Certain Tax Considerations.... The exchange of New Notes for Old Notes should not be a sale or exchange or otherwise a taxable event
                              for Federal income tax purposes. See "Certain U.S.
                              Federal Income Tax Consequences."

Exchange Agent................ First Trust National Association is serving as exchange agent (the "Exchange Agent") in
                              connection with the Exchange Offer.

Fees and Expenses............. All expenses incident to the Company's consummation of the Exchange Offer and compliance
                              with the Registration Rights Agreement will be
                              borne by the Company. See "The Exchange Offer --
                              Fees and Expenses."

Use of Proceeds............... There will be no cash proceeds payable to Sun from the issuance of the New Notes pursuant to the
                              Exchange Offer. The proceeds from the sale of the
                              Old Notes were used to repay amounts outstanding
                              under the Old Credit Facility (as defined), which
                              may be subsequently reborrowed. See "Use of
                              Proceeds."

                         SUMMARY OF TERMS OF NEW NOTES

    The Exchange Offer relates to the exchange of up to $250,000,000 aggregate principal amount of Old Notes for up to an equal aggregate principal amount of New Notes. The New Notes will be entitled to the benefits of the same Indenture that governs the Old Notes and will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes do not contain terms with respect to liquidated damages provisions and the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of New Notes."

Maturity Date.....................  July 1, 2007.

Interest Payment Dates............  January 1 and July 1, commencing on January 1, 1998.

Mandatory Redemption..............  None.

Optional Redemption...............  The New Notes may not be redeemed prior to July 1, 2002.
                                    At any time on or after July 1, 2002, the New Notes may
                                    be redeemed for cash at the option of Sun, in whole or
                                    in part, at the redemption prices set forth herein, plus
                                    accrued and unpaid interest and Liquidated Damages, if
                                    any, to the date of redemption, in a manner set forth in
                                    "Description of New Notes -- Optional Redemption."

Change of Control.................  Upon a Change of Control, each holder of New Notes will have the right to require Sun to repurchase all or any
                                    part of such holder's New Notes for cash at 101% of the
                                    principal amount thereof, plus accrued and unpaid
                                    interest and Liquidated Damages, if any, to the date of
                                    repurchase. The terms of certain of Sun's indebtedness
                                    require that Sun repay or refinance such indebtedness in
                                    the event of a "change of control," as defined therein.
                                    Such change of control provisions may be triggered under
                                    such indebtedness prior to the occurrence of a Change of
                                    Control with respect to the New Notes, thereby requiring
                                    that such indebtedness be repaid or refinanced prior to
                                    Sun repurchasing any New Notes upon the occurrence of a
                                    Change of Control. There can be no assurance that Sun
                                    will have the financial resources to repurchase the New
                                    Notes in the event of a Change of Control. See
                                    "Description of New Notes -- Repurchases at the Option
                                    of Holders -- Change of Control."

Ranking...........................  The New Notes will be senior subordinated, unsecured, general obligations of Sun, and, as such, subordinated
                                    in right of payment to all existing and future Senior
                                    Debt of Sun. The New Notes will rank PARI PASSU with all
                                    existing and future senior subordinated indebtedness of
                                    Sun and will rank senior to all other existing and
                                    future subordinated indebtedness of Sun. The Guarantees
                                    will be senior subordinated, unsecured, general
                                    obligations of the Guarantors. The New Notes will also
                                    be effectively subordinated to (i) all existing and
                                    future liabilities of Sun's subsidiaries which are not
                                    Guarantors and (ii) all existing and future Senior Debt
                                    of the Guarantors. As of June 30, 1997, after giving
                                    effect to the Notes Offering, Mergers and the
                                    consummation of the Senior Credit Facilities, the
                                    aggregate amount of indebtedness (excluding intercompany
                                    indebtedness) that effectively ranked senior to the New
                                    Notes and the Guarantees was approximately $   million
                                    (substantially all of which was secured) and assuming
                                    Sun acquires the remaining 35% of Contour for Common
                                    Stock). As of June 30, 1997, after giving effect to the
                                    Notes Offering, Mergers and consummation of the Senior
                                    Credit Facilities, approximately $   million of
                                    indebtedness ranking PARI PASSU in right of payment with
                                    the New Notes and/or the Guarantees and $   million of
                                    indebtedness ranking subordinate in right of payment to
                                    the New Notes and/or the Guarantees was outstanding
                                    (assuming Sun acquires the remaining 35% of Contour for
                                    Common Stock). All of the Guarantors and the CareerStaff
                                    Companies (which entities are not Guarantors) have
                                    guaranteed the Company's obligations under the Company's
                                    Senior Credit Facilities.

Certain Covenants.................  The indenture governing the New Notes (the "Indenture")
                                    will contain certain covenants, including, but not
                                    limited to, covenants limiting: (i) the incurrence by
                                    Sun and its Subsidiaries of additional indebtedness and
                                    the issuance of preferred stock; (ii) the payment of
                                    dividends on and the redemption of capital stock by Sun;
                                    (iii) the creation of liens securing indebtedness; (iv)
                                    restrictions on the ability of Subsidiaries to pay
                                    dividends or make other restricted payments; (v)
                                    transactions with affiliates; (vi) certain sales of
                                    assets; (vii) the ability of Sun to engage in certain
                                    businesses; and (viii) Sun's ability to consolidate or
                                    merge with or into, or to transfer all or substantially
                                    all of its assets to, another person. See "Description
                                    of New Notes -- Certain Covenants."

                                  RISK FACTORS

    Prospective purchasers of the New Notes should carefully review the information contained and incorporated by reference in this Prospectus and should particularly consider the following matters:

FINANCIAL RESULTS SUBJECT TO FLUCTUATION

    The Company's financial results may fluctuate on a quarterly basis as a result of a number of factors, including the factors described in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Effects from Changes in Reimbursement" in Sun's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997. A material shortfall in revenue or increase in expenses in a given quarter or for longer periods, or a delayed or unrealized ability to achieve synergies from acquisitions, could have a material adverse effect on the Company's financial condition and results of operations.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

    Sun has substantial indebtedness. As of June 30, 1997, after giving pro forma effect to the issuance of the $250 million of Notes (the "Notes Offering") and the application of the net proceeds therefrom as described in "Use of Proceeds," Sun would have had on a consolidated basis approximately $896.1 million of indebtedness and approximately $608.4 million of stockholders' equity. After giving effect to the Notes Offering, the Mergers, Sun would have
had outstanding approximately $     million of indebtedness and approximately
$   million of stockholders' equity (assuming Sun acquires the remaining 35% of
Contour for Common Stock). After giving pro forma effect to the Notes Offering, the Mergers and the consummation of the Senior Credit Facilities, Sun would have
had the ability to borrow approximately an additional $   million under the
Senior Credit Facilities as of June 30, 1997 (assuming Sun acquires the remaining 35% of Contour for Common Stock). See "Business -- Acquisitions" in Sun's Annual Report on Form 10-K for the year ended December 31, 1996.

    At June 30, 1997, Sun had outstanding commitments for construction and development costs of approximately $28.1 million in the United States and approximately L17.2 million (approximately $28.6 million as of June 30, 1997) in the United Kingdom. Sun also expects to loan up to $47.0 million (of which approximately $23.5 million had been funded as of June 30, 1997) for the development, construction and operation of assisted living facilities. Any such advances are expected to be funded by borrowings under the Senior Credit Facilities and will be subject to certain conditions, including the approval of each project by Sun. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in Sun's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

    The degree to which Sun is leveraged could have important consequences to holders of the Notes, including, but not limited to, the following: (i) a substantial portion of Sun's cash flow from operations will be required to be dedicated to debt service and will not be available for other purposes, including acquisitions; (ii) Sun's ability to obtain additional financing in the future could be limited; (iii) certain of Sun's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (iv) the indenture with respect to the Notes, the Senior Credit Facilities and the United Kingdom revolving credit facilities generally contain or will contain financial and restrictive covenants that limit the ability of Sun to, among other things, borrow additional funds, dispose of assets or pay cash dividends. See "Risks Associated with the Senior Credit Facilities." Failure by Sun to comply with such covenants could result in an event of default which, if not cured or waived, would have a material adverse effect on Sun. The degree to which Sun is leveraged could also prevent it from repurchasing all Notes tendered to it upon the occurrence of a Change of Control. See "Description of the New Notes." In addition, the Company's future capital requirements will depend on many factors, including the Company's working capital needs, the costs associated with the Mergers, if consummated, and in particular, the timing and extent to which the Company implements its acquisition strategy. Accordingly, the Company expects that it may raise additional equity or debt financing in the future. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to holders of Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in Sun's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

HOLDING COMPANY STRUCTURE; EFFECTS OF ASSET ENCUMBRANCES

    Sun is a holding company and, accordingly, the New Notes will be effectively subordinated to all existing and future liabilities of the non-Guarantor subsidiaries. Sun's cash flow and, consequently, its ability to service debt, including the New Notes, is dependent upon the earnings of its subsidiaries and the payment of funds by those subsidiaries to Sun in the form of loans, dividends or otherwise. The New Notes are guaranteed on a subordinated, unsecured basis by the Guarantors, and as a result, should Sun fail to satisfy any payment obligation under the New Notes, the holders would have a direct claim therefor against the Guarantors. However, the Guarantors are obligors with respect to substantial indebtedness, including in their capacity as guarantors under the Senior Credit Facilities on a senior basis, and the capital stock of the Guarantors is pledged to secure amounts borrowed thereunder. Accordingly, there may be insufficient assets remaining after payment of senior and/or secured claims to pay amounts due on the New Notes. Sun's non-Guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes or to make funds available therefor, whether in the form of loans, dividends or otherwise. The Indenture will permit Sun and its subsidiaries (including non-Guarantor subsidiaries) to incur additional indebtedness (subject to certain restrictions). See "Description of New Notes." Any right of Sun to participate in any distribution of the assets of any of the non-Guarantor subsidiaries upon the liquidation, reorganization or insolvency of such subsidiary (and the consequent right of the holders of the New Notes to participate in the distribution of those assets) will be subject to the claims of creditors (including trade creditors) and preferred stockholders, if any, of such non-Guarantor subsidiary, except to the extent that Sun has a claim against such non-Guarantor subsidiary as a creditor of such non-Guarantor subsidiary. Moreover, the payment of dividends and the making of loan advances to Sun by its subsidiaries are subject to restrictive covenants in agreements entered into by certain of such subsidiaries and may be restricted upon an event of default thereunder.

SUBORDINATION

    The New Notes will be unsecured senior subordinated obligations of Sun and, as such, will be subordinated to all existing and future Senior Debt of Sun and its subsidiaries, including borrowings under the Senior Credit Facilities. The New Notes will also be effectively subordinated to all secured indebtedness of either Sun or any of its subsidiaries to the extent of the assets secured by such indebtedness. As of June 30, 1997, after giving effect to the Notes Offering, Mergers and the consummation of the Senior Credit Facilities, the aggregate amount of indebtedness (excluding intercompany indebtedness) that would have effectively ranked senior to the New Notes and the Guarantees was
approximately $   million (assuming Sun acquires the remaining 35% of Contour for Common Stock). As of June 30, 1997, after giving effect to the Notes Offering, Mergers and the consummation of the Senior Credit Facilities,
approximately $   million of indebtedness ranking PARI PASSU in right of payment
with the Notes and/or the Guarantees and $   million of indebtedness ranking
subordinate in right of payment to the New Notes and/or the Guarantees was outstanding (assuming Sun acquires the remaining 35% of Contour for Common Stock). In addition, after giving pro forma effect to the Notes Offering, the Mergers and the consummation of the Senior Credit Facilities, Sun would have had
the ability to borrow approximately an additional $   million under the Senior
Credit Facilities as of June 30, 1997 (assuming Sun acquires the remaining 35% of Contour for Common Stock). See "Business -- Acquisitions" in Sun's Annual Report on Form 10-K for the year ended December 31, 1996.

    The Company may not pay principal of, premium, if any, or interest on or other amounts owing in respect of the New Notes, make any deposit pursuant to any defeasance provisions or repurchase, redeem or otherwise retire the New Notes if certain Senior Debt is not paid when due or any other default on such Indebtedness occurs and the maturity of such Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Indebtedness has been paid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to such Indebtedness, the Company may not make any payments on the New Notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been paid in full. See "Description of New Notes -- Subordination."

LIMITATIONS ON REPURCHASE OF NEW NOTES UPON CHANGE OF CONTROL

    Upon a Change of Control, each holder of New Notes will have certain rights to require Sun to repurchase all or a portion of such holder's New Notes. See "Description of New Notes." If a Change of Control were to occur, there can be no assurance that Sun would have sufficient funds to pay the repurchase price for all New Notes tendered by the holders thereof. In addition, a change of control would constitute a default under the Senior Credit Facilities and is otherwise restricted by the Senior Credit Facilities and may be prohibited or limited by, or create an event of default under, the terms of other agreements relating to borrowings which the Company may enter into from time to time, including other agreements relating to secured indebtedness. If Sun's obligations under the Senior Credit Facilities were accelerated due to a default thereunder, the lenders thereunder would have a priority claim on the proceeds from the sale of the collateral securing the Senior Credit Facilities. See "-- Holding Company Structure; Effects of Asset Encumbrances" and "-- Subordination."

    In addition, the Change of Control purchase feature of the New Notes may make more difficult or discourage a takeover of Sun and, thus, the removal of incumbent management. The Change of Control purchase feature resulted from negotiations between Sun and the Initial Purchasers and is not the result of management's knowledge of any specific effort to obtain control of Sun by means of accumulating shares of common stock of Sun or by means of a merger, tender offer, solicitation or otherwise or part of a plan by management to adopt a series of anti-takeover provisions.

FRAUDULENT TRANSFER RISKS

    The obligations of Sun under the New Notes may be subject to review under state or Federal fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of Sun. Under those laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of Sun, such as a trustee in bankruptcy or Sun as debtor in possession were to find that at the time Sun issued the Notes, it either (i) was insolvent, (ii) was rendered insolvent,
(iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iv) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, such court could avoid the Notes and Sun's obligations thereunder, and direct the return of any amounts and thereunder to Sun or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), the court could avoid the Notes and direct such repayment if it found that such Notes were issued with actual intent to hinder, delay, or defraud Sun's creditors.

    Sun's obligations under the Notes will be guaranteed by the Guarantors, and the Guarantees may also be subject to review under Federal or state fraudulent transfer law. If a court were to determine that at the time a Guarantor became liable under its Guarantee, it satisfied any of clauses (i) through (iv) in the foregoing paragraph, or if such Guarantee was incurred with actual intent to hinder, delay or defraud such Guarantor's creditors, the court could avoid the Guarantee and direct the repayment of amounts paid thereunder.

    To the extent any Guarantees were avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the New Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of Sun and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the New Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the New Notes relating to any voided portions of any of the Guarantees.

    The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

ABSENCE OF A PUBLIC MARKET FOR THE NEW NOTES

    Prior to the Exchange Offer, there has been no public market for the New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. Sun does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on The Nasdaq Stock Market's National Market or otherwise. Sun has been advised by the Initial Purchasers that they currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the New Notes Offering. The Initial Purchasers are not obligated, however, to make a market in the Old Notes or the New Notes, and any such market making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected.

                                USE OF PROCEEDS

    There will be no cash proceeds payable to Sun from the issuance of the New Notes pursuant to the Exchange Offer. The proceeds from the sale of the Old Notes were used to repay borrowings under the Old Credit Facility.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. The Company to date has not issued Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are unchanged from the ratios presented here.

                                                                                YEAR ENDED DECEMBER 31,
                                                                 -----------------------------------------------------
                                                                   1992       1993       1994       1995       1996
                                                                 ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges.............................       1.92       3.34       1.76       1.15       1.64

                                                                  SIX MONTHS
                                                                     ENDED
                                                                   JUNE 30,
                                                                 -------------
                                                                     1997
                                                                 -------------
Ratio of earnings to fixed charges.............................         2.00

    The computation of the ratio of earnings to fixed charges is based on applicable amounts of Earnings of the Company and its consolidated subsidiaries plus dividends received from less than fifty percent owned affiliates. "Earnings" consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, including amounts capitalized, amortization of debt discount and expense, an estimated amount of rental expense that it deemed to be representative of the interest factor and other interest charges.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents: (i) selected consolidated historical financial data for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 derived from Sun's audited Consolidated Financial Statements; and (ii) selected consolidated historical financial data for the six months ended June 30, 1996 and 1997 derived from Sun's unaudited Consolidated Financial Statements. Semi-annual results may not be indicative of results for the full year. The data for the periods presented are not necessarily comparable because of acquisitions made throughout those periods. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sun's Quarterly Report on Form 10-Q for the three months ending June 30, 1997, and Sun's Consolidated Financial Statements and the notes thereto included elsewhere herein.

                                                                                               SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                         JUNE 30,
                                   --------------------------------------------------------  --------------------
                                     1992       1993        1994        1995        1996       1996       1997
                                   ---------  ---------  ----------  ----------  ----------  ---------  ---------
                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total net revenues...............  $ 135,733  $ 230,815  $  673,354  $1,135,508  $1,316,308(1) $ 645,744 $ 846,181
Costs and expenses:
  Operating......................    107,490    178,712     509,036     855,766   1,016,155    488,568    634,115
  Rent...........................     10,898     15,578      43,626      73,727      91,666     43,294     60,672
  Corporate general and
    administrative...............      7,425     10,675      31,633      51,468      62,085     29,177     39,446
  Provision for losses on
    accounts receivable..........      1,010      1,265      27,632(2)     14,623(2)     14,970(2)     2,463     6,773
  Interest, net..................        925        341      10,548      21,829      25,899     12,911     25,486
  Special charges................     --         --           2,275(3)     18,567(4)     19,250(5)    --    --
  Impairment loss................     --         --          --          59,000(6)     --       --         --
  Depreciation and
    amortization.................        727      1,534      11,797      27,734      33,817     16,489     24,347
                                   ---------  ---------  ----------  ----------  ----------  ---------  ---------
    Total costs and expenses.....    128,475    208,105     636,547   1,122,714   1,263,842    592,902    790,839
                                   ---------  ---------  ----------  ----------  ----------  ---------  ---------
Earnings before pro forma income
  taxes and extraordinary loss...      7,258     22,710      36,807      12,794      52,466     52,842     55,342
Pro forma income taxes(7)........      2,885      9,247      17,246      33,362      30,930     21,137     21,583
                                   ---------  ---------  ----------  ----------  ----------  ---------  ---------
Pro forma earnings (loss) before
  extraordinary loss(7)..........      4,373     13,463      19,561     (20,568)     21,536     31,705     33,759
Extraordinary loss...............     --         --          --          (3,413 (8)     --      --         --
                                   ---------  ---------  ----------  ----------  ----------  ---------  ---------
Pro forma net earnings
  (loss)(7)......................  $   4,373  $  13,463  $   19,561  $  (23,981) $   21,536  $  31,705  $  33,759
                                   ---------  ---------  ----------  ----------  ----------  ---------  ---------
                                   ---------  ---------  ----------  ----------  ----------  ---------  ---------

                                                         DECEMBER 31,                         JUNE 30,
                                   --------------------------------------------------------  ----------
                                     1992       1993        1994        1995        1996        1997
                                   ---------  ---------  ----------  ----------  ----------  ----------
                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital..................  $   2,057  $  45,451  $  197,150  $  237,147  $  211,582  $  211,050
Total assets.....................     27,760    110,488   1,054,223   1,042,503   1,229,426   1,604,187
Long-term debt, net of current
  portion........................      1,365     11,967     398,534     348,460     483,453     772,021
Stockholders' equity.............      8,232     70,361     550,449     569,042     572,137     608,376

------------------------------

(1) In the fourth quarter of 1996, the Company recorded negative revenue adjustments totaling approximately $23.0 million resulting from changes in accounting estimates of amounts realizable from third party payors. These changes in accounting estimates primarily arose out of the cost reporting settlement process in that quarter, including the settlement of outstanding Medicare cost reports and the results of Medicare and Medicaid cost report audits. Approximately $19.4 million of the adjustments related to changes in estimates of the settlement of prior years' cost reports (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sun's Quarterly Report on Form 10-Q for the three months ending June 30, 1997, and Note 1(d) to Sun's Consolidated Financial Statements included elsewhere herein).

(2) In 1994, the provision for losses on accounts receivable reflects the write-off of $23.4 million of receivables of Mediplex that existed at the time of its June 1994 acquisition by Sun. These receivables were impaired as of the fourth quarter of 1994 or earlier. In 1995, an additional $7.6 million of Mediplex accounts receivable were written off, of which $3.5 million represented accounts receivable existing at the date of acquisition. In 1996, Sun recorded an additional provision for losses on accounts receivable of $6.6 million related primarily to its Mediplex facilities (see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sun's Quarterly Report on Form 10-Q for the three months ending June 30, 1997).

(3) Reflects a charge in connection with the payment of an inducement fee to effect the conversion in August 1994 of $24.4 million of Sun's 6 1/2% Convertible Subordinated Debentures.

(4) Includes (i) $5.8 million of transaction-related merger costs incurred in connection with the mergers of Sun with CareerStaff and SunCare (see Note
    (2) to Sun's Consolidated Financial Statements included elsewhere herein),
    (ii) $4.0 million of costs related to averting a strike and negotiating new contracts for certain unionized nursing homes in Connecticut, (iii) a charge of $5.5 million related to monitoring and responding to the OIG investigation and legal fees resulting from shareholder litigation related to the announcement of the OIG investigation and (iv) a charge of $3.3 million in connection with the payment of an inducement fee to effect the conversion in January 1995 of $39.4 million of Sun's 6 1/2% Convertible Subordinated Debentures.

(5) Includes (i) a $24.0 million charge recognized by Sun to settle certain of the lawsuits brought by shareholders, (ii) $9.0 million received from Sun's director and officer insurance carrier in connection with such settlement (see Note 14 to Sun's Consolidated Financial Statements included elsewhere herein) and (iii) $4.3 million of additional expenses related to monitoring and responding to the continuing OIG investigation and responding to the remaining shareholder litigation related to the announcement of the OIG investigation.

(6) The $59.0 million impairment loss recorded by Sun primarily relates to goodwill associated with six of the forty facilities acquired in the acquisition of Mediplex (see Note 1(g) to Sun's Consolidated Financial Statements included elsewhere herein).

(7) There was no provision for Federal or state income taxes in Sun's Consolidated Financial Statements for certain entities that subsequently became subsidiaries of Sun that had elected S corporation status prior to incorporation as C corporations. Net earnings (loss) for the years ended December 31, 1992, 1993, 1994 and 1995 reflect pro forma Federal and state income taxes that these entities would have been subject to and liable for as C corporations prior to each of the entities' termination of their S corporation status.

(8) Reflects an extraordinary charge of $3.4 million (net of related tax benefit) in connection with the tender offer for Sun's 11 3/4% of Senior Subordinated Notes (see Note 6 to Sun's Consolidated Financial Statements included elsewhere herein).

                               THE EXCHANGE OFFER

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."

TERMS OF THE EXCHANGE OFFER

GENERAL

    In connection with the issuance of the Old Notes pursuant to a Purchase Agreement dated as of July 1, 1997, between the Company and the Initial Purchasers, the Initial Purchasers and its respective assignees became entitled to the benefits of the Registration Rights Agreement.

    Under the Registration Rights Agreement, the Company and the Guarantors will, at Sun's cost (i) within 90 days after the date of the original issuance of the Notes (the "Issue Date") file a registration statement of which this Prospectus is a part under the Securities Act (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for New Notes, which will have terms substantially identical in all material respects to the Notes (except that such New Notes will not contain terms with respect to transfer restrictions and the identity of the Guarantors may change in accordance with the terms of the Indenture) and (ii) use reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. Promptly after the Exchange Offer Registration Statement is declared effective, Sun and the Guarantors will offer New Notes in exchange for properly tendered Old Notes. Sun and the Guarantors will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of such Exchange Offer is mailed to the Holders. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Notes of the same class will be issued in exchange for an equal principal amount of outstanding Old Notes accepted in the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter
of Transmittal, is being sent to all registered holders as of November   , 1997.
The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."

    Old Notes shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

    Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes, or any broker-dealer who purchased the Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be entitled to rely on the interpretations of the staff of the Commission set forth in the above-referenced no-action letters, (ii) will not be entitled to tender its Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to any exemption from such requirements.

    Each Holder who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of Sun, or if it is an affiliate of Sun, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, if the Holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the Holder is a broker-dealer (a "Participating Broker-Dealer") that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to such New Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes.

    In the event that any change in law or in the applicable interpretations of the staff of the Commission do not permit Sun and the Guarantors to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 225 days of the Issue Date, Sun and the Guarantors will, at Sun's expense, (a) within 60 days after such filing obligation arises, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), (b) use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 60 days after such filing occurs and (c) use reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of 24 months following the Issue Date and such time as all of the Notes covered by the Shelf Registration Statement have been sold thereunder, or otherwise cease to be Transfer Restricted Securities (as defined in the Registration Rights Agreement). Sun will, in the event a Shelf Registration Statement is required to be filed, provide to each Holder copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder who sells Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification and contribution rights and obligations). In addition, each holder of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and to benefit from the provisions regarding Liquidated Damages set forth in the following paragraph.

    If (a) the Shelf Registration Statement that is required to be filed as described above is not filed on or before the date specified for such filing,
(b) any registration statement filed in accordance with the above is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) an Exchange Offer Registration Statement becomes effective, and Sun and the Guarantors fail to consummate the Exchange Offer within 45 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then Sun will pay liquidated damages ("Liquidated Damages") to each Holder, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of the Notes held by such Holder. Upon a Registration Default, Liquidated Damages will accrue at the rate specified above until such Registration Default is cured and the amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.25 per week per $1,000 principal amount of Notes (regardless of whether one or more than one Registration Default is outstanding). All accrued Liquidated Damages will be paid by Sun on each Interest Payment Date to the Holders by wire transfer of immediately available funds or by mailing checks to their registered addresses if such accounts have not been specified.

    Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Notes who do not exchange their Old Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Consequences of Failure to Exchange."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The term "Expiration Date" shall mean November   , 1997 (20 business days
following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by February 18, 1998, the Company may be obligated to pay Liquidated Damages. See "-- General."

    In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Old Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

    The Company reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

    Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

    The New Notes will accrue interest at the applicable per annum rate from the last date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the Issue Date of such Old Notes. Interest on the New Notes is payable on January 1 and July 1 of each year commencing January 1, 1998.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal (or ATOP ticket if applicable), or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

    The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Notes.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly tendered will be accepted, promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Old Notes. See "-- Conditions" below. For purposes of the Exchange Offer, Old Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or ATOP ticket, if applicable) and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (if ATOP is not used) or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with. ATOP is only available to members thereof who are not tendering pursuant to guaranteed delivery procedures set forth in "-- Guaranteed Delivery Procedures."

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the Old Notes desires to tender such Old Notes, and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

    Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes) and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, Old Notes will not be required to be accepted for exchange, nor will New Notes be issued in exchange for any Old Notes, and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer. The Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Notes from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Notes to be received by such holder or holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

    First Trust National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                  By Mail:                                       By Hand:
      First Trust National Association               First Trust National Association
             First Trust Center                             First Trust Center
            180 East Fifth Street                          180 East Fifth Street
          St. Paul, Minnesota 55101                          Bond-Drop Window
                                                         St. Paul, Minnesota 55101

                                Attention: Therese Linscheid
                                 Telephone: (612) 244-1234
                                 Facsimile: (612) 244-1537

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

    The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

    The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                            DESCRIPTION OF NEW NOTES

    The Old New Notes were issued, and the New Notes offered hereby will be issued under an indenture dated as of July 8, 1997 (the "Indenture") between the Company, as issuer, the Guarantors and First Trust National Association, as trustee (the "Trustee"), a copy of the form of which is available from the Trustee. The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein. For definitions of certain capitalized terms used in the following summary, see "Certain Definitions." Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture or the Registration Rights Agreement, as appropriate.

GENERAL

    The Notes will be senior subordinated, unsecured, general obligations of Sun, limited in aggregate principal amount to $250 million, and will mature on July 1, 2007. The Notes will rank PARI PASSU with all existing and future senior subordinated Indebtedness of Sun and will rank senior to all other existing and future Subordinated Indebtedness of Sun, and subordinate in right of payment with all other existing and future Senior Debt of Sun. The Notes will be guaranteed on a senior subordinated, unsecured, general basis by all existing and future material Subsidiaries of Sun other than Sun Systems, Inc., the CareerStaff Companies and the Foreign Companies. For information about the financial condition and results of operations of the Guarantors and of the Subsidiaries of Sun that are not Guarantors, see Note 15 to Sun's Consolidated Financial Statements included herein for the year ended December 31, 1996. The obligations of each Guarantor under its Guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "-- Certain Bankruptcy Limitations" below. As of June 30, 1997, after giving effect to the Notes Offering, the Mergers and the consummation of the Senior Credit Facilities, the aggregate amount of Indebtedness (excluding intercompany Indebtedness) that effectively ranked
senior to the Notes and the Guarantees was approximately $   million (assuming
Sun acquires the remaining 35% of Contour for Common Stock). See "Business -- Acquisitions" in Sun's Annual Report on Form 10-K, for the year ended December 31, 1996. As of June 30, 1997, after giving effect to the Notes Offering, the Mergers and the consummation of the Senior Credit Facilities, approximately $ million of Indebtedness ranking PARI PASSU in right of payment with the Notes
and/or the Guarantees and $   million of Subordinated Indebtedness was
outstanding (assuming Sun acquires the remaining 35% of Contour for Common
Stock).

    Interest on the Notes will accrue at the rate per annum set forth on the cover page of this Prospectus and will be payable in cash semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 1998, to Holders of record on the immediately preceding December 15 and June 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of Sun maintained for such purpose within the Borough of Manhattan, The City of New York or, at the option of Sun, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; PROVIDED that all payments with respect to Notes, the Holders of which have given wire transfer instructions to the paying agent at least five business days prior to the relevant record date, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders. No service charge will be made for any registration of transfer or exchange of Notes, but Sun may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by Sun, Sun's office or agency in the Borough of Manhattan, The City of New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The Notes and the Guarantees will be general, unsecured obligations of Sun and the Guarantors, respectively, subordinated in right of payment to all Senior Debt of Sun and the Guarantors, as applicable.

    The Indenture will provide that no payment (by set-off or otherwise) may be made by or on behalf of Sun or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities), (i) upon the maturity of any Senior Debt of Sun or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Debt are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Debt of Sun or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

    Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default given to Sun and the Trustee by the Representative under the Credit Agreement or the holders of an aggregate of at least $50 million principal amount outstanding of any other Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of Sun or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest on the Notes, (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, Sun and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; PROVIDED that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period unless such other Payment Blockage Period is commenced by a Payment Notice from the Representative under the Credit Agreement and such event of default shall have been cured or waived for a period of at least 90 consecutive days.

    Upon any distribution of assets of Sun or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of Sun or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Debt of Sun or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for to the satisfaction of such holders) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest on the Notes (other than Junior Securities) and (ii) any payment or distribution of assets of Sun or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets of Sun or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of such Senior Debt upon the insolvency, bankruptcy or reorganization of Sun, any Guarantor or otherwise, all as though such payment has not been made.

    No provision contained in the Indenture or the Notes will affect the obligation of Sun and the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

    As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of Sun or a marshalling of assets or liabilities of Sun, the Holders may receive ratably less than other creditors.

    Sun conducts substantially all of its operations through its subsidiaries. See "Risk Factors -- Holding Company Structure; Effects of Asset Encumbrances." Accordingly, Sun's ability to meet its cash obligations is dependent upon the ability of its subsidiaries to make cash distributions to Sun. Furthermore, any right of Sun to receive the assets of any such subsidiary which is not a Guarantor upon such subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that Sun is itself recognized as a creditor or preferred stockholder of such subsidiary, in which case the claims of Sun would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by Sun.

CERTAIN BANKRUPTCY LIMITATIONS

    Sun is a holding company, conducting substantially all of its business through subsidiaries, not all of which have guaranteed Sun's obligations with respect to the Notes. See "Risk Factors -- Holding Company Structure; Effects of Asset Encumbrances." Holders of the Notes will be direct creditors of each Guarantor by virtue of its Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its Guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its Guarantee exceeds the economic benefits it receives in the New Notes Offering. The obligations of each Guarantor under its Guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See "Risk Factors -- Fraudulent Transfer Risks."

    If the obligations of a Guarantor under its Guarantee were avoided, Holders would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

OPTIONAL REDEMPTION

    Sun will not have the right to redeem any Notes prior to July 1, 2002. The Notes will be redeemable for cash, at the option of Sun, in whole or in part, at any time on or after July 1, 2002 upon not less than 30 days' nor more than 60 days' notice to each Holder, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 1 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2002.............................................................................     104.7500%
2003.............................................................................     103.1667
2004.............................................................................     101.5833
2005 and thereafter..............................................................     100.0000

    In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a PRO RATA basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

    Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless Sun defaults in its redemption obligation with respect thereto.

    Sun will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASES AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    The Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require Sun to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an irrevocable and unconditional offer, as described below (the "Change of Control Offer"), at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment") on a date (the "Change of Control Payment Date") that is not more than 90 days after the occurrence of such Change of Control. Within 45 days following any Change of Control, Sun will mail, or at Sun's request the Trustee will mail, a notice to each Holder offering to repurchase the Notes held by such Holder pursuant to the procedures specified in such notice. Sun will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On or before the Change of Control Payment Date, Sun will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount in cash equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by Sun. The paying agent will promptly mail to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes improperly tendered or withdrawn will be delivered promptly by Sun to the Holder thereof. Sun will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    A failure by Sun to comply with the provisions of the two preceding paragraphs will constitute an Event of Default. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Notes to require that Sun repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. See "-- Events of Defaults and Remedies."

    The terms of certain of Sun's Indebtedness require that Sun repay or refinance such Indebtedness in the event of a "change of control," as defined in such Indebtedness. Such change of control provisions may be triggered under such Indebtedness prior to the occurrence of a Change of Control, thereby requiring that the indebtedness under such Indebtedness be repaid or refinanced prior to Sun repurchasing any Notes upon the occurrence of a Change of Control. As such, Sun may not be able to satisfy its obligations to repurchase the Notes unless Sun is able to refinance or obtain waivers with respect to such Indebtedness. There can be no assurance that Sun will have the financial resources to repurchase the Notes in the event of a Change of Control.

    ASSET SALES

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, in one or a series of related transactions, consummate an Asset Sale unless (i) Sun (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as reasonably determined and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by Sun or such Subsidiary is in the form of cash or Cash Equivalents, PROVIDED that for purposes of this provision, (x) the amount of (A) any liabilities (as shown on the most recent balance sheet of Sun or such Subsidiary or in the notes thereto) of Sun or such Subsidiary that are assumed by the transferee of any such assets (other than liabilities that are by their terms PARI PASSU with or subordinated to the Notes or the guarantee of the Guarantors, as applicable) and (B) any securities or other obligations received by Sun or any such Subsidiary from such transferee that are immediately converted by Sun or such Subsidiary into cash or Cash Equivalents (or as to which Sun or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash or Cash Equivalents within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash or Cash Equivalents within such 90-day period) will be deemed to be cash or Cash Equivalents (and shall be deemed to be Net Proceeds for purposes of the following provisions as and when reduced to cash or Cash Equivalents) to the extent of the net cash or Cash Equivalents realized thereon and (y) the fair market value of any Non-Cash Consideration received by Sun or a Subsidiary in any Non-Qualified Asset Sale shall be deemed to be cash to the extent that the aggregate fair market value (as reasonably determined and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of all Non-Cash Consideration

(measured at the time received and without giving effect to any subsequent changes in value) received by Sun or any of its Subsidiaries since the date of the Indenture in all Non-Qualified Asset Sales does not exceed 5% of Stockholders' Equity as of the date of such consummation. Notwithstanding the foregoing, to the extent Sun or any of its Subsidiaries receives Non-Cash Consideration as proceeds of an Asset Sale, such Non-Cash Consideration shall be deemed to be Net Proceeds for purposes of (and shall be applied in accordance with) the following provisions when Sun or such Subsidiary receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such Non-Cash Consideration.

    Pursuant to the Indenture, within 365 days after the receipt of any Net Proceeds from an Asset Sale, Sun or such Subsidiary may apply such Net Proceeds
(i) to purchase one or more Nursing Facilities or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Nursing Facilities and/or one or more Related Businesses (and no other material assets),
(ii) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which Sun is permitted to be engaged pursuant to the covenant described below under the caption "-- Certain Covenants -- Line of Business," or (iii) to permanently reduce Senior Debt (including, in the case of Senior Revolving Debt, to correspondingly reduce commitments with respect thereto). Pending the final application of any such Net Proceeds, Sun or such Subsidiary may temporarily reduce Senior Revolving Debt. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, Sun will be required to make an offer to all Holders and holders of any other Indebtedness of Sun ranking senior to or on a parity with the Notes from time to time outstanding with similar provisions requiring Sun to make an offer to purchase or to redeem such Indebtedness with the proceeds from any Asset Sales, pro rata in proportion to the respective principal amounts of Notes and such other Indebtedness then outstanding (collectively, an "Asset Sale Offer") to purchase the maximum principal amount of the Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase (the "Asset Sale Payment"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Sun may use any remaining Excess Proceeds for general corporate purposes not prohibited at the time under the Indenture. If the aggregate principal amount of Notes and such other Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and such other Indebtedness will be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of Sun or any of its Subsidiaries (other than (x) dividends or distributions to the extent payable in Qualified Equity Interests of Sun, (y) dividends or distributions to the extent payable to Sun or any Subsidiary of Sun, and (z) dividends or distributions by any Wholly Owned Subsidiary of Sun); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Sun, or any of its Subsidiaries;
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at the original final stated maturity date thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash or Cash Equivalents, shall be the fair market value (as reasonably determined and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee prior to the making of such Restricted Payment) of the asset(s) proposed to be transferred by Sun or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) Sun would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Reference Period immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock;" and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Sun and its Subsidiaries after March 31, 1997 (excluding Restricted Payments permitted by clauses (w), (x), (y) and (z) of the next succeeding paragraph), is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of Sun for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after March 31, 1997 to the end of Sun's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by Sun from the issue or sale (other than to a Subsidiary of Sun) since March 31, 1997 of (A) Qualified Equity Interests of Sun or (B) debt securities of Sun or any of its Subsidiaries that were issued after March 31, 1997 and have been converted into or exchanged for Qualified Equity Interests of Sun, plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return to Sun and its Subsidiaries of capital with respect to such Restricted Investment (net of taxes and the cost of disposition, if any) or
    (B) the initial amount of such Restricted Investment.

    The immediately preceding paragraph will not prohibit the following Restricted Payments: (u) dividends or distributions paid by any Subsidiary of Sun to stockholders of such Subsidiary other than Sun or another Subsidiary of Sun, PROVIDED that such dividends and distributions are paid (1) on a PRO RATA basis to each stockholder of such Subsidiary or (2) in the case of payment by a CareerStaff Company, in accordance with the partnership agreement thereof; (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have otherwise complied with the provisions of the Indenture; (w) the payment of up to an aggregate of $8.0 million to the extent required in connection with tenders for the outstanding 6 1/2% Convertible Subordinated Debentures due 2003 pursuant to their terms as in effect on the date of the Indenture; (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Sun issued after the date of the Indenture in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of Sun) of Qualified Equity Interests of Sun, PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (y) the defeasance, redemption or repurchase of Subordinated Indebtedness issued after the date of the Indenture with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of Sun) of Qualified Equity Interests of Sun, PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; and (z) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a change of control (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if Sun has complied with its obligations under the provisions described under the covenant described above under the caption "Repurchases at the Option of the Holders -- Change of Control," PROVIDED that in the case of each of clauses (u), (v), (w),
(x), (y) and (z) of this paragraph no

Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or would occur as a consequence thereof.

    Not later than the date of making any Restricted Payment, Sun shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Indenture will provide that except as set forth below in this covenant, Sun will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (individually and collectively, "incur") after the date of the Indenture any Indebtedness (including Acquired Debt), and Sun will not permit any of its Subsidiaries to issue any shares of Preferred Stock; PROVIDED that Sun and its Subsidiaries may incur Indebtedness (including Acquired Debt) if (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness and
(b) the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1 for incurrences on or prior to June 30, 1998, 2.25 to 1 for incurrences after June 30, 1998 and on or prior to June 30, 1999 and 2.5 to 1 thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such Reference Period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is first issued.

    The foregoing paragraph will not prevent:

        (i) the incurrence by Sun or any of its Subsidiaries (other than the Foreign Companies) of Senior Revolving Debt pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligation of Sun or any such Subsidiary with respect thereto) not to exceed an amount equal to $550 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "-- Repurchases at the Option of Holders -- Asset Sales" after the Issue Date;

        (ii) the incurrence by the Foreign Companies of Senior Revolving Debt pursuant to the U.K. Credit Agreements in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligation of the Foreign Companies with respect thereto) not to exceed an amount equal to L75 million (or the equivalent amount thereof, at the time of incurrence, in other foreign currencies), less the aggregate amount of all Net Proceeds of Assets Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "-- Repurchases at the Option of Holders -- Asset Sales" after the Issue Date;

       (iii) the incurrence by Sun and the Guarantors of Indebtedness represented by the Notes;

       (iv) the incurrence by Sun or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (including, without limitation, Existing Indebtedness);

        (v) the incurrence by Sun or any of its Subsidiaries of intercompany Indebtedness between or among Sun and/or any Subsidiaries; PROVIDED that in the case of such Indebtedness of Sun or the Guarantors, such obligations shall be unsecured and subordinated in all respects to Sun's and the Guarantors' obligations pursuant to the Notes and the Guarantees;

       (vi) the incurrence by Sun or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; PROVIDED that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness or the amount of such receivable or liability to which such Hedging Obligation relates;

       (vii) the incurrence by Sun or any of its Subsidiaries of Indebtedness represented by performance bonds, warranty or contractual service obligations, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of Sun or such Subsidiary in accordance with customary industry practices, in amounts and for the purposes customary in Sun's industry; and

      (viii) the incurrence by Sun or any of the Guarantors or the Foreign Companies of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding (including any Indebtedness issued to refinance, replace or refund such Indebtedness) not to exceed $50 million (or the equivalent amount thereof, at the time of incurrence, in other foreign currencies).

    For purposes of determining any particular amount of Indebtedness under this covenant and so as to avoid duplication, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by the second paragraph of this covenant, Sun, such Guarantor or such Subsidiary shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the categories of permitted Indebtedness described above and (ii) the outstanding principal amount on any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness on such date.

    LAYERING INDEBTEDNESS; REDEEMABLE STOCK; LIENS SECURING INDEBTEDNESS

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist (a) any (i) Redeemable Stock, or (ii) Indebtedness that is subordinate in right of payment to any other Indebtedness of Sun or a Guarantor (other than Existing Indebtedness and Indebtedness incurred in compliance with clause (v) of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock") unless, by its terms, such Redeemable Stock or Indebtedness (A) has an original final stated maturity subsequent to the final stated maturity of the Notes and a Weighted Average Life to Maturity longer than that of the Notes and (B) is subordinate in right of payment to, or ranks PARI PASSU with, the Notes or the Guarantee, as applicable, or (b) any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom securing any Indebtedness of Sun or any of its Subsidiaries unless all payments due under the Indenture, the Notes and the Guarantees (as applicable) are secured on an equal and ratable basis with the Obligations so secured (or, if the Obligations so secured constitute Subordinated Indebtedness, on a senior basis) until such time as such Obligations are no longer secured by a Lien.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to Sun or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to Sun or any of its Subsidiaries, (ii) make loans or advances to or on behalf of Sun or any of its Subsidiaries or (iii) transfer any of its properties or assets to or on behalf of Sun or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Indenture, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by Sun or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent incurred in connection with or in contemplation of such acquisition or in violation of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (e) customary non-assignment provisions in leases entered into in the ordinary course of business, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above solely on the property so acquired, (g) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in and do not apply to any other assets or person than was covered by the agreements governing the Indebtedness being refinanced, or (h) the Credit Agreement, the U.K. Credit Agreements and future Foreign Company credit agreements, including related documentation as the same is in effect on the date of the Indenture and as amended or replaced from time to time, PROVIDED that no such future Foreign Company credit agreement and no such amendment or replacement is more restrictive as to the matters enumerated above than the Credit Agreement, the U.K. Credit Agreements (in the case of amendments or replacements thereof) and related documentation as in effect on the date of the Indenture. Nothing contained in this "Dividend and Other Payment Restrictions Affecting Subsidiaries" covenant shall prevent Sun or any Subsidiary of Sun from creating, incurring, assuming or suffering to exist any Permitted Liens or entering into agreements in connection therewith that impose restrictions on the transfer or disposition of the property or assets subject to such Permitted Liens.

    LINE OF BUSINESS

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the ownership, operation and management of Nursing Facilities and Related Businesses.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Indenture will provide that Sun may not consolidate or merge with or into (whether or not Sun is the surviving corporation), or, directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation unless (i) Sun is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Sun) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made or (in the case of a Plan of Liquidation) the Person which receives the greatest value from the Plan of Liquidation is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Sun) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made or (in the case of a Plan of Liquidation) the Person which receives the greatest value from the Plan of Liquidation assumes all the obligations of Sun under the Notes and the Indenture pursuant to a supplemental Indenture in form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists; and (iv) Sun or the entity or Person formed by or surviving any such consolidation or merger (if other than Sun), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made or (in the case of a Plan of Liquidation) the Person which receives the greatest value from the Plan of Liquidation (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Sun immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

    Upon any consolidation or merger or any such sale, assignment, transfer, conveyance or other disposition (but not lease) or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which Sun is merged or to which such transfer is made or, in the case or a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, Sun under the Indenture with the same effect as if such successor corporation had been named therein as Sun, and Sun shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Sun's interest in which constitutes all or substantially all of the properties and assets of Sun shall be deemed to be the transfer of all or substantially all of the properties and assets of Sun.

    TRANSACTIONS WITH AFFILIATES

    The Indenture will provide that neither Sun nor any of its Subsidiaries will be permitted on or after the date of the Indenture to sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), or any series of related Affiliate Transactions, unless (i) such Affiliate Transaction is on terms that are no less favorable to Sun or the relevant Subsidiary than those that could have been obtained in a comparable transaction by Sun or such Subsidiary with an unrelated Person and (ii) Sun delivers to the Trustee (a) with respect to an Affiliate Transaction, or any series of related Affiliate Transactions, involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to an Affiliate Transaction, or any series of related Affiliate Transactions, involving aggregate consideration in excess of $5 million, an opinion as to the fairness to Sun or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; PROVIDED that the following shall not be deemed to be Affiliate
Transactions: (w) transactions or payments pursuant to any employment arrangements, director or officer indemnification agreements or employee or director benefit plans entered into by Sun or any of its Subsidiaries in the ordinary course of business of Sun or such Subsidiary, (x) transactions between or among Sun and/or any of its Subsidiaries, (y) any transaction or series of related transactions pursuant to terms entered into prior to the date of the Indenture and (z) Restricted Payments by Sun which are permitted by the covenant described above under the caption "Restricted Payments" and are made on a PRO RATA basis to each stockholder of Sun.

    SUBSIDIARY GUARANTORS

    The Indenture will provide that all existing and future Subsidiaries of Sun, except as provided below, jointly and severally will guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated, unsecured, general basis. Sun will covenant pursuant to the Indenture to cause (a) each of its Subsidiaries (other than Sun Systems, Inc.) which is neither a CareerStaff Company nor a Foreign Company and which is not a Guarantor on the date of the Indenture (other than Subsidiaries having total assets with a book value of less than $500,000 and that do not guarantee any Senior Debt) and (b) Sun Systems, Inc. and each CareerStaff Company or Foreign Company, if such person (i) guarantees or otherwise becomes liable for Indebtedness of Sun or any Guarantor (other than, in the case of CareerStaff Companies, Indebtedness under the Credit Agreement), or (ii) causes more than two-thirds of its Equity Interests to be pledged to secure

Indebtedness of Sun or any Guarantor (other than, in the case of CareerStaff Companies, Indebtedness under the Credit Agreement), to execute and deliver to the Trustee, promptly upon the execution by such Subsidiary of a guarantee of Sun's obligations under any Indebtedness, a Guarantee pursuant to which such Subsidiary will guarantee payment of the Notes and the performance of Sun's other obligations under the Indenture to the extent set forth in the provisions of the Indenture relating to Guarantors.

    RELEASE OF GUARANTORS

    The Indenture will provide that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee and, the Indenture on the terms set forth in the Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

    The Indenture will provide that upon (i) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all of its assets) to an entity which is not a Subsidiary of Sun, or upon the dissolution of any Guarantors which sale, disposition or dissolution is otherwise in compliance with the Indenture, or (ii) the release of any Guarantor from its obligations as a guarantor under the Credit Agreement, so long as (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such release, (b) Sun is permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" on the date on which such release occurs, and (c) the amount of Indebtedness outstanding under the Credit Agreement for at least 30 days prior to the time of such release is at least $250 million, such Guarantor shall be deemed released from its obligations under its Guarantee of the Notes; PROVIDED that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of Sun shall also terminate upon such sale, disposition or dissolution.

REPORTS

    The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Sun will furnish to the Trustee and all Holders, within 15 days after it is or would have been required to file such with the Commission, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Sun were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Sun's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission but only to the extent permitted thereby, Sun will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment, when due, of any installment of interest on the Notes; (ii) default in payment when due (at maturity, redemption, by acceleration or otherwise, including without limitation payment of the Change of Control Payment or the Asset Sale Payment) of the principal of or premium, if any, on the Notes; (iii) failure by Sun or any Guarantor for 30 days after notice to comply with the provisions described above under the caption "Restricted Payments" or "Incurrence of

Indebtedness and Issuance of Preferred Stock"; (iv) failure by Sun or any Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture, the Notes or a Guarantee; (v) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Sun or any of its Subsidiaries (or the payment of which is guaranteed by Sun or any of its Subsidiaries), whether such Indebtedness or guarantee exists on the date of the Indenture or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its final stated maturity and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates in excess of $20 million; (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $20 million, at any one time rendered against Sun or any of its Subsidiaries and not stayed, bonded or discharged within 60 days; (vii) any Guarantee by a Guarantor which is a Significant Subsidiary shall cease for any reason not permitted by the Indenture to be in full force and effect or any such Guarantor, or any person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to Sun or any of its Significant Subsidiaries.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED that so long as at least $15 million of Senior Debt is outstanding under the Credit Agreement, no acceleration of the maturity of the Notes shall be effective until the earlier of (i) five days after notice of acceleration is received by the Representative under the Credit Agreement (unless such Event of Default is cured or waived prior thereto) and (ii) the date on which any Senior Debt under the Credit Agreement is accelerated. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Sun or any of its Significant Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    Prior to the declaration of acceleration of the maturity of the Notes, the Holders of the applicable percentage (specified in the first paragraph of this covenant) in aggregate principal amount of the Notes then outstanding, by notice to the Trustee on behalf of the Holders of all of the Notes, may waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes.

    Sun is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Sun is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    The Indenture will provide that no director, officer, employee, incorporator or stockholder of Sun, as such, shall have any liability for any obligations of Sun under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Sun may, at its option and at any time within one year of the final stated maturity of the Notes, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that Sun shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) Sun's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and Sun's obligations in connection therewith and
(iv) the Legal Defeasance provisions of the Indenture. In addition, Sun may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Sun must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such outstanding Notes on their redemption or final stated maturity; (ii) in the case of Legal Defeasance, Sun shall have delivered to the Trustee an opinion of counsel in the United States confirming that (A) Sun has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Sun shall have delivered to the Trustee an opinion of counsel in the United States confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Sun or any of its Subsidiaries is a party or by which Sun or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit);
(vi) Sun must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Sun must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Sun with the intent of preferring the Holders of such Notes over the other creditors of Sun with the intent of defeating, hindering, delaying or defrauding other creditors of Sun; and (viii) Sun must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (i) through
(vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v) of this paragraph, have been complied with.

    If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of premium, if any, and interest on the Notes when due, then the obligations of Sun and the Guarantors under the Indenture, the Notes and the Guarantees will be revived and no such defeasance will be deemed to have occurred.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for such Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note, (iii) reduce the rate of or extend the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the Payment Default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes, (vii) cause the Notes or any Guarantee to become subordinate in right of payment to any Indebtedness other than Senior Debt, or (viii) make any change in the foregoing amendment and waiver provisions adverse to the Holders. Notwithstanding the foregoing, so long as any Senior Debt is outstanding under the Credit Agreement, no modification, supplement or waiver of any of the subordination and related provisions and definitions of the Notes or the Indenture shall be effective unless expressly agreed to in writing by the Representative under the Credit Agreement. So long as any Senior Debt is outstanding under the Credit Agreement, the Trustee shall deliver written notice of any modification or supplement to the Notes or the Indenture to the Representative under the Credit Agreement no less than five business days before the effective date of any such modification or supplement.

    Without the consent of any Holder, Sun, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for additional Guarantors of the Notes or the release, in accordance with the Indenture, of any Guarantor, to provide for the assumption of Sun's or any Guarantor's obligations to Holders in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence and provide for the acceptance of the appointment of a successor Trustee with respect to the Securities, or in any other case, pursuant to the provisions of the Indenture, where a supplemental indenture is required or permitted to be entered into without the consent of any Holder.

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
CONCERNING THE TRUSTEE

    The Indenture will contain certain limitations on the rights of the Trustee, should the Trustee become a creditor of Sun, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "APPROVED JURISDICTION" means the United States of America, Canada, the United Kingdom and any other member nation of the Organization for Economic Development and Cooperation.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets, including, without limitation, by way of a sale and leaseback or by merger or consolidation (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Sun and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Repurchases at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the covenant described above under the caption "Repurchases at the Option of Holders -- Asset Sales"), and (ii) the issuance or sale by Sun or any of its Subsidiaries of Equity Interests of any of Sun's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5 million or (b) for Net Proceeds in excess of $5 million. Notwithstanding the foregoing: (a) a transfer of assets by Sun to a Subsidiary or by a Subsidiary to Sun or to another Subsidiary, (b) an issuance of Equity Interests by a Subsidiary to Sun or to another Subsidiary, and (c) a Nursing Facility Swap will not be deemed to be an Asset Sale.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CAREERSTAFF COMPANY" means (i) CareerStaff Unlimited, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Sun, and its direct and indirect Wholly Owned Subsidiaries (collectively, "CareerStaff Unlimited") so long as such persons conduct no material business except acquiring, holding or selling equity or other interests in other CareerStaff Companies or (ii) any Subsidiary of Sun (a) in which CareerStaff Unlimited is the general partner, (b) which is no less than 5% and no more than 10% owned by persons that are not Affiliates of Sun and (c) substantially of all of whose business consists of temporary therapy staffing.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the government of an Approved Jurisdiction or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances (or, with respect to foreign banks, similar instruments) with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition, and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in the foregoing clauses (i) through (v).

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Sun and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of Sun, (ii) the acquisition by any Person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of Sun, by way of merger or consolidation or otherwise, or
(iii) the first day on which a majority of the members of the Board of Directors of Sun are not Continuing Directors.

    The phrase "all or substantially all" of the assets of Sun will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Sun has occurred, in which case a Holder's ability to obtain the benefit of a Change of Control Offer may be impaired. In addition, no assurances can be given that Sun will be able to acquire Notes tendered upon the occurrence of a Change of Control.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the sum of (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent such provision for taxes was included in computing such Consolidated Net Income, (ii) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income,
(iii) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, and (iv) other non-cash items of such Person and its Subsidiaries for such period to the extent such non-cash items were deducted in computing such Consolidated Net Income, less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated Cash Flow for such period or any prior period, in each case on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of, and the other non-cash items of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Sun by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; PROVIDED that (i) the Net Income, if positive, of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, but in any case not in excess of such Person's pro rata share of such Person's Net Income for such period, (ii) the Net Income, if positive, of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) 1996 non-recurring charges in the pre-tax amount of up to $26 million shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Redeemable Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Sun who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT AGREEMENT" means that certain Fourth Amended and Restated Credit Agreement, dated as of October 29, 1996, by and among Sun, Mediplex and NationsBank of Texas, N.A. and the other banks that are parties thereto, providing for $490 million in aggregate principal amount of Senior Revolving Debt, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, increased, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

    "DEFAULT" means any event or condition that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of Sun and its Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by Sun or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period, and (ii) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded (but in the case of Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to such Person's Fixed Charges subsequent to the Calculation Date).

    "FIXED CHARGES" means, with respect to any Person for any period, the sum (without duplication and determined in each case in accordance with GAAP) of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) interest under any guarantee by such Person or any of its Subsidiaries of Indebtedness of any other Person in the amount of interest attributable to the Indebtedness guaranteed and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; PROVIDED that in the event any cash dividend payment is deductible for federal, state and/or local tax purposes, the amount of the tax deduction relating to such cash dividend payment for such period shall be subtracted from the Fixed Charges for such Person for such period.

    "FOREIGN COMPANIES" means any Subsidiary of Sun which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations in a country other than the United States of America.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, applied on a consistent basis and as in effect from time to time.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

    "INDEBTEDNESS" means, with respect to any Person, without duplication, (i) any Redeemable Stock of such Person, (ii) any liabilities and obligations of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (iii) all liabilities and obligations of any other Person secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person (the amount thereof being deemed to equal such asset's fair market value), and (iv) to the extent not otherwise included, the guarantee by such Person of any liabilities or obligations of any other Person of the kind described in the preceding clauses
(i)-(iii).

    "INVESTMENT" by any Person in any other Person means (without duplication)
(i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); and (iii) other than guarantees of Indebtedness of Sun or any Subsidiary to the extent permitted by the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; PROVIDED that Investments shall not be deemed to include extensions of trade credit by such Person or any of its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of such Person or such Subsidiary, as the case may be.

    "ISSUE DATE" means the date of the first issuance of the Notes under the Indenture.

    "JUNIOR SECURITY" means any Qualified Equity Interests and any Indebtedness of Sun or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the final stated maturity of the Notes.

    "LIEN" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

    "NET INCOME" means, with respect to any Person, the consolidated net income
(loss) of such Person, determined in accordance with GAAP, excluding, however, the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business (including without limitation any gain from the sale or other disposition of assets outside of the ordinary course of business or from the issuance or sale of any Equity Interests), together with any related provision for taxes on such extraordinary or other material nonrecurring gain or loss.

    "NET PROCEEDS" means the aggregate cash or Cash Equivalent proceeds received by Sun or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any other expenses incurred or to be incurred by Sun or a Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses), taxes actually paid or due and payable as a result thereof in the year of sale or the immediately following year (after taking into account the application of deductions, net operating losses and other tax attributes), amounts required to be applied to the repayment of Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and all distributions and other payments required to be made and actually made to minority interests holders in Subsidiaries as a result of such Asset Sale; PROVIDED that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to provide for indemnification of the transferee for specified liabilities in maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligations shall not be deemed to be Net Proceeds until the escrow terminates or the transferor ceases to segregated and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

    "NON-CASH CONSIDERATION" means any non-cash or non-Cash Equivalent consideration received by Sun or a Subsidiary of Sun in connection with an Asset Sale and any non-cash or non-Cash Equivalent consideration received by Sun or any of its Subsidiaries upon disposition thereof.

    "NON-QUALIFIED ASSET SALE" means an Asset Sale in which the Non-Cash Consideration received by Sun and its Subsidiaries exceeds 20% of the total consideration received in connection with such Asset Sale calculated in accordance with clause (x), but not clause (y), of the proviso to the first sentence under the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

    "NURSING FACILITY" means a nursing facility, hospital, outpatient clinic, assisted living center, hospice, long-term care facility, subacute care facility or other facility that is used or useful in the provision of healthcare services.

    "NURSING FACILITY SWAP" means an exchange of assets by Sun or one or more Subsidiaries of Sun or of the Equity Interests of a Subsidiary for one or more Nursing Facilities and/or one or more Related Businesses or of the Equity Interests of any Person owning one or more Nursing Facilities and/or one or more Related Businesses.

    "OBLIGATIONS" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PAYMENT DEFAULT" means any failure to pay any scheduled installment of principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

    "PERMITTED LIENS" means (i) Liens in favor of Sun; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Sun or any Subsidiary of Sun or becomes a Subsidiary of Sun, PROVIDED that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Sun or that becomes a Subsidiary of Sun; (iii) Liens on property existing at the time of acquisition thereof by Sun or any Subsidiary of Sun, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than that acquired; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens securing Senior Debt outstanding under the Credit Agreement, Liens securing Existing Indebtedness, and Liens on the Equity Interests in or assets of Foreign Companies securing Indebtedness outstanding under Foreign Company credit agreements; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under the Indenture and that was incurred in accordance with the provisions of the Indenture, PROVIDED that such Liens do not extend to or cover any property or assets of Sun or any of its Subsidiaries other than assets or property securing the Indebtedness so refinanced; (viii) Purchase Money Liens; (ix) any interest or title of a lessor under any Capital Lease Obligation otherwise permitted by the Indenture; (x) Liens upon specific items of inventory or equipment and proceeds of Sun or any Subsidiary securing its obligations in respect of bankers' acceptances issued or created for its account (whether or not under the Credit Agreement) to facilitate the purchase, shipment, or storage of such inventory and equipment; (xi) Liens securing reimbursement obligations with respect to letters of credit (whether or not issued under the Credit Agreement) otherwise permitted under the Indenture and issued in connection with the purchase of inventory or equipment by Sun or any Subsidiary in the ordinary course of business; (xii) Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of Sun or any Subsidiary, including rights of offset and setoff; (xiii) Liens securing Acquired Debt otherwise permitted by the Indenture, PROVIDED that (A) the Indebtedness secured shall not exceed the fair market value of the assets so acquired (such fair market value to be determined in good faith by the Board of Directors of Sun at the time of such acquisition) and (B) such Indebtedness shall be incurred, and the Lien securing such Indebtedness shall be created, within 12 months after such acquisition; (xiv) Liens securing Hedging Obligations agreements relating to Indebtedness otherwise permitted under the Indenture; (xv) other Liens on assets of Sun or any of its Subsidiaries securing Indebtedness that is permitted by the terms of the Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $5 million; (xvi) Liens on Medicare, Medicaid or other patient accounts receivable of Sun or its Subsidiaries; (xvii) Liens on real estate and related personal property (including, but not limited to, sale and leasebacks of and mortgages on real estate and related personal property) not to exceed an aggregate amount equal to $60 million per year; (xviii) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; (xix) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property; and (xx) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to a Default under the Indenture.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Sun or any of its Subsidiaries (a) issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), other

Indebtedness of Sun or any of its Subsidiaries; PROVIDED that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the lesser of
(A) the principal amount of the Indebtedness so Refinanced and (B) if such Indebtedness being Refinanced was issued with original issue discount, the accreted value thereof (determined in accordance with GAAP) (plus, in each case, the amount of any reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final stated maturity later than the final stated maturity of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced; (iii) if the Indebtedness being Refinanced is Subordinated Indebtedness, such Permitted Refinancing Indebtedness has a final stated maturity later than the final stated maturity of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, deceased or refunded; and (iv) if the obligor on the Indebtedness being Refinanced, is a Subsidiary that is not a Guarantor, such Permitted Refinancing Indebtedness shall only be incurred by such Subsidiary.

    "PLAN OF LIQUIDATION" means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of Sun otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of Sun to holders of Capital Stock of Sun.

    "PREFERRED STOCK" means an Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

    "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition or construction (including in the case of a Capital Lease Obligation, the lease) of any asset or property which is incurred within 180 days of such acquisition or completion of construction and is secured only by the assets so financed.

    "PURCHASE MONEY LIEN" means a Lien granted on an asset or property to secure Purchase Money Indebtedness permitted to be incurred under the Indenture and incurred solely to finance the acquisition of construction of such asset or property; provided that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition or completion of construction.

    "QUALIFIED EQUITY INTERESTS" shall mean all Equity Interests of Sun other than Redeemable Stock of Sun.

    "REDEEMABLE STOCK" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable (other than redeemable only for Qualified Equity Interests of the issuer), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

    "REFERENCE PERIOD" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) for which internal financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

    "RELATED BUSINESS" means the business conducted by Sun and its Subsidiaries as of the date of the Indenture and any and all healthcare service businesses that in good faith judgment of the Board of Directors of Sun are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the operation of Nursing Facilities, long-term and specialty healthcare services, skilled nursing care, subacute care, rehabilitation programs, pharmaceutical services, health maintenance organizations, insurance companies, preferred provider organizations or any other form of managed care business, health care information services business, distribution of medical supplies, geriatric care and home healthcare or other businesses which provide ancillary services to long-term and specialty healthcare facilities.

    "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than (i) Investments in Cash Equivalents, (ii) Investments in a Subsidiary of Sun, (iii) Investments in any Person that as a consequence of such Investment becomes a Subsidiary of Sun, (iv) Investments existing on the date of the Indenture, (v) accounts receivable, advances, loans, extensions of credit created or acquired in the ordinary course of business, (vi) Investments made as a result of the receipt of Non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchases at the Option of the Holders -- Asset Sales,"
(vii) Investments made as the result of the guarantee by Sun or any of its Subsidiaries of Indebtedness of a Person or Persons other than Sun or any Subsidiary of Sun that is secured by Liens on assets sold or otherwise disposed of by Sun or such Subsidiary to such Person or Persons, PROVIDED that such Indebtedness was in existence prior to the contemplation of such sale or other disposition and that the terms of such guarantee permit Sun or such Subsidiary to foreclose on the pledged or mortgaged assets if Sun or such Subsidiary is required to perform under such guarantee, and (viii) Investments in any Related Business.

    "SENIOR DEBT" of Sun or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of Sun or such Guarantor arising under the Credit Agreement unless, by the terms of the instrument creating or evidencing such indebtedness, it is expressly designated not to be senior in right of payment to the Notes or the applicable Guarantee; PROVIDED that in no event shall Senior Debt include (i) Indebtedness to any Subsidiary of Sun or any officer, director or employee of Sun or any Subsidiary of Sun, (ii) Indebtedness incurred in violation of the terms of the Indenture, (iii) Indebtedness to trade creditors, (iv) Redeemable Stock and (v) any liability for taxes owed or owing by Sun or such Guarantor.

    "SENIOR REVOLVING DEBT" means revolving credit loans and letters of credit outstanding from time to time under the Credit Agreement.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 or Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the Indenture.

    "STOCKHOLDERS' EQUITY" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of Sun or a Guarantor that is subordinated in right of payment to the Notes or such Subsidiary's Guarantee of the Notes, as applicable.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "SUN SYSTEMS, INC." means Sun Systems, Inc., a Delaware corporation, in which Sun expects to have the right to acquire a majority of the outstanding Equity Interests.

    "U.K. CREDIT AGREEMENTS" means (i) that certain Facility Agreement, dated as of August 30, 1996, between Ashbourne plc, Ashbourne Homes (Developments) Limited, Ashbourne Homes plc, Larstrike Limited, Sedbury Park Limited (collectively, the "Ashbourne Group"), The Governor and Company of the Bank of Scotland, and the other banks and financial institutions that are parties thereto, providing for L25,000,000 in aggregate principal amount of revolving credit; (ii) that certain Facility Agreement, dated as of August 30, 1996, between the Ashbourne Group, Midland Bank plc, and the other banks and financial institutions that are parties thereto, providing for L25,000,000 in aggregate principal amount of revolving credit and (iii) that certain Credit Facility Agreement with Lloyds Bank plc in the aggregate principal amount of up to L14.0 million, including in (i), (ii) and (iii) above, any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, increased, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity, or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD NOTES FOR NEW NOTES

    The following summary describes the principal U.S. federal income tax consequences to Noteholders of the exchange of the Old Notes for New Notes. This summary is intended to address the beneficial owners of Notes that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source that will hold the New Notes as capital assets.

    The exchange of Old Notes for New Notes (the "Exchange") pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Note whose Old Note is accepted in an Exchange Offer will not recognize gain on the Exchange. A tendering holder's tax basis in the New Notes will be the same as such holder's tax basis in its Old Notes. A tendering holder's holding period for the New Notes received pursuant to the Exchange Offer will include its holding period for the Old Notes surrendered therefor.

    ALL HOLDERS OF OLD NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND OF THE OWNERSHIP AND DISPOSITION OF NEW NOTES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the

Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    Starting on the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters as to the validity of the New Notes and Guarantees will be passed upon for the Company and the Guarantors by Robert F. Murphy, Senior Vice-President, General Counsel of the Company.

                                    EXPERTS

    The audited consolidated financial statements and schedules of Sun Healthcare Group, Inc. and subsidiaries included in this prospectus and elsewhere in the registration statement, the audited consolidated financial statements and schedules of Regency Health Services, Inc. and subsidiaries included in this prospectus and elsewhere in this registration statement, and the financial statements of Golden Care, Inc. for the year ended December 31, 1994 included in Sun's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 1997 and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
  Combined Balance Sheet as of June 30, 1997...............................................................        F-2
  Combined Statement of Earnings for the Year Ended December 31, 1996......................................        F-3
  Combined Statement of Earnings for the Six Months Ended June 30, 1997....................................        F-4
  Notes to Unaudited Pro Forma Combined Financial Statements...............................................        F-6

CONSOLIDATED FINANCIAL STATEMENTS OF SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
  Report of Independent Public Accountants.................................................................        F-7
  Consolidated Balance Sheets as of December 31, 1995 and 1996.............................................        F-8
  Consolidated Statements of Earnings (Loss) for the Years Ended December 31, 1994, 1995 and 1996..........        F-9
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996...............       F-10
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1994, 1995 and 1996.....       F-11
  Notes to Consolidated Financial Statements...............................................................       F-12

  Consolidated Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited)........................       F-44
  Consolidated Statements of Earnings for the Three Months and the Six Months Ended June 30, 1996 and 1997
   (unaudited).............................................................................................       F-45
  Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1996 and 1997 (unaudited)........       F-46
  Notes to Consolidated Financial Statements (unaudited)...................................................       F-48

CONSOLIDATED FINANCIAL STATEMENTS OF REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES
  Report of Independent Public Accountants.................................................................       F-62
  Consolidated Balance Sheets as of December 31, 1995 and 1996.............................................       F-63
  Consolidated Statements of Operations for the Years Ended December 31, 1994, 1995 and 1996...............       F-64
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1994, 1995 and 1996.....       F-65
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996...............       F-66
  Notes to Consolidated Financial Statements...............................................................       F-68

  Consolidated Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited)........................       F-87
  Consolidated Statements of Operations for the Three Months and the Six Months Ended June 30, 1996 and
   1997 (unaudited)........................................................................................       F-89
  Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1996 and 1997 (unaudited)........       F-90
  Notes to Consolidated Financial Statements (unaudited)...................................................       F-92

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The Unaudited Pro Forma Combined Financial Information is presented to give effect to (1) the sale by Sun on July 8, 1997 of $250,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2007 (more fully described in the Notes to the Unaudited Pro Forma Financial Statements) as if it occurred on June 30, 1997 for the Unaudited Pro Forma Combined Balance Sheet and January 1, 1996 for the Unaudited Pro Forma Combined Statements of Earnings; and
(2) the acquisition of Regency Health Services, Inc. (more fully described in the Notes to the Unaudited Pro Forma Financial Statements) accounted for as a purchase as if it had occurred on June 30, 1997 for the Unaudited Pro Forma Combined Balance Sheet and on January 1, 1996 for the Unaudited Pro Forma Combined Statements of Earnings. The following Unaudited Pro Forma Combined Financial Information is presented as follows:

    - The Unaudited Pro Forma Combined Balance Sheet as of June 30, 1997 and the Unaudited Pro Forma Combined Statements of Earnings for the year ended December 31, 1996 and for the six-month period ended June 30, 1997 captioned "Sun Healthcare Group, Inc. and Subsidiaries, Regency Health Services, Inc." are presented, giving effect to Sun and items (1) and (2).

    The Unaudited Pro Forma Combined Financial Information is based on the respective historical financial statements and the notes thereto of Sun and Regency. Sun and Regency have a fiscal year end of December 31.

    Sun intends to retire certain indebtedness of Regency soon after the acquisition of Regency is completed. Sun expects to record an extraordinary change of approximately $415,720,000 (net of income tax benefit) in connection with the retirement of this Regency indebtedness. The Unaudited Combined Balance Sheet does not reflect this transaction as it will occur subsequent to the acquisition.

    The Unaudited Pro Forma Combined Financial Statements are presented for illustrative purposes only, and they are not necessarily indicative of the future operating results or financial position of Sun and Regency. The Unaudited Pro Forma Combined Statements of Earnings do not reflect the benefits or cost savings anticipated to result from the acquisition of Regency.

    THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION CONTAINED HEREIN IS PRELIMINARY AND IS BASED ON A NUMBER OF ASSUMPTIONS, INCLUDING THE TENDER OF 100% OF REGENCY'S COMMON STOCK AND DEBT. ACCORDINGLY, THE COMPANY BELIEVES THAT SUCH UNAUDITED PRO FORMA FINANCIAL INFORMATION IS SUBJECT TO CHANGE. REVISED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION WILL BE FILED ON FORM 8-K IN ACCORDANCE WITH THE RULES AND REGULATIONS THERETO.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        SUN FINANCE     ADJUSTED                PRO FORMA     PRO FORMA
                                              SUN      TRANSACTIONS(2)    SUN       REGENCY   ADJUSTMENTS(1)   COMBINED
                                           ----------  --------------  ----------  ---------  --------------  ----------
Total net revenues.......................  $1,316,308    $   --        $1,316,308  $ 558,050    $   --        $1,874,358
                                           ----------  --------------  ----------  ---------  --------------  ----------
Costs and expenses:
  Operating..............................   1,107,821        --         1,107,821    438,958        --         1,546,779
  Corporate general and administrative...      62,085        --            62,085     60,531        --           122,616
  Provision for losses on A/R............      14,970        --            14,970      2,890        --            17,860
  Depreciation and amortization..........      33,817        --            33,817     15,317        10,495        53,905
                                                                                                    (3,099)
                                                                                                    (2,625)
  Interest, net..........................      25,899       (13,955)       36,434     18,060        38,884        93,223
                                                             24,490                                (22,288)
                                                                                                    22,133
  Minority interest......................      --            --            --         --            --            --
  Restructuring charge...................      --            --            --         11,283        --            11,283
  Investigation and litigation costs.....      19,250        --            19,250     --            --            19,250
                                           ----------  --------------  ----------  ---------  --------------  ----------
  Total costs and expenses...............   1,263,842        10,535     1,274,377    547,039        43,500     1,864,916
                                           ----------  --------------  ----------  ---------  --------------  ----------
Earnings before income taxes.............      52,466       (10,535)       41,931     11,011       (43,500)        9,442
Income taxes.............................      30,930        (4,109)       26,821      4,612       (14,024)       17,409
                                           ----------  --------------  ----------  ---------  --------------  ----------
  Net earnings (loss)....................  $   21,536    $   (6,426)   $   15,110  $   6,399    $  (29,476)   $   (7,967)
                                           ----------  --------------  ----------  ---------  --------------  ----------
                                           ----------  --------------  ----------  ---------  --------------  ----------

Net earnings (loss) per common and common
  equivalent share:                        $     0.46                  $     0.32                             $    (0.17)
                                           ----------                  ----------                             ----------
                                           ----------                  ----------                             ----------
Weighted average number of common and
  common equivalent shares outstanding:        46,840                      46,840                                 46,840
                                           ----------                  ----------                             ----------
                                           ----------                  ----------                             ----------

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA COMBINED BALANCE SHEET AT JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                      ADJUSTED
                                                                         SUN
                                                       SUN FINANCE     FINANCE                 PRO FORMA      PRO FORMA
                                              SUN      TRANSACTIONS  TRANSACTION   REGENCY   ADJUSTMENTS(1)    COMBINED
                                           ----------  ------------  -----------  ---------  --------------  ------------
ASSETS
Current Assets:
  Cash and cash equivalents..............  $    8,045   $   --        $   8,045   $  13,171    $   --         $   21,216
  Restricted cash........................       1,666       --            1,666       6,308        --              7,974
  Accounts receivable, net...............     348,086       --          348,086      95,029        --            443,115
  Other receivables......................      14,323       --           14,323      15,211        --             29,534
  Prepaids and other assets..............      25,906       --           25,906      15,348        --             41,254
  Deferred tax asset.....................       8,717       --            8,717       6,897        --             15,614
                                           ----------  ------------  -----------  ---------  --------------  ------------
  Total current assets...................     406,743       --          406,743     151,964        --            558,707
                                           ----------  ------------  -----------  ---------  --------------  ------------
Property and equipment, net..............     544,211       --          544,211     169,259        (3,300)       707,170
                                                                                                   (3,000)
Goodwill, net............................     520,741       --          520,741      59,466       367,322        888,063
                                                                                                  (59,466)
Other assets, net........................     124,634        7,400      132,034      27,963       (13,500)       163,704
                                                                                                   27,000
                                                                                                   (3,251)
                                                                                                    3,000
Deferred tax asset.......................       7,858       --            7,858      --            21,300         29,158
                                               --           --           --          --            --             --
                                           ----------  ------------  -----------  ---------  --------------  ------------
  Total assets...........................  $1,604,187   $    7,400    $1,611,587  $ 408,652    $  336,105     $2,356,344
                                           ----------  ------------  -----------  ---------  --------------  ------------
                                           ----------  ------------  -----------  ---------  --------------  ------------
LIABILITIES AND EQUITY
Current liabilities:
  Current portion of long-term debt......  $   46,973   $   --        $  46,973   $   5,959    $   --         $   52,932
  Accrued transactional costs............      --           --           --          --            --             --
  Accounts payable and accrued expenses..     148,720       --          148,720      75,411        (1,268)       222,863
                                           ----------  ------------  -----------  ---------  --------------  ------------
  Total current liabilities..............     195,693       --          195,693      81,370        (1,268)       275,795
                                           ----------  ------------  -----------  ---------  --------------  ------------
Long-term debt, net of current portion...     772,021      250,000      779,421     222,927       426,000      1,428,348
                                                          (242,600)
Other long term liabilities..............      13,568       --           13,568      10,656        --             24,224
Deferred income taxes....................      12,143       --           12,143       7,055        --             19,198
                                           ----------  ------------  -----------  ---------  --------------  ------------
  Total liabilities......................     993,425        7,400    1,000,825     322,008       424,732      1,747,565
                                           ----------  ------------  -----------  ---------  --------------  ------------
Minority interest........................       2,386       --            2,386      --            --              2,386
Redeemable preferred stock...............      --           --           --          --            --             --
Stockholder's Equity:
  Preferred stock........................      --           --           --          --            --             --
  Common stock...........................         513       --              513         169          (169)           513
  Additional paid-in-capital.............     635,007       --          635,007      51,050       (51,050)       635,007
  Retained earnings......................      56,072       --           56,072      35,425       (35,425)        54,089
                                                                                                   (1,983)
  Cumulative translation adjustment......       4,235       --            4,235      --            --              4,235
                                           ----------  ------------  -----------  ---------  --------------  ------------
                                              695,827       --          695,827      86,644       (88,627)       693,844
                                           ----------  ------------  -----------  ---------  --------------  ------------
  Less:
  Common stock held in treasury, at
   cost..................................      25,069       --           25,069      --            --             25,069
  Employee benefit trust, at market......      62,382       --           62,382      --            --             62,382
                                           ----------  ------------  -----------  ---------  --------------  ------------
  Total stockholders' equity.............     608,376       --          608,376      86,644       (88,627)       606,393
                                           ----------  ------------  -----------  ---------  --------------  ------------
  Total liabilities and stockholders'
   equity................................  $1,604,187   $    7,400    $1,611,587  $ 408,652    $  336,105     $2,356,344
                                           ----------  ------------  -----------  ---------  --------------  ------------
                                           ----------  ------------  -----------  ---------  --------------  ------------

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           SUN
                                                         FINANCE      ADJUSTED                 PRO FORMA      PRO FORMA
                                              SUN     TRANSACTIONS       SUN       REGENCY   ADJUSTMENTS(1)    COMBINED
                                           ---------  -------------  -----------  ---------  --------------  ------------
Total net revenues.......................  $ 846,181    $  --         $ 846,181   $ 322,638    $   --         $1,168,819
                                           ---------  -------------  -----------  ---------  --------------  ------------
Costs and expenses:
  Operating..............................    694,787       --           694,787     255,860        --            950,647
  Corporate general and administrative...     39,446       --            39,446      34,892        --             74,338
  Provision for losses on A/R............      6,773       --             6,773       1,492        --              8,265
  Depreciation and amortization..........     24,347       --            24,347       9,442         5,247         35,749
                                                                                                   (1,658)
                                                                                                   (1,629)
  Interest, net..........................     25,486       (8,372)       29,359      10,170        19,037         57,937
                                              --           12,245                                 (15,870)
                                                                                                   15,240
  Minority interest......................     --           --            --            (163)       --               (163)
  Investigation and litigation costs.....     --           --            --          --            --             --
                                           ---------  -------------  -----------  ---------  --------------  ------------
  Total costs and expenses...............    790,839        3,873       794,712     311,693        20,367      1,126,773
                                           ---------  -------------  -----------  ---------  --------------  ------------
Earnings before income taxes.............     55,342       (3,873)       51,469      10,945       (20,367)        42,046
Income taxes.............................     21,583       (1,511)       20,072       4,268        (6,531)        17,810
                                           ---------  -------------  -----------  ---------  --------------  ------------
  Net earnings...........................  $  33,759    $  (2,362)    $  31,397   $   6,677    $  (13,836)    $   24,236
                                           ---------  -------------  -----------  ---------  --------------  ------------
                                           ---------  -------------  -----------  ---------  --------------  ------------
Net Earnings per Common and Common
  Equivalent Share:
  Primary................................  $    0.72                  $    0.67                               $     0.52
                                           ---------                 -----------                             ------------
                                           ---------                 -----------                             ------------
  Fully Diluted..........................  $    0.68                  $    0.60                               $     0.57
                                           ---------                 -----------                             ------------
                                           ---------                 -----------                             ------------
Weighted average number of Common and
  Common equivalent shares outstanding:
  Primary................................  $  46,862                     46,862                                   46,862
                                           ---------                 -----------                             ------------
                                           ---------                 -----------                             ------------
  Fully Dilluted.........................     52,019                     52,019                                   52,019
                                           ---------                 -----------                             ------------
                                           ---------                 -----------                             ------------

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. PROPOSED ACQUISITION OF REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

    On July 27, 1997, Sun announced the signing of a definitive agreement to purchase Regency Health Services, Inc. ("Regency"). Sun will acquire all the shares of Regency for approximately $369 million in cash and assume $220 million of Regency's debt. Regency operates 116 inpatient facilities (including 46 with subacute specialty units), 26 outpatient rehabilitation therapy clinics, and eight institutional pharmacies. The fair value of assets to be acquired, including goodwill of approximately $310 million, is approximately $729 million and liabilities assumed are expected to total approximately $360 million.

    This transaction will be accounted for as a purchase. On October 8, 1997, Sun announced that it had completed the acquisition of Regency.

    Sun has obtained a new $1.2 billion long-term financing commitment for this acquisition. This new commitment contains a $500 million revolving credit facility and a term loan facility with three tranches: Tranche A has a borrowing maximum of $200 million; Tranche B has a borrowing maximum of $250 million; and Tranche C has a borrowing maximum of $250 million. Borrowings assumed to be outstanding under this new credit facility were assumed to incur interest at the rates stated below for the periods identified:

                                                                                     FOR THE SIX
                                                              FOR THE YEAR ENDED    MONTHS ENDED
                                                               DECEMBER 31, 1996    JUNE 30, 1997
                                                              -------------------  ---------------
Revolving credit facility...................................            8.02%              7.83%
Tranche A...................................................            8.02%              7.83%
Tranche B...................................................            8.27%              8.08%
Tranche C...................................................            8.52%              8.33%

    Several members of Regency's management have entered an agreement with Sun to purchase certain Regency neurological facilities for a note of $3 million. This transaction is reflected in the Unaudited Pro Forma Combined Balance Sheet. The Unaudited Pro Forma Combined Balance Sheet also recognizes the accrual of approximately $30 million of transaction costs associated with the Regency acquisition and the write-down to fair market value of certain of Regency's long lived assets which Sun does not intend to utilize once the acquisition is completed. The Unaudited Pro Forma Combined Statements of Earnings includes adjustments for additional goodwill amortization due to the acquisition and additional interest expense due to the borrowings incurred to fund the purchase price.

NOTE 2. DEBT OFFERING

    On July 8, 1997, Sun issued $250,000,000 of Senior Subordinated Notes due 2007 (the "Notes") in a private placement. The Notes bear interest at a rate of 9 1/2% per annum. The net proceeds after deducting offering expenses and underwriting discounts and commissions were approximately $242.6 million. Sun used the proceeds from the sale of the Notes to repay an equivalent amount of indebtedness outstanding under its old revolving credit facility. The weighted average interest rate for all borrowings under Sun's old revolving credit facility for the year ended December 31, 1996 was 6.8% and for the six months ended June 30, 1997 was 6.9%. The incremental interest charge associated with the Notes is reflected in the Unaudited Pro Forma Combined Financial Statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Sun Healthcare Group, Inc.:

    We have audited the accompanying consolidated balance sheets of Sun Healthcare Group, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of earnings (loss), stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun Healthcare Group, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
February 27, 1997 (except with
respect to the matter discussed in Note 15, as to which the date is October 9, 1997)

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1995          1996
                                                                                        ------------  ------------
                                                                                              (IN THOUSANDS,
                                                                                            EXCEPT SHARE DATA)
                                                      ASSETS
Current assets:
  Cash and cash equivalents...........................................................  $     23,102  $     14,880
  Restricted cash.....................................................................         1,914         2,236
  Accounts receivable, net of allowance for doubtful accounts of $11,035 and $16,877
   in 1995 and 1996, respectively.....................................................       236,797       282,268
  Other receivables...................................................................        29,976        33,430
  Prepaids and other assets...........................................................        18,300        17,618
  Deferred tax asset..................................................................        27,098        12,716
                                                                                        ------------  ------------
    Total current assets..............................................................       337,187       363,148
                                                                                        ------------  ------------
Property and equipment, net...........................................................       201,132       305,720
Restricted cash.......................................................................         8,132       --
Goodwill, net.........................................................................       421,660       432,505
Other assets, net.....................................................................        62,856       115,056
Deferred tax asset....................................................................        11,536        12,997
                                                                                        ------------  ------------
    Total assets......................................................................  $  1,042,503  $  1,229,426
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................................................  $     10,417  $     28,982
  Accounts payable....................................................................        33,000        39,180
  Accrued compensation and benefits...................................................        23,742        32,612
  Workers' compensation accrual.......................................................         6,339         7,863
  Payable to APTA shareholders........................................................       --             23,545
  Other accrued liabilities...........................................................        26,542        19,384
                                                                                        ------------  ------------
    Total current liabilities.........................................................       100,040       151,566
                                                                                        ------------  ------------
Long-term debt, net of current portion................................................       348,460       483,453
Other long-term liabilities...........................................................        17,052        14,813
Deferred income taxes.................................................................         2,634         4,760
                                                                                        ------------  ------------
    Total liabilities.................................................................       468,186       654,592
                                                                                        ------------  ------------
Minority interest.....................................................................         5,275         2,697
Commitments and contingencies.........................................................       --            --
Stockholders' equity:
  Preferred stock of $.01 par value, authorized 5,000,000 shares, none issued.........       --            --
  Common stock of $.01 par value, authorized 100,000,000 shares, 47,916,367 and
   51,142,729 shares issued and outstanding at December 31, 1995 and 1996,
   respectively.......................................................................           479           511
  Additional paid-in capital..........................................................       568,054       611,434
  Retained earnings...................................................................           777        22,313
  Cumulative translation adjustment...................................................          (268)        3,718
                                                                                        ------------  ------------
                                                                                             569,042       637,976
                                                                                        ------------  ------------
  Less:
    Common stock held in treasury, at cost, 2,030,116 shares as of December 31,
     1996.............................................................................       --             25,069
    Grantor stock trust, at market, 3,019,993 shares at December 31, 1996.............       --             40,770
                                                                                        ------------  ------------
      Total stockholders' equity......................................................       569,042       572,137
                                                                                        ------------  ------------
      Total liabilities and stockholders' equity......................................  $  1,042,503  $  1,229,426
                                                                                        ------------  ------------
                                                                                        ------------  ------------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                          --------------------------------------
                                                                             1994         1995          1996
                                                                          ----------  ------------  ------------
                                                                            (IN THOUSANDS, EXCEPT SHARE DATA)

Total net revenues......................................................  $  673,354  $  1,135,508  $  1,316,308

Cost and expenses:
  Operating.............................................................     552,662       929,493     1,107,821
  Corporate general and administrative..................................      31,633        51,468        62,085
  Provision for losses on accounts receivable...........................      27,632        14,623        14,970
  Depreciation and amortization.........................................      11,797        27,734        33,817
  Interest, net.........................................................      10,548        21,829        25,899
  Conversion expense....................................................       2,275         3,256       --
  Merger expenses.......................................................      --             5,800       --
  Strike costs..........................................................      --             4,006       --
  Investigation and litigation costs....................................      --             5,505        19,250
  Impairment loss.......................................................      --            59,000       --
                                                                          ----------  ------------  ------------
    Total costs and expenses............................................     636,547     1,122,714     1,263,842
                                                                          ----------  ------------  ------------
Earnings before income taxes and extraordinary loss.....................      36,807        12,794        52,466
Income taxes............................................................      14,688        33,132        30,930
                                                                          ----------  ------------  ------------
  Net earnings (loss) before extraordinary loss.........................      22,119       (20,338)       21,536
Extraordinary loss from early extinguishment of debt, net of income tax
 benefit of $2,372......................................................      --            (3,413)      --
                                                                          ----------  ------------  ------------
Net earnings (loss).....................................................  $   22,119  ($    23,751) $     21,536
                                                                          ----------  ------------  ------------
                                                                          ----------  ------------  ------------
Pro forma data:
  Historical earnings before income taxes and extraordinary loss........  $   36,807  $     12,794
  Pro forma income taxes................................................      17,246        33,362
                                                                          ----------  ------------
  Pro forma net earnings (loss) before extraordinary loss...............      19,561       (20,568)
  Extraordinary loss....................................................      --            (3,413)
                                                                          ----------  ------------
  Pro forma net earnings (loss).........................................  $   19,561  ($    23,981)
                                                                          ----------  ------------
                                                                          ----------  ------------
Net earnings (loss) per common and common equivalent share:
  Net earnings (loss) before extraordinary loss.........................  $     0.61  ($      0.43) $       0.46
  Extraordinary loss....................................................      --             (0.07)      --
                                                                          ----------  ------------  ------------
  Net earnings (loss)...................................................  $     0.61  ($      0.50) $       0.46
                                                                          ----------  ------------  ------------
                                                                          ----------  ------------  ------------
Weighted average number of common and common equivalent shares
 outstanding............................................................      31,830        47,419        46,840
                                                                          ----------  ------------  ------------
                                                                          ----------  ------------  ------------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   YEAR ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                1994         1995        1996
                                                                             -----------  ----------  -----------
                                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)......................................................  $    22,119  $  (23,751) $    21,536
  Adjustments to reconcile net earnings (loss) to net cash provided by
   (used for) operating activities --
    Extraordinary loss.....................................................      --            5,785      --
    Conversion expense.....................................................        2,275       3,256      --
    Litigation settlement..................................................      --           --           (4,750)
    Depreciation and amortization..........................................       11,797      27,734       33,817
    Provision for losses on accounts receivable............................       27,632      14,623       14,970
    Impairment loss........................................................      --           59,000      --
    Other, net.............................................................         (908)     (2,220)      (2,032)
    Changes in operating assets and liabilities:
      Accounts receivable..................................................      (76,929)    (90,887)     (57,059)
      Other current assets.................................................       (4,521)        970       (6,696)
      Other current liabilities............................................      (10,029)     (6,334)       3,262
      Income taxes payable.................................................       (7,758)     18,610       23,764
                                                                             -----------  ----------  -----------
    Net cash provided by (used for) operating activities...................      (36,322)      6,786       26,812
                                                                             -----------  ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net................................................      (37,862)    (73,497)     (76,223)
  Transfer of restricted cash..............................................       16,054      --          --
  Acquisitions, net of cash acquired.......................................     (128,378)    (48,167)     (65,405)
  Purchase of minority interest in Ashbourne PLC...........................      --          (25,874)     (10,174)
  Purchase of minority interest in OmniCell Technologies, Inc..............      --           --          (25,332)
  Net proceeds from sale of SunSurgery Corporation.........................      --           --           24,828
  Proceeds from operations and sale of assets held for sale................       (2,186)     36,878       (3,810)
  Proceeds from sale and leaseback of property and equipment...............      --          105,534       34,603
  Other assets expenditures................................................       (3,507)    (22,648)     (20,676)
                                                                             -----------  ----------  -----------
    Net cash used for investing activities.................................     (155,879)    (27,774)    (142,189)
                                                                             -----------  ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt borrowings................................................      145,055     185,299      137,155
  Long-term debt repayments................................................      (88,163)   (115,730)      (4,273)
  Transfer of restricted cash..............................................          667      --          --
  Repurchase of 11 3/4% Senior Subordinated Notes due 2002.................      --          (89,370)     --
  Conversion of Mediplex 6 1/2% Convertible Subordinated Debentures due
   2003....................................................................      (10,681)    (16,859)     --
  Net proceeds from issuance of common stock...............................      216,608       2,976        1,582
  Purchases of treasury stock..............................................      --           --          (25,069)
  Other financing activities...............................................      --           (1,429)      (1,776)
  Distribution of prior S corporation earnings.............................       (8,889)       (333)     --
                                                                             -----------  ----------  -----------
    Net cash provided by (used for) financing activities...................      254,597     (35,446)     107,619
                                                                             -----------  ----------  -----------
Effect of exchange rate on cash and cash equivalents.......................      --              798         (464)
                                                                             -----------  ----------  -----------
Net increase (decrease) in cash and cash equivalents.......................       62,396     (55,636)      (8,222)
Cash and cash equivalents at beginning of year.............................       16,342      78,738       23,102
                                                                             -----------  ----------  -----------
Cash and cash equivalents at end of year...................................  $    78,738  $   23,102  $    14,880
                                                                             -----------  ----------  -----------
                                                                             -----------  ----------  -----------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                              COMMON STOCK       ADDITIONAL                 CUMULATIVE                GRANTOR
                                         ----------------------    PAID-IN     RETAINED     TRANSLATION   TREASURY     STOCK
                                          SHARES      AMOUNT       CAPITAL     EARNINGS     ADJUSTMENT      STOCK      TRUST
                                         ---------  -----------  -----------  -----------  -------------  ---------  ---------
                                                                            (IN THOUSANDS)
Balance at December 31, 1993...........     21,066   $     210    $  57,697    $  12,454     $  --        $  --      $  --
Distribution of prior S corporation
 earnings..............................     --          --              218       (5,954)       --           --         --
Reclassification of retained earnings
 as additional paid-in capital to
 reflect change in tax status of
 CareerStaff...........................     --          --              454         (454)       --           --         --
Common stock offerings.................     10,662         107      205,402       --            --           --         --
Common stock issued pursuant to the
 acquisition of Mediplex and related
 transactions..........................     11,250         112      213,629       --            --           --         --
Common stock issued in connection with
 other acquisitions....................         14      --              150       --            --           --         --
Additional consideration recorded for
 the excess of the fair value over the
 exercise price of the Mediplex stock
 options assumed in connection with the
 acquisition...........................     --          --           14,473       --            --           --         --
Issuance of common stock for employee
 benefits..............................      1,051          11       11,088       --            --           --         --
Conversion of 6 1/2% Convertible
 Subordinated Debentures due 2003......        978          10       18,503       --            --           --         --
Foreign currency translation
 adjustment............................     --          --           --           --               220       --         --
Net earnings...........................     --          --           --           22,119        --           --         --
                                         ---------       -----   -----------  -----------  -------------  ---------  ---------
Balance at December 31, 1994...........     45,021         450      521,614       28,165           220       --         --
                                         ---------       -----   -----------  -----------  -------------  ---------  ---------
Distribution of prior S corporation
 earnings..............................     --          --           --             (333)       --           --         --
Reclassification of retained earnings
 as additional paid-in capital to
 reflect the change in tax status of
 Golden Care, Inc......................     --          --            3,908       (3,908)       --           --         --
Common stock issued in connection with
 immaterial poolings...................        690           7          174          604        --           --         --
Common stock issued in connection with
 other acquisitions....................        339           3        8,231       --            --           --         --
Additional consideration recorded for
 the fair value of warrants issued in
 connection with the Columbia
 acquisition...........................     --          --            1,095       --            --           --         --
Issuance of common stock for employee
 benefits..............................        283           3        2,973       --            --           --         --
Conversion of 6 1/2% Convertible
 Subordinated Debentures due 2003......      1,583          16       30,059       --            --           --         --
Foreign currency translation
 adjustment............................     --          --           --           --              (488)      --         --
Net loss...............................     --          --           --          (23,751)       --           --         --
                                         ---------       -----   -----------  -----------  -------------  ---------  ---------
Balance at December 31, 1995...........     47,916         479      568,054          777          (268)      --         --
                                         ---------       -----   -----------  -----------  -------------  ---------  ---------
Purchase of treasury stock.............     --          --           --           --            --          (25,069)    --
Common stock issued in connection with
 acquisitions..........................         71           1          960       --            --           --         --
Issuance of common stock in connection
 with establishment of the Grantor
 Stock Trust...........................      3,050          30       37,670       --            --           --        (37,700)
Issuance of common stock from the
 Grantor Stock Trust...................     --          --           --           --            --           --            375
Adjustment to market value of common
 stock held by the Grantor Stock
 Trust.................................     --          --            3,445       --            --           --         (3,445)
Issuance of common stock for employee
 benefits..............................        106           1        1,206       --            --           --         --
Tax benefit of stock options
 exercised.............................     --          --               99       --            --           --         --
Foreign currency translation
 adjustment............................     --          --           --           --             3,986       --         --
Net earnings...........................     --          --           --           21,536        --           --         --
                                         ---------       -----   -----------  -----------  -------------  ---------  ---------
Balance at December 31, 1996...........     51,143   $     511    $ 611,434    $  22,313     $   3,718    $ (25,069) $ (40,770)
                                         ---------       -----   -----------  -----------  -------------  ---------  ---------
                                         ---------       -----   -----------  -----------  -------------  ---------  ---------


                                           TOTAL
                                         ---------

Balance at December 31, 1993...........  $  70,361
Distribution of prior S corporation
 earnings..............................     (5,736)
Reclassification of retained earnings
 as additional paid-in capital to
 reflect change in tax status of
 CareerStaff...........................     --
Common stock offerings.................    205,509
Common stock issued pursuant to the
 acquisition of Mediplex and related
 transactions..........................    213,741
Common stock issued in connection with
 other acquisitions....................        150
Additional consideration recorded for
 the excess of the fair value over the
 exercise price of the Mediplex stock
 options assumed in connection with the
 acquisition...........................     14,473
Issuance of common stock for employee
 benefits..............................     11,099
Conversion of 6 1/2% Convertible
 Subordinated Debentures due 2003......     18,513
Foreign currency translation
 adjustment............................        220
Net earnings...........................     22,119
                                         ---------
Balance at December 31, 1994...........    550,449
                                         ---------
Distribution of prior S corporation
 earnings..............................       (333)
Reclassification of retained earnings
 as additional paid-in capital to
 reflect the change in tax status of
 Golden Care, Inc......................     --
Common stock issued in connection with
 immaterial poolings...................        785
Common stock issued in connection with
 other acquisitions....................      8,234
Additional consideration recorded for
 the fair value of warrants issued in
 connection with the Columbia
 acquisition...........................      1,095
Issuance of common stock for employee
 benefits..............................      2,976
Conversion of 6 1/2% Convertible
 Subordinated Debentures due 2003......     30,075
Foreign currency translation
 adjustment............................       (488)
Net loss...............................    (23,751)
                                         ---------
Balance at December 31, 1995...........    569,042
                                         ---------
Purchase of treasury stock.............    (25,069)
Common stock issued in connection with
 acquisitions..........................        961
Issuance of common stock in connection
 with establishment of the Grantor
 Stock Trust...........................     --
Issuance of common stock from the
 Grantor Stock Trust...................        375
Adjustment to market value of common
 stock held by the Grantor Stock
 Trust.................................     --
Issuance of common stock for employee
 benefits..............................      1,207
Tax benefit of stock options
 exercised.............................         99
Foreign currency translation
 adjustment............................      3,986
Net earnings...........................     21,536
                                         ---------
Balance at December 31, 1996...........  $ 572,137
                                         ---------
                                         ---------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING POLICIES

(a) NATURE OF BUSINESS

    Sun Healthcare Group, Inc., through its direct and indirect subsidiaries ("Sun" or the "Company"), is a provider of long-term, subacute and related specialty healthcare services including rehabilitation and respiratory therapy services and pharmaceutical services. Long-term and subacute care and outpatient therapy services are provided through Company-operated facilities. Therapy services and pharmaceutical services are provided both in Company-operated and in other nonaffiliated facilities located in the United States. The Company also provides long-term care and pharmaceutical services in the United Kingdom and outpatient rehabilitation therapy services in Canada.

(b) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its greater than 50% owned subsidiaries. Investments in affiliates, in which the Company owns 20% to 50%, are carried on the equity method. Investments in companies owned less than 20% are carried at cost. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c) CASH EQUIVALENTS

    The Company considers all highly liquid, unrestricted investments with original maturities of three months or less to be cash equivalents. Cash equivalents are stated at cost.

(d) NET REVENUES

    Net revenues consist of patient revenues, therapy services revenues, temporary therapy staffing services revenues and pharmaceutical services revenues. Net revenues are recognized as services are provided. Net patient revenues are recorded net of provisions for discount arrangements with commercial payors and contractual allowances with third-party payors, primarily Medicare and Medicaid. Net revenues realizable under third-party payor agreements are subject to change due to examination and retroactive adjustment. Estimated third-party payor settlements are recorded in the period the related services are rendered. Differences between the net amounts accrued and subsequent settlements are recorded in operations at the time of settlement, of which the majority is settled in two to three years.

    The Company has submitted to the Health Care Financing Administration ("HCFA") various requests for exceptions to the Medicare established routine cost limitations for reimbursement ("RCLs"). These exceptions are permitted under the Medicare regulations to allow providers to treat higher acuity patients. Included in net revenues are amounts related to exceptions to the RCLs of $103,000, $8,862,000 and $12,268,000 for the years ended December 31, 1994,
1995 and 1996 respectively. These amounts are net of adjustments to record management's estimate of amounts that will ultimately be approved by HCFA. Accounts receivable include requests for exceptions to the RCLs of $11,115,000 and $19,119,000 at December 31, 1995 and 1996, respectively. Amounts realizable are subject to final settlement of the respective cost reports. Differences between the net amounts accrued and subsequent settlements are recorded in operations at the time of settlement.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING POLICIES
(CONTINUED)
(e) ACCOUNTS RECEIVABLE

    The Company receives payment for services rendered from Federal and state governments under the Medicare and Medicaid programs and private pay payors, including third party insurers, workers' compensation plans, healthcare providers and individuals. The following table summarizes the percent of accounts receivable by payor category as of December 31:

                                                                                    1995       1996
                                                                                  ---------  ---------
Government......................................................................         51%        44%
Private and other...............................................................         49         56
                                                                                        ---        ---
                                                                                        100%       100%
                                                                                        ---        ---
                                                                                        ---        ---

    Management does not believe that there are any credit risks associated with receivables from governmental agencies. Private and other receivables consist of receivables from a large number of payors involved in diverse activities and subject to differing economic conditions, which do not represent any concentrated credit risks to the Company. In certain instances, however, the collection of amounts from healthcare providers for therapy services has slowed because payment is primarily dependent upon such facilities' receipt of payment from fiscal intermediaries which, in some instances, have been delayed because fiscal intermediaries are conducting reviews of such facilities' request for reimbursement.

(f) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Major renewals or improvements are capitalized, whereas ordinary maintenance and repairs are expensed as incurred. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets as follows: buildings and improvements -- 5 to 40 years; leasehold improvements -- the shorter of the estimated useful lives of the assets or the life of the lease; equipment -- 3 to 20 years.

    The Company capitalizes certain costs associated with developing and acquiring healthcare facilities and related outpatient programs. Capitalized costs include direct incremental investigation, negotiation, development, acquisition and preconstruction costs; indirect and general expenses related to such activities are expensed as incurred. Preconstruction costs include the direct costs of securing control of the development site, obtaining the requisite certificate of need and other approvals, as well as the direct costs of preparing for actual development and construction. The capitalized costs are transferred to construction in progress and depreciable asset categories as construction is begun and completed, respectively. The Company capitalizes interest directly related to the development and construction of new facilities as a cost of the related asset.

(g) GOODWILL/IMPAIRMENT LOSS

    The excess of the purchase price over the fair value of the net assets of the businesses acquired by the Company is amortized using the straight-line method over periods ranging from 20 to 40 years. Accumulated amortization of such costs was $18,721,000 and $28,889,000 as of December 31, 1995 and 1996,
respectively.

    The Company periodically evaluates the carrying value of goodwill along with any other related long-lived assets in relation to the future undiscounted cash flows of the underlying businesses to assess recoverability. The Company adopted Statement of Financial Accounting Standards No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" on December 31, 1995. Under SFAS 121, an impairment loss is recognized if the sum of the expected long-term cash flows is less than the carrying amount of the goodwill and other assets being evaluated. The difference between the carrying amount of the goodwill and other assets being

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING POLICIES (CONTINUED) evaluated and the estimated fair market value of the assets represents the impairment loss. The Company determines fair value using certain multiples of earnings before interest, taxes, depreciation and amortization based on current prices for comparable assets.

    The impairment loss, as determined by SFAS 121, of $59,000,000 recorded by the Company in 1995 primarily relates to the goodwill associated with six of the forty facilities acquired in the Mediplex acquisition. The impairment loss at these six facilities was the result of the following circumstances: (i) three facilities were organized by the Service Employees International Union subsequent to the acquisition resulting in significantly higher labor costs;
(ii) two facilities experienced significant declines in private pay census and revenues due to, in one instance, funding reductions in certain programs providing private pay patients and, in the other instance, the opening of two new facilities by competitors; and (iii) the remaining facility received lower than expected Medicaid rates from the State of Connecticut and due to the high acuity of the patients treated at the facility, reimbursement was not adequate. If the Company had not elected early adoption of SFAS 121 during 1995, the impairment loss would have been based solely on the difference between the assets carrying value and cumulative long-term cash flows which would have resulted in a loss of $48,900,000. The operations of the impaired facilities are not material to the consolidated earnings or cash flows of the Company, and therefore, management does not expect future operating results of the impaired facilities to have a material adverse effect on the Company's financial condition or results of operations. However, the impaired facilities are experiencing marginal or negative cash flows. As they are leased under long-term operating leases, the Company expects that this trend will continue until it can implement measures to turn around their performance or to dispose of the facilities.

(h) OTHER ASSETS

    Costs incurred in obtaining debt financing are amortized as interest expense over the terms of the related indebtedness. The Company amortizes preopening costs (start-up costs related to new facilities, specialty units within a facility, new rehabilitation regions and pharmacies) over a period ranging from one year (for costs not reimbursed by third-party payors) to five years (for costs reimbursed by third-party payors, including the Medicare and Medicaid programs). Other assets also includes equity and cost-based investments (see
Note 2).

(i) WORKERS' COMPENSATION INSURANCE

    Workers' compensation coverage is effected through self-insurance or retrospective and high deductible insurance policies and other hybrid policies which vary by the states in which the Company operates. Provisions for estimated settlements are provided in the period of the related coverage. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

(j) INVESTIGATION AND LITIGATION COSTS

    In 1996, the Company reached an agreement in principle to settle certain class-action lawsuits brought by shareholders for $24,000,000 and recognized, as a reduction of the settlement cost, a $9,000,000 claim from its directors and officers liability insurance carrier for its claim submitted in connection with the settlement. In addition, in 1996 the Company recorded additional charges and expenses of $4,250,000 related to monitoring and responding to the continuing investigation by the U.S. Department of Health and Human Services' Office of Inspector General ("OIG") and responding to the remaining shareholder litigation filed after the announcement of the OIG investigation. In 1995, the Company recorded charges and expenses of $5,505,000 related to monitoring and responding to the continuing OIG investigation and legal fees resulting from shareholder litigation (see Note 14). The 1995 charges also included costs incurred by the Company in connection with financing

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING POLICIES (CONTINUED) activities which were not concluded due to negative publicity resulting from the OIG investigation. The charges do not contain any estimated amounts for settlement of the OIG investigation or remaining shareholder litigation matters.

(k) STRIKE COSTS

    During 1995, the Company recorded charges and expenses of $4,006,000 related to averting a strike and negotiating new contracts for certain unionized nursing homes in Connecticut.

(l) INCOME TAXES

    Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

    Prior to converting to C corporations, CareerStaff and Golden Care had elected S corporation status whereby income taxes are paid by the stockholders rather than by the entities. Accordingly, there is no provision for income taxes in the financial statements for these entities to the extent such income or loss was includable by the stockholders in their personal income tax returns (see
Note 9).

(m) FOREIGN CURRENCY TRANSLATION

    The financial position and results of operations of the Company's foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative foreign currency translation adjustment account in stockholders' equity.

(n) STOCK-BASED COMPENSATION

    The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Financial Accounting Standards Board Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") was issued in 1995 and the Company has adopted the disclosure requirements of SFAS 123 (see Note 12).

(o) NET EARNINGS (LOSS) PER SHARE

    Net earnings (loss) per common and common equivalent share is based upon the weighted average number of common shares outstanding during the period including the common stock transactions of CareerStaff and Golden Care plus the effect, if dilutive, of the number of incremental shares of common stock contingently issuable upon exercise of stock options.

    Fully diluted net earnings per share in periods of earnings, if dilutive, is determined on the assumption that the 6% Debentures and the 6 1/2% Debentures were converted as of the dates of issuance and acquisition on March 1, 1994, and June 23, 1994, respectively. Net earnings is adjusted for the interest on the debentures, net of interest related to additional assumed borrowings to fund the cash consideration on conversion of the 6 1/2% Debentures and the related income tax benefits. In periods of loss, fully diluted net earnings per share is based upon the weighted average number of common shares outstanding during the period.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING POLICIES
(CONTINUED)

(p) FINANCIAL STATEMENT PREPARATION AND PRESENTATION

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Certain amounts in the 1994 and 1995 consolidated financial statements and notes have been reclassified to conform to the 1996 presentation.

(2)  MERGERS AND ACQUISITIONS

    On December 15, 1996, a wholly owned subsidiary of the Company acquired all of the capital stock of APTA Healthcare PLC ("APTA"), which as of the date of acquisition provided healthcare services to patients through 32 nursing facilities in the United Kingdom. Pursuant to the acquisition, the Company will pay L13,733,000 ($23,545,000 as of December 31, 1996) which is the consideration due to former stockholders of APTA. The acquisition was accounted for as a purchase and became unconditional according to United Kingdom law on December 15, 1996 and, therefore, the results of APTA's operations have been included in the Company's consolidated financial statements from the date of acquisition on December 15, 1996. The fair market value of assets acquired, including goodwill of $17,900,000, was $72,700,000 and liabilities assumed totaled $49,200,000. The acquisition of APTA is immaterial to the results of the Company and, therefore, pro forma information is not provided. Also in 1996, the Company purchased a 9.9% investment in OmniCell Technologies, Inc. ("OmniCell") for $25,332,000.

    In 1995, the Company acquired a total minority interest of 20% in Ashbourne PLC, an operator of nursing homes in the United Kingdom, for $25,874,000. In 1996, the Company acquired an additional minority interest of 9% in Ashbourne PLC for $10,174,000. Subsequent to December 31, 1996, the Company acquired the remaining shares of Ashbourne PLC for approximately L67,300,000 ($110,100,000), excluding acquisition expenses and the cost of purchasing Ashbourne management options.

    On June 21, 1995, a wholly owned subsidiary of the Company merged with and into CareerStaff Unlimited, Inc. ("CareerStaff"). CareerStaff provides temporary staffing of physical, occupational and speech therapists to the healthcare industry. Under the terms of the merger agreement, the Company issued 6,080,600 shares of its common stock in exchange for all the outstanding common stock of CareerStaff. The merger was accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated to include the accounts and operations of CareerStaff for periods prior to the merger.

    On May 5, 1995, a wholly owned subsidiary of the Company merged with and into Golden Care, Inc. ("Golden Care"). Golden Care provides respiratory therapy services to long-term and subacute care facilities. Under the terms of the merger agreement, the Company issued 2,106,904 shares of its common stock in exchange for all of the outstanding common stock of Golden Care. In connection with the merger, Golden Care terminated its S corporation status and recorded a deferred income tax provision of $1,487,000. The merger was accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated to include the accounts and operations of Golden Care for periods prior to the merger.

    In connection with the mergers of the Company with CareerStaff and Golden Care, the Company recognized $5,800,000 of merger costs. These costs include transaction costs and advisory fees and transitional costs related to consolidating operations.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2)  MERGERS AND ACQUISITIONS (CONTINUED)
    Separate results of the combining entities for periods prior to combination are as follows (in thousands):

                                                                     YEAR ENDED DECEMBER 31,
                                                                    --------------------------
                                                                       1994         1995(1)
                                                                    -----------  -------------
                                                                           (UNAUDITED)
Net Revenues:
  Sun.............................................................  $   603,337  $   1,086,985
  CareerStaff.....................................................       55,258         45,116
  Golden Care.....................................................       14,759          4,022
  Less: Intercompany revenues.....................................      --                (615)
                                                                    -----------  -------------
                                                                    $   673,354  $   1,135,508
                                                                    -----------  -------------
                                                                    -----------  -------------
Net Earnings (Loss):
  Sun.............................................................  $    13,859  $     (26,644)
  CareerStaff.....................................................        3,881          2,319
  Golden Care.....................................................        4,379            574
                                                                    -----------  -------------
                                                                    $    22,119  $     (23,751)
                                                                    -----------  -------------
                                                                    -----------  -------------
Pro Forma Net Earnings (Loss) (see Note 9):
  Sun.............................................................  $    13,859  $     (26,644)
  CareerStaff.....................................................        3,094          2,319
  Golden Care.....................................................        2,608            344
                                                                    -----------  -------------
                                                                    $    19,561  $     (23,981)
                                                                    -----------  -------------
                                                                    -----------  -------------

------------------------

(1) Sun results for the twelve months ended December 31, 1995 include the results of CareerStaff and Golden Care and the elimination of the intercompany revenues for the period following the consummation of each of the mergers.

    In November 1995, the Company acquired 75% of the common stock of Columbia Health Care Inc. ("Columbia") for $8,500,000. The Company has agreed to purchase the remaining shares in three to five years based on a multiple of Columbia's earnings. In addition, the Company issued warrants to former owners of Columbia to purchase 500,000 shares of the Company's common stock with an exercise price of $15.375 per share which had a value of $1,095,000 at the date of acquisition. As of December 31, 1996, the warrants were exercisable and, if unexercised, would expire in approximately four years. The Columbia acquisition was accounted for as a purchase. The effects of the Ashbourne PLC and the Columbia acquisitions, individually and in the aggregate, are immaterial to the results of the Company and, therefore, pro forma information is not provided.

    On June 23, 1994, the Company, through a wholly owned subsidiary, acquired all of the outstanding capital stock of Mediplex, which as of June 23, 1994 provided long-term and subacute healthcare services to patients through 36 inpatient facilities, six ambulatory surgery centers and related outpatient programs. Pursuant to the acquisition, the Company issued 11,249,544 shares of the Company's common stock and paid approximately $106,482,000 in cash to the stockholders of Mediplex. The acquisition was accounted for as a purchase and, accordingly, the results of Mediplex's operations have been included in the Company's consolidated financial statements from the date of acquisition. The fair market value of assets acquired, including goodwill of $426,542,000, was $761,548,000 and liabilities assumed totaled $397,560,000.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2)  MERGERS AND ACQUISITIONS (CONTINUED)
    Concurrent with the execution of the acquisition agreement between the Company and Mediplex, the Company entered into a restructuring agreement (the "Meditrust Restructuring") with Meditrust, a healthcare real estate investment trust that is Mediplex's principal landlord and lender, to obtain the consent of Meditrust to the Mediplex acquisition as required under the terms of the existing leases and mortgages between Mediplex and Meditrust. Pursuant to the Meditrust Restructuring, the Company entered into a guaranty agreement relating to all leases and loans with Meditrust, restructured the terms of all existing leases and entered into new leases for certain facilities, restructured certain Mediplex debt arrangements, purchased three facilities for $115,000,000 of which $41,000,000 was paid in cash and $74,000,000 was financed through mortgages, received $11,000,000 pursuant to a mortgage entered into on a rehabilitation hospital and received $41,570,000 through four sale and leaseback transactions. Also, concurrent with the acquisition of Mediplex, certain Mediplex assets were sold to and certain Mediplex liabilities were assumed by the former Chairman of the Board, Chief Executive Officer and principal stockholder of Mediplex. The consideration received by the Company for these assets was $23,486,000 in cash and 1,137,683 shares of the Company's common stock. These related transactions were included in the purchase accounting for the acquisition of Mediplex.

    As a result of the Mediplex acquisition, the Company acquired four psychiatric facilities, four substance abuse treatment facilities, certain outpatient clinics and three transitional living facilities, including three former substance abuse or psychiatric care facilities which had been closed by Mediplex in 1992 and 1993 (See Note 5). Prior to the Mediplex acquisition, these facilities had experienced declines in revenues and occupancy rates. In addition, certain of these facilities were not in geographic areas consistent with the Company's regional management structure. In view of the operating trends and the Company's desire to focus on its primary lines of business, management decided to dispose of these facilities and units and developed a plan of disposition, which was approved by the Board of Directors in the third quarter of 1994. Accordingly, in connection with the acquisition of Mediplex, these assets were recorded at their estimated net realizable value and additional goodwill of approximately $16,000,000 has been recorded to provide for the estimated costs related to the disposal and operating results during the holding period.

    In September 1994, the Company, through its wholly owned subsidiary, Sun Healthcare Group International Ltd. ("SHGI"), acquired for approximately $12,400,000, a 68% interest in Exceler Health Care Group PLC ("Exceler"), an operator of long-term care nursing homes throughout the United Kingdom. Simultaneously, Exceler acquired all of the outstanding shares of Forest Health Care Limited ("Forest") for approximately $7,100,000. The acquisition was accounted for by the purchase method of accounting. The sellers of Forest received an additional $2,400,000 during 1995 as required under the terms of the purchase agreement. In February 1995, the Company purchased the remaining 32% interest in Exceler for approximately $4,700,000 in cash and deferred purchase payments of $474,000 which was paid in 1995 and $1,066,000 which was paid in 1996.

(3)  DISPOSITION

    In June 1996, the Company completed the sale of all of the outstanding stock of SunSurgery Corporation, its ambulatory surgery subsidiary, for approximately $27,900,000 in cash and the assumption of $5,600,000 in debt by the buyer. As of the date of sale, SunSurgery Corporation had approximately $3,100,000 in cash which was retained by the buyer. The sale resulted in no material gain or loss to the Company.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(4)  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following (in thousands):

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1996
                                                                      -----------  -----------
Land................................................................  $    12,358  $    21,983
Buildings and improvements..........................................       79,868      148,530
Leasehold improvements..............................................       33,433       52,630
Equipment...........................................................       55,031       76,812
Construction in progress............................................       37,353       34,097
                                                                      -----------  -----------
    Total...........................................................      218,043      334,052
Less accumulated depreciation and amortization......................      (16,911)     (28,332)
                                                                      -----------  -----------
    Property and equipment, net.....................................  $   201,132  $   305,720
                                                                      -----------  -----------
                                                                      -----------  -----------

    In 1996, the Company sold three of its long-term and subacute care facilities for $11,934,000 including the assumption of debt totaling $3,168,000 and leased them back under fifteen year leases. Also in 1996, the Company, through its United Kingdom subsidiary, sold ten of its long-term care facilities for $25,837,000 and leased them back under twelve year leases. These transactions produced no material gain or loss.

    In 1995, the Company sold five of its long-term and subacute care facilities for $69,988,000 and leased them back under ten year leases. Also in 1995, the Company, through its United Kingdom subsidiary, sold fifteen of its long-term care facilities for $35,546,000 and leased them back under twelve year leases. These transactions produced no material gain or loss.

(5)  ASSETS HELD FOR SALE

    As discussed in Note 2, as a result of the acquisition of Mediplex, the Company acquired certain facilities providing psychiatric, substance abuse and transitional living services. On September 30, 1995, the Company sold five of the operating psychiatric care and substance abuse treatment facilities, all of the related outpatient facilities and a transitional living facility for a sales price of $39,900,000 consisting of cash and the assumption of indebtedness secured by one of the facilities. The sale of the transitional living facility was completed in 1996 at a net cost to the Company of $3,810,000. As part of the sale, the Company provided a five-year $12,500,000 working capital line of credit to the buyer, which is secured by the accounts receivable of the facilities sold and is restricted to a borrowing base determined by the amount of accounts receivable of the facilities. Under the terms of the working capital line of credit, principal is due in full on September 30, 2000 and interest accrues at either LIBOR plus 2.5% or Prime plus 1.5%. As of December 31, 1996, $12,500,000 had been advanced on the working capital line of credit. In 1995, the Company subleased two operating transitional living facilities and sold the working capital of these facilities to the current administrator of one of these facilities, who has assumed responsibility for approximately 60% of the Company's obligations under the present leases and will pay the Company a total of $13,400,000 over the term of such leases. Also in 1995, the Company completed the sale of two of the closed facilities for $2,000,000 and $2,500,000, respectively. As of December 31, 1996, the Company continues to own an interest in a substance abuse facility which was closed in 1992.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5)  ASSETS HELD FOR SALE (CONTINUED)

    The results of operations of these facilities, including the gain on the sale of certain facilities, were as follows (in thousands):

                                                          PERIOD JUNE 24,
                                                           1994 THROUGH        YEAR ENDED
                                                         DECEMBER 31, 1994  DECEMBER 31, 1995
                                                         -----------------  -----------------
Net revenues...........................................     $    38,281        $    63,236
                                                               --------           --------
Loss from operations before income taxes...............           1,936              3,527
Income tax benefit.....................................             762              1,425
                                                               --------           --------
Loss from assets held for sale.........................     $     1,174        $     2,102
                                                               --------           --------
                                                               --------           --------

(6)  LONG-TERM DEBT

    Long-term debt consists of the following (dollars in thousands):

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1995         1996
                                                                                          -----------  -----------
Revolving Line of Credit (see below)....................................................  $   177,600  $   279,300
Convertible Subordinated Debentures due 2004, interest at 6% per annum..................       83,300       83,300
Convertible Subordinated Debentures due 2003, interest at 6 1/2% per annum, includes unamortized premium of $3,142 and $2,728 as of December 31, 1995 and 1996,
 respectively...........................................................................       25,566       25,137
Senior Subordinated Notes due 2002, interest at 11 3/4% per annum, includes unamortized
 premium of $131 and $126 as of December 31, 1995 and 1996, respectively................        6,292        6,287
Mortgage notes payable due at various dates through 2005, interest at rates from 10% to
 14%, collateralized by various facilities..............................................       35,375       34,939
Mortgage notes payable in pound sterling and due at various dates through 2017, interest at 1% to 4% plus the FHBR rate ("Finance House Base Rate"), collateralized by various
 facilities in the United Kingdom.......................................................       10,332       31,543
Revolving line of credit with a bank due 1997, payable in pound sterling with interest at a rate of 1.75% plus the FHBR rate, collateralized by the assets of various
 facilities.............................................................................        4,582       20,309
Industrial Revenue Bonds due 2016, interest at 10.25%, collateralized by a
 rehabilitation hospital................................................................        4,060        4,000
Notes payable to a bank due 1998, interest at prime rate less .25%, collateralized by
 the assets of the ambulatory surgery centers...........................................        5,096      --
Obligations under capital lease agreements, imputed interest at rates ranging from 5.4%
 to 12.47%; due through 1999, collateralized by the assets of various facilities and
 leased equipment.......................................................................        2,937       24,270
Other long-term debt....................................................................        3,737        3,350
                                                                                          -----------  -----------
Total long-term debt....................................................................      358,877      512,435
Less current portion....................................................................      (10,417)     (28,982)
                                                                                          -----------  -----------
Long-term debt, net of current portion..................................................  $   348,460  $   483,453
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6)  LONG-TERM DEBT (CONTINUED)
    Annual maturities for the next five years at December 31, 1996, are as follows (in thousands):

1997.............................................................  $  28,982
1998.............................................................      8,805
1999.............................................................      5,526
2000.............................................................      5,293
2001.............................................................    225,156
Thereafter.......................................................    238,673
                                                                   ---------
                                                                   $ 512,435
                                                                   ---------
                                                                   ---------

    In October 1996, the Company entered into a Fourth Amended and Restated Credit Agreement (the "Credit Facility") with certain banks, including NationsBank of Texas, N.A. as administrative lender. The Credit Facility provides up to $490,000,000 in a revolving line of credit and letters of credit. The Credit Facility expires on October 28, 2001 and is collateralized by a pledge of the stock of the majority of the Company's subsidiaries. Borrowings bear interest at either the prevailing prime rate or the LIBOR rate plus 0.5% to 1.5% depending on the Company's consolidated debt to cash flow coverage ratio. The Credit Facility, among other things, (i) requires the Company to maintain certain financial ratios, (ii) restricts the Company's ability to incur debt and liens, make investments, liquidate or dispose of assets, merge with another corporation, create or acquire subsidiaries, and make acquisitions, and (iii) prohibits the payment of dividends, the acquisition of treasury stock and the prepayment or modification of certain debts of the Company. The Company had $279,300,000 of outstanding borrowings and $18,272,000 of outstanding standby letters of credit under the Credit Facility at December 31, 1996.

    On March 1, 1994, the Company issued $83,300,000 aggregate principal amount of 6% Convertible Subordinated Debentures due 2004 (the "6% Debentures") which are convertible into shares of the Company's common stock at a conversion price of $21.84 per share, subject to adjustment under certain conditions. The Company received net proceeds of approximately $80,600,000 from the offering. Part of the net proceeds was used to pay a portion of the cash consideration for the acquisition of Mediplex. The 6% Debentures are redeemable by the Company at par, in whole or in part, after March 1, 1997.

    Holders of the 6 1/2% Convertible Subordinated Debentures due 2003 (the
"6 1/2% Debentures") are entitled under the indenture to receive the Mediplex acquisition consideration in respect of each share of Mediplex common stock into which the 6 1/2% Debentures would have been convertible at the time of the acquisition of Mediplex. The Company has agreed to be a co-obligor of the 6 1/2% Debentures. In January 1995, $39,449,000 of the 6 1/2% Debentures were converted. Pursuant to the conversion terms under the indenture, the Company paid $13,603,000 and issued 1,582,905 shares of the Company's common stock to the converting holder. In addition, the Company paid accrued interest plus a conversion fee of $3,256,000 to the converting holder, which was expensed in the first quarter of 1995, to induce conversion. In August 1994, $24,377,000 of the 6 1/2% Debentures were converted into 978,136 shares of the Company's common stock. Pursuant to the conversion terms under the indentures, the Company paid $8,406,000 to the converting holder. In addition, the Company paid accrued interest plus a conversion fee of $2,275,000 to the converting holder to induce conversion, which was expensed in the third quarter of 1994. Conversion of the remaining $22,409,000 of outstanding 6 1/2% Debentures would require the issuance of an additional 899,170 shares of the Company's common stock and a payment of $7,727,000 in cash pursuant to the conversion terms under the indenture relating to the 6 1/2% Debentures.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6)  LONG-TERM DEBT (CONTINUED)
    In January 1995, the Company completed a tender offer for $78,698,000 of the 11 3/4% Senior Subordinated Notes due 2002 (the "11 3/4% Notes") at a price of $1,120 per $1,000 of principal amount of the notes. The Company recorded an extraordinary loss, net of related tax benefits, of $3,413,000 as a result of the extinguishment of such debt. Concurrent with the tender offer, the Company deleted by amendment certain covenants contained in the original indenture that restricted the Company from fully integrating Mediplex into its operations. In addition, the amendments modified certain provisions relating to mergers and consolidations and events of default. In conjunction with the amendments, the Company became a co-obligor on the 11 3/4% Notes.

    The Company has $32,712,000 of mortgages with Meditrust as of December 31, 1996, which contain less restrictive covenants than the Credit Facility and which include cross default provisions with all of such mortgages and leases also financed by Meditrust. The Company also is the obligor on an outstanding letter of credit with a bank of $3,921,000 as of December 31, 1996, to guarantee outstanding debt obligations of $3,850,000 for a partnership through which the Company acquired a 50% interest. The partnership owns a long-term care facility which is leased to a third-party operator.

    In connection with the acquisition of Mediplex, the Company acquired, through Mediplex, an interest rate hedge swap agreement with a commercial bank, having a total notional principal amount of $100,000,000 and expiring in 1999. This agreement called for the payment of variable rate interest by the Company in return for the assumption by the other contracting party of a fixed rate cost. For the period beginning June 23, 1994 and ending June 30, 1995, the Company received a fixed rate of interest of 6.60% and paid interest at the 90 day LIBOR rate (5.0% for the three months ended October 14, 1994, 5.625% for the three months ended January 17, 1995, and 6.25% for the three months ended April 12, 1995 and for the period ended June 30, 1995). The Company terminated the transaction on June 30, 1995 and received cash proceeds of $1,680,000 in connection with such termination. The resulting gain is being amortized over the original hedge period as an adjustment to interest expense.

(7)  COMMITMENTS AND CONTINGENCIES

(a) LEASE COMMITMENTS

    The Company has various noncancelable operating leases for facilities with initial lease terms generally ranging from 5 to 23 years and renewal options of 5 to 40 years. Certain of the lease agreements provide for payment escalations coincident with increases in certain economic indices.

    Future minimum lease payments under noncancelable operating leases at December 31, 1996 are as follows (in thousands):

1997.............................................................  $  90,078
1998.............................................................     89,654
1999.............................................................     90,604
2000.............................................................     91,182
2001.............................................................     86,978
Thereafter.......................................................    463,344
                                                                   ---------
                                                                   $ 911,840
                                                                   ---------
                                                                   ---------

    Several leases contain contingent rental provisions based on operating results. Rent expense totaled $43,626,000, $73,727,000 and $91,666,000 in 1994,
1995 and 1996, respectively, including contingent rentals of approximately $254,000, $182,000 and $131,000 during 1994, 1995 and 1996, respectively.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7)  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company leases or subleases 58 facilities from affiliates of two directors of the Company as of December 31, 1996, which is included in the information above. The aggregate lease expense for these facilities was approximately $12,800,000, $13,800,000 and $16,703,000 in 1994, 1995 and 1996,
respectively. Future minimum lease commitments related to these facilities total approximately $175,000,000 at December 31, 1996. The Company's management believes the terms of all of the foregoing leases are as favorable to the Company as those that could have been obtained from nonrelated parties.

(b) CONSTRUCTION COMMITMENTS

    The Company has capital expenditure commitments, as of December 31, 1996, under various contracts, including approximately $10,400,000 in the United States and L7,300,000 ($12,500,000 as of December 31, 1996) in the United Kingdom. These include contractual commitments to improve existing facilities and to develop and construct one and seven new long-term and subacute care facilities in the United States and United Kingdom, respectively.

(c) FINANCING COMMITMENTS

    The Company has agreed to lend $47,000,000, through a revolving subordinated credit agreement ("Revolving Credit Agreement") to a developer of assisted living facilities for the development, construction and operation of assisted living facilities. The advances are subject to certain conditions including availability of mortgage financing for 50% of the cost of each project and approval of each project by the Company. At December 31, 1996, five assisted living facilities were under development which would require funding by the Company totaling approximately $24,300,000, of which $9,000,000 had been advanced. The developer is in the process of obtaining mortgage financing. If mortgage financing is not obtained, the Company will be obligated to fund 100% of these five projects for approximately $51,700,000. The Company's advances under the Revolving Credit Agreement will be subordinate to the mortgage financing. A subsidiary of the Company has an option to purchase each assisted living facility after it becomes operational.

(d) LITIGATION

    The Company is a party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. The Company does not believe that the ultimate disposition of these matters will have a material adverse effect on the financial condition results of operations of the Company (see Notes 1(j) and 14).

(e) OTHER

    The Company recently learned that a fiscal intermediary and a Medicaid agency in one of the states in which the Company operates may be examining cost reports filed by a predecessor operator of several facilities acquired in the Mediplex acquisition. If, as a result of any such examination, it is concluded that overpayments to the predecessor operator were made, the Company, as the current operator of such facilities, may be held financially responsible for any such overpayments. However, at this time the Company is unable to predict the outcome of any such examination.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8)  INCOME TAXES

    Income tax expense (benefit) on earnings before extraordinary loss consists of the following for the year ended December 31 (in thousands):

                                                               1994       1995       1996
                                                             ---------  ---------  ---------
Current:
  Federal..................................................  $  16,829  $    (212) $  12,790
  State....................................................      3,362       (102)     4,835
                                                             ---------  ---------  ---------
                                                                20,191       (314)    17,625
                                                             ---------  ---------  ---------
Deferred:
  Federal..................................................     (4,894)    27,744     11,037
  State....................................................       (609)     5,702      2,268
                                                             ---------  ---------  ---------
                                                                (5,503)    33,446     13,305
                                                             ---------  ---------  ---------
    Total..................................................  $  14,688  $  33,132  $  30,930
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

    Actual tax expense differs from the "expected" tax expense on earnings before extraordinary loss, computed by applying the U.S. Federal corporate income tax rate of 35% to pretax net earnings before extraordinary loss of the Company as follows for the year ended December 31 (in thousands):

                                                               1994       1995       1996
                                                             ---------  ---------  ---------
Computed "expected" tax expense............................  $  12,882  $   4,478  $  18,363
Adjustments in income taxes resulting from:
  Amortization of goodwill.................................      1,492      3,235      3,045
  Impairment loss..........................................     --         15,452     --
  Increase in valuation allowance..........................     --          3,038      7,615
  Conversion fee...........................................        796      1,139     --
  Merger expenses..........................................     --          1,199     --
  S corporation earnings not taxable to the Company (at
   Federal rates)..........................................     (2,251)      (230)    --
  State income tax expense, net of Federal income tax
   benefit.................................................      1,730      3,332      4,617
  Loss on sale of subsidiary stock.........................     --         --         (2,458)
  Recognition of deferred income taxes for former S
   corporations............................................     --          1,487     --
  Other....................................................         39          2       (252)
                                                             ---------  ---------  ---------
                                                             $  14,688  $  33,132  $  30,930
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8)  INCOME TAXES (CONTINUED)
    Deferred tax assets (liabilities) were comprised of the following at December 31 (in thousands):

                                                                                               1995       1996
                                                                                             ---------  ---------
Deferred tax assets:
  Provision for losses on accounts receivable..............................................  $  14,851  $   8,045
  Accrued liabilities......................................................................      8,788      3,629
  Property and equipment...................................................................     10,650      3,270
  Intangible assets........................................................................      8,190      8,154
  Carryforward of deductions limited by Internal Revenue Code Section 382..................      6,380      9,222
  Write-down of assets held for sale and reserve for estimated costs of disposal and future
   operating losses........................................................................      7,989      5,714
  Deferred income..........................................................................      2,771      2,275
  Alternative minimum tax credit...........................................................        899        425
  Shareholder settlement...................................................................     --          7,571
  Capital loss carryforward................................................................     --          1,573
  State net operating loss carryforwards...................................................     --          5,156
  Other....................................................................................        263        523
                                                                                             ---------  ---------
                                                                                                60,781     55,557
                                                                                             ---------  ---------
Less valuation allowance:
  Federal..................................................................................    (18,526)   (24,843)
  State....................................................................................     (2,512)    (3,810)
                                                                                             ---------  ---------
                                                                                               (21,038)   (28,653)
                                                                                             ---------  ---------
Total deferred tax asset...................................................................     39,743     26,904
                                                                                             ---------  ---------
Deferred tax liabilities:
  Changes in certain subsidiaries' methods of accounting for income taxes from cash to
   accrual basis...........................................................................     (1,109)    (1,191)
  Property and equipment attributable to United Kingdom operations.........................     (2,634)    (4,760)
                                                                                             ---------  ---------
                                                                                                (3,743)    (5,951)
                                                                                             ---------  ---------
Deferred tax asset, net....................................................................  $  36,000  $  20,953
                                                                                             ---------  ---------
                                                                                             ---------  ---------

    Various subsidiaries have state net operating loss ("NOL") carryforwards totaling $94,292,000 with expiration dates through the year 2011. In addition, the Company has a capital loss carryforward of approximately $4,000,000 which will expire in 2001. Because there is a risk that certain of these NOL and capital loss carryforwards may expire unutilized, a valuation allowance has been established against them.

    In connection with the deferred tax assets acquired in the acquisition of Mediplex, the Company recorded an $18,000,000 valuation allowance. Accordingly, any tax benefits recognized in future periods attributable to this portion of the valuation allowance will be allocated to reduce goodwill. The $7,615,000 increase in the valuation allowance in 1996 relates to realization of tax deductible shareholder settlement costs and capital loss carryforwards.

    Upon merging with the Company on May 5, 1995, Golden Care terminated its S Corporation status for Federal and state income tax purposes. In connection with this termination, the Company recorded a deferred income tax provision and liability of $1,487,000.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9)  PRO FORMA INCOME TAXES -- (UNAUDITED)

    For financial reporting purposes, a pro forma provision for income taxes has been reflected in the consolidated statements of earnings to present taxes on the results of operations of CareerStaff for the period from January 1, 1994 through June 22, 1994, and Golden Care for the period January 1, 1995 through May 5, 1995 and for the year ended December 31, 1994 on the basis that is required upon their change in tax status from S corporation to C corporation. These amounts ($2,558,000 and $230,000 in 1994 and 1995, respectively) are equal to the required Federal and state income tax provisions that would have been recorded if these entities had not elected S corporation status and were subject to and liable for Federal and state income taxes as C corporations prior to each of the companies' termination of their S corporation status. CareerStaff terminated its S corporation status for Federal and state income tax purposes on June 22, 1994. Golden Care terminated its S corporation status upon merging with the Company on May 5, 1995. In connection with Golden Care's termination of its S Corporation status, the Company recorded a deferred income tax provision and liability of $1,487,000 in the second quarter of 1995. The Company distributed a total of $8,889,000 and $333,000 in 1994 and 1995, respectively, of prior S corporation earnings to stockholders for certain of these tax obligations.

(10)  SUPPLEMENTARY INFORMATION RELATING TO STATEMENTS OF CASH FLOWS

    Supplementary information for the consolidated statements of cash flows is set forth below (in thousands):

                                                                                1994        1995         1996
                                                                             -----------  ---------  ------------
Cash paid during the year ended December 31 for:
  Interest, net of $3,705, $2,839 and $2,472 capitalized during 1996, 1995
   and 1994, respectively..................................................  $    10,942  $  26,951  $     26,821
  Income taxes.............................................................       22,446     12,150         7,608

    The Company's acquisitions during 1995 and 1996, the Company's acquisition of Mediplex on June 23, 1994, the related transactions and other acquisitions during 1994 and other related transactions and acquisitions involved the following (in thousands):

                                                                                1994        1995         1996
                                                                             -----------  ---------  ------------
Fair value of assets acquired..............................................  $   785,694  $  66,575  $    145,652
Liabilities assumed........................................................     (443,575)    (9,079)      (55,741)
Payable to APTA shareholders...............................................      --          --           (23,545)
Fair value of stock and warrants issued....................................     (213,741)    (9,329)         (961)
                                                                             -----------  ---------  ------------
Cash payments made, net of cash received from others.......................  $   128,378  $  48,167  $     65,405
                                                                             -----------  ---------  ------------
                                                                             -----------  ---------  ------------

    In January 1995, the Company issued 1,582,905 shares of its common stock upon the conversion of $39,449,000 principal amount of 6 1/2% Debentures and in August 1994, the Company issued 978,136 shares of its common stock upon the conversion of $24,377,000 principal amount of 6 1/2% Debentures (see Note 6).

(11)  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair values of the Company's financial instruments at December 31 are as follows (in thousands):

                                                                       1995                        1996
                                                            --------------------------  --------------------------
                                                              CARRYING                    CARRYING
                                                               AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                                            ------------  ------------  ------------  ------------
Cash and cash equivalents.................................  $     23,102  $     23,102  $     14,880  $     14,880
Long-term debt, including current portion.................      (358,877)     (352,843)     (512,435)     (510,400)

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(11)  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The cash and cash equivalents carrying amount approximates fair value because of the short maturity of these instruments. The fair value of the Company's long-term debt was estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

(12)  CAPITAL STOCK

(a) SALE OF COMMON SHARES

SUN

    In connection with the Company's acquisition of Mediplex in June 1994, the Company issued 4,472,420 shares of its common stock in a public offering resulting in net proceeds of $83,605,000. In December 1994, the Company completed a public stock offering of 5,365,000 shares of its common stock resulting in net proceeds of $111,878,000.

CAREERSTAFF

    Prior to the Company's merger with CareerStaff, CareerStaff in June 1994 completed an initial public stock offering of 824,600 equivalent shares of Sun's common stock resulting in net proceeds of approximately $9,526,000.

(b) COMMON STOCK REPURCHASE

    In the first quarter of 1996, the Company repurchased 2,030,116 shares of its outstanding common stock at a cost, including commissions, of $25,069,000.

(c) STOCK OPTION PLANS

STOCK INCENTIVE PLANS

    The Company has stock option plans for certain employees, officers, and consultants of the Company which provide for the grant of nonqualified and incentive stock options. The Board of Directors or a committee appointed by the Board of Directors determines the vesting schedule and the option price which is generally not to be less than the fair market value per share of the Company's common stock at the date of grant. Options granted prior to March 1996 generally vest at the end of three years and expire ten years from the date of grant. Options granted during and after March 1996 generally vest ratably over three years and expire ten years from the date of grant. At December 31, 1996, options for 2,829,099 shares were outstanding, options for 350,500 shares were vested and 2,845,000 shares were available for future grants under the stock option plans for officers, certain employees, and consultants. Exercise prices of outstanding options to purchase shares of the Company's common stock range from $9.50 to $24.00.

DIRECTOR STOCK OPTION PLANS

    The Company has stock option plans for nonemployee directors, which provide for the grant of nonqualified options. Each nonemployee director serving as a director at the time of the Company's initial public offering received at the time of the initial public offering an initial grant of options for 20,000 shares and annual grants for each of three years thereafter of options for 7,500 shares. Each grant had an exercise price equal to the initial public offering price of $11.00 per share, a vesting period of one year and an expiration date ten years after the date of grant. Nonemployee directors who began serving after the Company's initial public offering receive an initial grant of options for 5,000 shares and annual grants of options for 1,000 shares for each year thereafter at a price not less than the fair market value of the Company's common stock at the date of grant. Beginning in 1997, all nonemployee directors will receive an annual grant of options for 1,000 shares at a price not less than fair market value of the Company's common stock at the date of grant. The grants of options for 1,000 and 5,000 shares vest ratably over four years beginning after the first anniversary of the date of grant

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12)  CAPITAL STOCK (CONTINUED)
and expire ten years after the date of grant. At December 31, 1996, options for 80,500 shares were outstanding, options for 61,250 shares were vested and 177,000 shares were available for future grant under the stock option plans for nonemployee directors. Exercise prices of outstanding options to purchase shares of common stock range from $9.50 to $15.75.

1997 STOCK INCENTIVE PLAN

    In the first quarter of 1997, the Board of Directors adopted the 1997 Stock Incentive Plan (the "Plan"). Awards made under the Plan may be in the form of stock options, stock appreciation rights, stock awards, performance share awards, or other stock-based awards. The Plan is intended to replace the existing stock option plans for executives, and awards currently outstanding under those plans were not affected. The Plan reserves 4,500,000 shares for awards. Subsequent to December 31, 1996, the Company awarded an aggregate of 776,000 shares of restricted stock to nine senior executives, which will be expensed over the vesting period. Approximately 105,000 of the restricted shares vested immediately. The remaining restricted stock awards vest ratably over the remaining four to five years. These restricted stock awards are subject to defeasance if the Plan is not approved by the shareholders.

MEDIPLEX OPTION PLANS

    In connection with the acquisition of Mediplex, the Company assumed and converted the outstanding Mediplex stock options under existing plans into options to purchase a total of 1,704,500 shares of the Company's common stock with exercise prices ranging from $6.75 to $18.50. As of December 31, 1996, options to purchase 355,228 shares of common stock, of which 301,478 were exercisable, were outstanding with exercise prices ranging from $7.75 to $17.63. The difference between the fair market value of the Company's common stock at the date of the acquisition and the exercise price of the assumed options was accounted for as additional consideration in the acquisition. The fair market value approximated the intrinsic value of the Company's common stock and the difference between the two valuations had the intrinsic value been used would not have been material to net earnings or to net equity as of the date of the acquisition.

CAREERSTAFF OPTION PLANS

    In connection with the CareerStaff merger, the Company assumed and converted the outstanding CareerStaff stock options granted in 1995 and 1994 under existing plans into options to purchase a total of 302,386 shares of the Company's common stock with exercise prices ranging from $12.96 to $22.47. As of December 31, 1996, all of the outstanding options to purchase a total of 82,802 shares of the Company's common stock were exercisable at exercise prices ranging from $12.96 to $22.47.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12)  CAPITAL STOCK (CONTINUED)
    The following is a summary of the status of the Company's Stock Incentive Plans, the Director Stock Option Plans and the assumed Mediplex and CareerStaff Option Plans as of December 31, 1994, 1995 and 1996, and changes during the years ending on those dates is presented below (shares in thousands):

                                                             1994                      1995                      1996
                                                   ------------------------  ------------------------  ------------------------
                                                                WEIGHTED                  WEIGHTED                  WEIGHTED
                                                                 AVERAGE                   AVERAGE                   AVERAGE
                                                                EXERCISE                  EXERCISE                  EXERCISE
                                                    SHARES        PRICE       SHARES        PRICE       SHARES        PRICE
                                                   ---------  -------------  ---------  -------------  ---------  -------------
Outstanding at beginning of year.................        737    $   12.27        3,007    $   15.79        3,648    $   16.12
Granted:
  Price equals fair value........................      1,863        20.13        1,508        16.82          441        13.74
  Price is less than fair value..................         23        11.00           23        11.00           15        11.00
Options assumed in connection with the
 acquisition of Mediplex.........................      1,705        10.42       --           --           --           --
Exercised........................................     (1,051)       10.41         (283)       12.78         (106)       11.09
Cancelled........................................       (270)       15.46         (607)       17.07         (650)       16.54
                                                   ---------                 ---------                 ---------
Outstanding at year-end..........................      3,007        15.79        3,648        16.12        3,348        15.91
                                                   ---------                 ---------                 ---------
                                                   ---------                 ---------                 ---------
Options exercisable at year-end..................        337        10.93          628        11.62          796        11.53
                                                   ---------                 ---------                 ---------
                                                   ---------                 ---------                 ---------
Options available for future grant...............      1,148                       330                     3,022
                                                   ---------                 ---------                 ---------
                                                   ---------                 ---------                 ---------
Weighted average fair value of options granted
 during the year.................................                            $    7.04                 $    5.41
                                                                             ---------                 ---------
                                                                             ---------                 ---------

    The fair value of each option granted in 1995 and 1996 is estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) zero dividend yield; (ii) expected volatility of 41%; (iii) risk-free interest rates of 5.37% and 6.22% for the years ended December 31, 1995 and 1996, respectively, and (iv) expected life of four years.

    Had compensation cost for the Company's 1995 and 1996 options grants been determined consistent with SFAS 123 (see Note 1(n)) which establishes fair value as the measurement basis for stock-based awards, the Company's net earnings and net earnings per share for 1995 and 1996 would approximate the pro forma amounts below (in thousands, except per share data):

                                                                         1995                      1996
                                                                -----------------------  ------------------------
                                                                AS REPORTED  PRO FORMA   AS REPORTED   PRO FORMA
                                                                -----------  ----------  -----------  -----------
Net earnings (loss)...........................................   $ (23,981)  $  (25,229)  $  21,536    $  19,548
Net earnings (loss) per share.................................   $   (0.50)  $    (0.53)  $    0.46    $    0.42

    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to options granted prior to 1995, and additional option grants in future years are anticipated.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12)  CAPITAL STOCK (CONTINUED)

    The following table summarizes information about stock options outstanding at December 31, 1996 (shares in thousands):

                                                       OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                                       ---------------------------------------------------  ------------------------------
                                                                               WEIGHTED                        WEIGHTED
                                          NUMBER        WEIGHTED AVERAGE        AVERAGE         NUMBER          AVERAGE
                                        OUTSTANDING   REMAINING CONTRACTUAL    EXERCISE     OUTSTANDING AT     EXERCISE
RANGE OF EXERCISE PRICE                 AT 12/31/96           LIFE               PRICE         12/31/96          PRICE
-------------------------------------  -------------  ---------------------  -------------  ---------------  -------------
$ 7.75 - $10.13......................          745                5.5          $    9.68             294       $    9.90
 11.00 -  15.84......................          897                7.7              12.88             462           12.06
 16.07 -  19.00......................          979                7.8              18.30              34           16.69
 20.50 -  24.00......................          727                7.9              22.81               6           22.50
                                             -----                                                   ---
                                             3,348                7.3              15.91             796           11.53
                                             -----                                                   ---
                                             -----                                                   ---

OPTIONS ISSUED IN CONNECTION WITH THE GOLDEN CARE MERGER

    The Company issued options to purchase a total of 234,100 shares of the Company's common stock with a total exercise price of $500,000 as part of the consideration in the Company's merger with Golden Care. These options represent 10% of the total shares of the Company's common stock issued in connection with the Golden Care merger. These options replaced options granted to an employee in 1994 under an employment agreement in which former Golden Care stockholders granted an option to an employee to acquire 10% of their holdings. All such options vested as of the date of the merger.

(d) GRANTOR STOCK TRUST

    In the first quarter of 1996, the Company sold 3,050,000 newly issued shares of the Company's common stock to a newly established Grantor Stock Trust ("Trust") for approximately $37,700,000. The Trust was created to fund future obligations under certain of the Company's benefit plans. The sale of the shares was recorded as an increase in stockholders' equity with a corresponding reduction for the value of the shares held by the Trust. As employee benefits are satisfied, the number and value of shares held by the Trust is reduced and stockholders' equity correspondingly increases. As of December 31, 1996, the Trust held 3,019,993 shares of the Company's common stock.

    The Trust delivered a promissory note for approximately $37,700,000 to the Company. The cash portion of the purchase price of approximately $31,000 represents the par value of the shares of the Company's common stock sold to the Trust. Amounts owed by the Trust will be repaid periodically with cash received from the Company or will be forgiven by the Company thereby enabling the release of shares from the Trust to satisfy the Company's obligations for certain employee benefit plans.

(13)  PREFERRED STOCK PURCHASE RIGHTS

    On June 2, 1995, the Board of Directors declared a dividend of one preferred stock purchase right ("Right") for each outstanding share of common stock of the Company for stockholders of record on June 15, 1995 and for all future issuances of common stock. The Rights are currently not exercisable or transferable apart from the common stock and have no voting rights. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $0.01 per share. The Rights become exercisable ten business days following the date a person or group of affiliated persons acquires 15% or more of the Company's common stock, or announces a tender or exchange offer which would result in the beneficial ownership by a person or group of affiliated person of 15% or more of the outstanding Company's common stock. The Rights also become exercisable if any person, who is the beneficial owner of 15% or more of the Company's common stock as of the date of record, acquires an additional 1% or more of the outstanding Company's common stock. The Rights may be redeemed by the Company at a price of $.001 per Right before their expiration on June 2, 2005.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(13)  PREFERRED STOCK PURCHASE RIGHTS (CONTINUED)
    In the event that the Company is acquired in a merger or other business combination or certain other events occur, provision shall be made so that each holder of a Right, excluding the Rights beneficially owned by the acquiring persons, shall have the right to receive, upon exercise thereof at the then current exercise price, that number of shares of common stock of the surviving company which at the time of such transaction will have a market value of two times the exercise price of the Right.

(14)  OTHER EVENTS

(a) GOVERNMENT INVESTIGATION

    The Company is the subject of a pending Federal investigation by the OIG and the United States Department of Justice. At this time, the Company understands that the investigation includes a review of whether the Company's rehabilitation therapy subsidiary properly provided and/or billed for concurrent therapy services and whether it provided unnecessary or unordered services to residents of skilled nursing facilities. The Company understands that the investigation also includes a review of whether its long-term care subsidiary properly disclosed its relationship with the Company's rehabilitation therapy subsidiary and properly sought reimbursement for services provided by that subsidiary.

    The Company is unable to determine at this time when the investigation will be concluded or what its precise scope might be. If there have been improper practices or the investigation is broader in scope than the Company currently understands it to be, depending on the nature and extent of such impropriety, the investigation could result in the imposition of civil, administrative, or criminal fines, penalties, or restitutionary relief, and may have a negative impact on the Company. Based on its current understanding of the investigation, however, the Company does not believe that the outcome of the investigation will have a material adverse effect on the Company's financial condition or results of operations.

(b) LITIGATION

    Prior to the Company's acquisition of CareerStaff, a holder of CareerStaff's common stock filed a lawsuit (the "CareerStaff Litigation") as a purported class action against CareerStaff and the directors of CareerStaff alleging breach of fiduciary duty in entering into a merger agreement with the Company and against the Company alleging that the Company aided and abetted the alleged breach of fiduciary duty by the CareerStaff directors. The CareerStaff Litigation was voluntarily dismissed without prejudice on May 8, 1996.

    On June 30, 1995, two civil class-action complaints were filed against the Company and certain of its current and former directors and officers in the United States District Court for the District of New Mexico. Two more complaints, based on the same underlying events, were filed on August 30, 1995. On October 6 and October 10, 1995, two additional complaints were filed, also based on the same underlying events. These six complaints were consolidated by a court order dated November 27, 1995 and an amended class action complaint, captioned IN RE SUN HEALTHCARE GROUP, INC. LITIGATION (the "Complaint"), was filed in the United States District Court for the District of New Mexico on January 26, 1996. The Complaint was purportedly brought on behalf of all persons who either purchased shares of the Company's common stock between October 26, 1994 and June 27, 1995, or who exchanged their shares of common stock of CareerStaff for shares of the Company's common stock pursuant to a merger agreement between CareerStaff and the Company. The Complaints allege that defendants misrepresented or failed to disclose material facts about the OIG investigation and about the Company's operations and financial results, which plaintiffs contend artificially inflated the price of the Company's securities.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(14)  OTHER EVENTS (CONTINUED)
    In October 1996, the Company reached an agreement in principle to settle these class action lawsuits which resulted in the Company recording a $24,000,000 pretax charge relating to the settlement. The settlement is subject to the execution of definitive documentation and court approval. The Company will receive $9,000,000 from its director and officers liability insurance carrier for its claims submitted in connection with the settlement.

    On or about January 23, 1996, two former stockholders of Golden Care filed a lawsuit (the "Golden Care Litigation") against the Company and certain of its officers and directors in the United States District Court for the Southern District of Indiana. Plaintiffs allege, among other things, that the Company did not disclose material facts concerning the OIG investigation and that the Company's financial results were misstated. The Complaint purports to state claims, INTER ALIA, under Federal and state securities laws and for breach of contract, including a breach of the registration rights agreement pursuant to which Sun agreed to register the shares for resale by such former Golden Care stockholders. Plaintiffs purport to seek recission, unspecified compensatory damages, punitive damages and other relief. By Order dated October 11, 1996, the court granted in part and denied in part defendants' motion to dismiss. The Company believes it has meritorious defenses to the Complaint. There can be no assurance that the Golden Care Litigation will not have an impact on the Company's accounting for the merger.

    The Company believes the Golden Care Litigation will not have a material adverse impact on its financial condition or results of operations, although the unfavorable resolution of any of these actions in any reporting period could have a material adverse impact on the Company's results of operations for that period.

(15)  SUMMARIZED CONSOLIDATING INFORMATION

    In connection with the offering by the Company of $250,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2007 (the "Notes") in July 1997, all direct and indirect subsidiaries of the Company other than the Company's direct and indirect foreign subsidiaries, CareerStaff and its direct and indirect subsidiaries, and certain other immaterial subsidiaries of the Company (the "Guarantors") have, jointly and severally, unconditionally guaranteed the Notes. These guarantees are subordinated to all existing and future senior debt and guarantees of the Guarantors and are unsecured.

    The Company conducts all of its business through and derives virtually all of its income from its subsidiaries. Therefore, the Company's ability to make required payments with respect to its indebtedness (including the Notes) and other obligations depends on the financial results and condition of its subsidiaries and its ability to receive funds from its subsidiaries. There are no restrictions on the ability of any of the Company's subsidiaries to transfer funds to the Company, except as provided by appropriate law.

    Pursuant to Rule 3-10 of Regulation S-X, the following summarized consolidating information is for the Company, the Guarantors, and the Company's non-Guarantor subsidiaries with respect to the Notes. This summarized financial information has been prepared from the books and records maintained by the Company, the Guarantors and the non-Guarantor subsidiaries. The summarized financial information may not necessarily be indicative of results of operations or financial position had the Guarantors or non-Guarantor subsidiaries operated as independent entities.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                          CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                                          COMBINED       COMBINED
                                              PARENT      GUARANTOR   NON-GUARANTOR
                                             COMPANY     SUBSIDIARIES  SUBSIDIARIES   ELIMINATION   CONSOLIDATED
                                           ------------  -----------  --------------  ------------  -------------
                                                                 (IN THOUSANDS OF DOLLARS)
Current assets:
  Cash and cash equivalents..............  $      2,226   $  10,870    $      1,784   $    --       $      14,880
  Restricted cash........................       --            2,236         --             --               2,236
  Accounts receivable, net...............       --          254,659          28,376           (767)       282,268
  Other receivables......................        28,343       4,263             824        --              33,430
  Prepaids and other assets..............           691      15,276           1,651        --              17,618
  Deferred tax asset.....................        12,716      --             --             --              12,716
                                           ------------  -----------  --------------  ------------  -------------
    Total current assets.................        43,976     287,304          32,635           (767)       363,148
                                           ------------  -----------  --------------  ------------  -------------
  Property and equipment, net............        48,072     145,157         112,491        --             305,720
  Goodwill, net..........................       --          363,934          68,571        --             432,505
  Other assets, net......................        56,048      54,164           4,844        --             115,056
  Investment in subsidiaries.............       426,898      --             --            (426,898)      --
  Deferred tax asset.....................        12,997      --             --             --              12,997
                                           ------------  -----------  --------------  ------------  -------------
    Total assets.........................  $    587,991   $ 850,559    $    218,541   $   (427,665) $   1,229,426
                                           ------------  -----------  --------------  ------------  -------------
                                           ------------  -----------  --------------  ------------  -------------
Current liabilities:
  Current portion of long-term debt......  $        289   $   2,727    $     25,966   $    --       $      28,982
  Accounts payable.......................        26,407       3,822           9,718           (767)        39,180
  Accrued compensation and benefits......         9,639      19,376           3,597        --              32,612
  Payable to APTA shareholders...........       --           --              23,545        --              23,545
  Workers' compensation accrual..........           357       7,669            (163)       --               7,863
  Other accrued liabilities..............         9,183       8,338           1,863        --              19,384
                                           ------------  -----------  --------------  ------------  -------------
    Total current liabilities............        45,875      41,932          64,526           (767)       151,566
                                           ------------  -----------  --------------  ------------  -------------
Long-term debt, net of current portion...       362,880      72,155          48,418        --             483,453
Other long-term liabilities..............       --           13,716           1,097        --              14,813
Deferred income taxes....................       --           --               4,760        --               4,760
                                           ------------  -----------  --------------  ------------  -------------
    Total liabilities....................       408,755     127,803         118,801           (767)       654,592
                                           ------------  -----------  --------------  ------------  -------------
Intercompany payables/ (receivables).....      (392,901)    372,771          20,130        --            --
Minority interest........................       --           --               2,697        --               2,697
Total stockholders' equity...............       572,137     349,985          76,913       (426,898)       572,137
                                           ------------  -----------  --------------  ------------  -------------
    Total liabilities and stockholders'
     equity..............................  $    587,991   $ 850,559    $    218,541   $   (427,665) $   1,229,426
                                           ------------  -----------  --------------  ------------  -------------
                                           ------------  -----------  --------------  ------------  -------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                          CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1995

                                                          COMBINED       COMBINED
                                              PARENT      GUARANTOR   NON-GUARANTOR
                                             COMPANY     SUBSIDIARIES  SUBSIDIARIES   ELIMINATION   CONSOLIDATED
                                           ------------  -----------  --------------  ------------  -------------
                                                                 (IN THOUSANDS OF DOLLARS)
Current assets:
  Cash and cash equivalents..............  $     (6,647)  $  27,591     $    2,158    $    --       $      23,102
  Restricted cash........................       --            1,914         --             --               1,914
  Accounts receivable, net...............       --          220,551         16,634            (388)       236,797
  Other receivables......................        24,524       4,173          1,279         --              29,976
  Prepaids and other assets..............           530      16,659          1,111         --              18,300
  Deferred tax asset.....................        27,098      --             --             --              27,098
                                           ------------  -----------  --------------  ------------  -------------
    Total current assets.................        45,505     270,888         21,182            (388)       337,187
                                           ------------  -----------  --------------  ------------  -------------
  Property and equipment, net............        40,057     123,739         37,336         --             201,132
  Restricted cash........................       --            8,132         --             --               8,132
  Goodwill, net..........................       --          385,105         36,555         --             421,660
  Other assets, net......................        43,927      15,969          2,960         --              62,856
  Investment in subsidiaries.............       410,471      --             --            (410,471)      --
  Deferred tax asset.....................        11,536      --             --             --              11,536
                                           ------------  -----------  --------------  ------------  -------------
    Total assets.........................  $    551,496   $ 803,833     $   98,033    $   (410,859) $   1,042,503
                                           ------------  -----------  --------------  ------------  -------------
                                           ------------  -----------  --------------  ------------  -------------
Current liabilities:
  Current portion of long-term debt......  $        260   $   2,899     $    7,258    $    --       $      10,417
  Accounts payable.......................        25,064       5,655          2,669            (388)        33,000
  Accrued compensation and benefits......         1,509      18,824          3,409         --              23,742
  Workers' compensation accrual..........          (255)      6,594         --             --               6,339
  Other accrued liabilities..............         9,829      15,434          1,279         --              26,542
                                           ------------  -----------  --------------  ------------  -------------
    Total current liabilities............        36,407      49,406         14,615            (388)       100,040
                                           ------------  -----------  --------------  ------------  -------------
Long-term debt, net of current portion...       261,495      78,169          8,796         --             348,460
Other long-term liabilities..............       --           15,578          1,474         --              17,052
Deferred income taxes....................       --           --              2,634         --               2,634
                                           ------------  -----------  --------------  ------------  -------------
    Total liabilities....................       297,902     143,153         27,519            (388)       468,186
                                           ------------  -----------  --------------  ------------  -------------
Intercompany payables/ (receivables).....      (315,448)    311,766          3,682         --            --
Minority interest........................       --            1,703          3,572         --               5,275
Total stockholders' equity...............       569,042     347,211         63,260        (410,471)       569,042
                                           ------------  -----------  --------------  ------------  -------------
Total liabilities and stockholders'
 equity..................................  $    551,496   $ 803,833     $   98,033    $   (410,859) $   1,042,503
                                           ------------  -----------  --------------  ------------  -------------
                                           ------------  -----------  --------------  ------------  -------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                      CONSOLIDATING STATEMENTS OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                          COMBINED        COMBINED
                                             PARENT       GUARANTOR    NON-GUARANTOR
                                            COMPANY     SUBSIDIARIES    SUBSIDIARIES   ELIMINATION  CONSOLIDATED
                                          ------------  -------------  --------------  -----------  -------------
                                                                 (IN THOUSANDS OF DOLLARS)

Total net revenues......................  $      2,373  $   1,140,879   $    178,906    $  (5,850)  $   1,316,308
                                          ------------  -------------  --------------  -----------  -------------
Costs and expenses:
  Operating.............................       --             957,831        155,840       (5,850)      1,107,821
  Corporate general and
   administrative.......................        40,769         14,224          7,092       --              62,085
  Provision for losses on accounts
   receivable...........................       --              14,699            271       --              14,970
  Depreciation and amortization.........         3,614         25,911          4,292       --              33,817
  Investigation and litigation costs....        19,250       --              --            --              19,250
  Interest, net.........................        20,770          4,160            969       --              25,899
  Equity interest in (earnings) loss of
   subsidiaries.........................        (6,757)      --              --             6,757        --
                                          ------------  -------------  --------------  -----------  -------------
    Total costs and expenses............        77,646      1,016,825        168,464          907       1,263,842
                                          ------------  -------------  --------------  -----------  -------------
Earnings (loss) before income taxes and
 intercompany charges...................       (75,273)       124,054         10,442       (6,757)         52,466
Intercompany charges(1).................      (115,085)       113,361          1,724       --            --
                                          ------------  -------------  --------------  -----------  -------------
Earnings (loss) before income taxes.....        39,812         10,693          8,718       (6,757)         52,466
Income taxes............................        18,276          8,338          4,316       --              30,930
                                          ------------  -------------  --------------  -----------  -------------
Net earnings (loss).....................  $     21,536  $       2,355   $      4,402    $  (6,757)  $      21,536
                                          ------------  -------------  --------------  -----------  -------------
                                          ------------  -------------  --------------  -----------  -------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                      CONSOLIDATING STATEMENTS OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                         COMBINED        COMBINED
                                             PARENT      GUARANTOR    NON-GUARANTOR
                                            COMPANY    SUBSIDIARIES    SUBSIDIARIES   ELIMINATION  CONSOLIDATED
                                           ----------  -------------  --------------  -----------  -------------
                                                                 (IN THOUSANDS OF DOLLARS)

Total net revenues.......................  $    1,032  $   1,010,904   $    126,235    $  (2,663)  $   1,135,508
                                           ----------  -------------  --------------  -----------  -------------
Costs and expenses:
  Operating..............................      --            826,538        105,618       (2,663)        929,493
  Corporate general and administrative...      32,807         13,388          5,273       --              51,468
  Provision for losses on accounts
   receivable............................      --             14,632             (9)      --              14,623
  Depreciation and amortization..........       1,646         23,545          2,543       --              27,734
  Interest, net..........................       8,138         11,075          2,616       --              21,829
  Conversion expense.....................      --              3,256        --            --               3,256
  Merger expenses........................       5,800       --              --            --               5,800
  Strike costs...........................      --              4,006        --            --               4,006
  Investigation and litigation costs.....       5,505       --              --            --               5,505
  Impairment loss........................      --             59,000        --            --              59,000
  Equity interest in (earnings) loss of
   subsidiaries..........................      39,465       --              --           (39,465)       --
                                           ----------  -------------  --------------  -----------  -------------
    Total costs and expenses.............      93,361        955,440        116,041      (42,128)      1,122,714
                                           ----------  -------------  --------------  -----------  -------------
Earnings (loss) before extraordinary
 loss, income taxes and intercompany
 charges.................................     (92,329)        55,464         10,194       39,465          12,794
Intercompany charges(1)..................     (74,103)        74,103        --            --            --
                                           ----------  -------------  --------------  -----------  -------------
Earnings (loss) before extraordinary loss
 and income taxes........................     (18,226)       (18,639)        10,194       39,465          12,794
Income taxes(2)..........................       5,525         22,973          4,634       --              33,132
                                           ----------  -------------  --------------  -----------  -------------
Earnings (loss) before extraordinary
 loss....................................     (23,751)       (41,612)         5,560       39,465         (20,338)
Extraordinary loss from early
 extinguishment of debt..................      --             (3,413)       --            --              (3,413)
                                           ----------  -------------  --------------  -----------  -------------
Net earnings (loss)......................  $  (23,751) $     (45,025)  $      5,560    $  39,465   $     (23,751)
                                           ----------  -------------  --------------  -----------  -------------
                                           ----------  -------------  --------------  -----------  -------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                      CONSOLIDATING STATEMENTS OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                           COMBINED       COMBINED
                                                PARENT     GUARANTOR   NON-GUARANTOR
                                               COMPANY    SUBSIDIARIES  SUBSIDIARIES   ELIMINATION  CONSOLIDATED
                                              ----------  -----------  --------------  -----------  ------------
                                                                  (IN THOUSANDS OF DOLLARS)

Total net revenues..........................  $      895   $ 611,005     $   61,454     $  --        $  673,354
                                              ----------  -----------  --------------  -----------  ------------
Costs and expenses:
  Operating.................................      --         507,150         45,512        --           552,662
  Corporate general and administrative......      18,534       3,759          9,340        --            31,633
  Provision for losses on accounts
   receivable...............................      --          27,654            (22)       --            27,632
  Depreciation and amortization.............         877      10,142            778        --            11,797
  Interest, net.............................       4,326       5,383            839        --            10,548
  Conversion expense........................      --           2,275         --            --             2,275
  Equity interest in (earnings) loss of
   subsidiaries.............................     (26,594)     --             --            26,594        --
                                              ----------  -----------  --------------  -----------  ------------
    Total costs and expenses................      (2,857)    556,363         56,447        26,594       636,547
                                              ----------  -----------  --------------  -----------  ------------
Earnings (loss) before income taxes and
 intercompany charges.......................       3,752      54,642          5,007       (26,594)       36,807
Intercompany charges(1).....................     (15,747)     15,747         --            --            --
                                              ----------  -----------  --------------  -----------  ------------
Earnings (loss) before income taxes.........      19,499      38,895          5,007       (26,594)       36,807
Income taxes(2).............................      (2,620)     16,227          1,081        --            14,688
                                              ----------  -----------  --------------  -----------  ------------
Net earnings (loss).........................  $   22,119   $  22,668     $    3,926     $ (26,594)   $   22,119
                                              ----------  -----------  --------------  -----------  ------------
                                              ----------  -----------  --------------  -----------  ------------

------------------------
(1) Through various intercompany agreements entered into by the Company, the Guarantors and certain of the non-Guarantor subsidiaries, Sun provides management services, and acts on behalf of the Guarantors and certain of the non-Guarantor subsidiaries to make financing available for their operations. The Company charged the Guarantors for management services totaling $15,747,000, $58,326,000 and $82,734,000 for the years ended December 31,
    1994, 1995 and 1996, respectively. The Company charged the non-Guarantor subsidiaries for management services totaling $1,169,000 for the year ended December 31, 1996. Intercompany interest charged to the Guarantors for the years ended December 31, 1995 and 1996 for advances from the Company were $15,777,000 and $30,627,000, respectively. Intercompany interest charged to the non-Guarantor subsidiaries for the year ended December 31, 1996, for advances from the Company was $555,000.

(2) For financial reporting purposes, a pro forma provision for income taxes has been calculated to present taxes on the results of operations of CareerStaff, a non-Guarantor, for the period from January 1, 1994 through June 22, 1994, and Golden Care, a Guarantor, for the period January 1, 1995 through May 5, 1995 and for the year ended December 31, 1994 on the basis that is required upon their change in tax status from S corporation to C corporation. These amounts ($230,000 and $1,771,000 in 1995 and 1994, respectively relating to Golden Care and $787,000 in 1994 relating to CareerStaff) are equal to the required Federal and state income tax provisions that would have been recorded if these entities had not elected S corporation status and were subject to and liable for Federal and state income taxes as C corporations prior to each of the companies' termination of their S corporation status. CareerStaff terminated its S corporation status for Federal and state income tax purposes on June 22, 1994. Golden Care terminated its S corporation status upon merging with the Company on May 5, 1995. In connection with Golden Care's termination of its S Corporation status, the Company recorded a deferred income tax provision and liability of $1,487,000 in the second quarter of 1995.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                        FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                   COMBINED       COMBINED
                                                        PARENT     GUARANTOR   NON-GUARANTOR
                                                       COMPANY    SUBSIDIARIES  SUBSIDIARIES   ELIMINATION  CONSOLIDATED
                                                      ----------  -----------  --------------  -----------  ------------
                                                                          (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)...............................  $   21,536   $   2,355     $    4,402     $  (6,757)   $   21,536
  Adjustments to reconcile net earnings (loss) to
    net cash provided by (used for) operating
    activities --
    Equity in earnings of subsidiaries..............      (6,757)     --             --             6,757        --
    Depreciation and amortization...................       3,614      25,911          4,292        --            33,817
    Provision for losses on accounts receivable.....      --          14,699            271        --            14,970
    Litigation settlement...........................      (4,750)     --             --            --            (4,750)
    Other, net......................................         668      (2,927)           227        --            (2,032)
    Changes in operating assets and liabilities:
      Accounts receivable...........................      --         (50,266)        (6,793)       --           (57,059)
      Other current assets..........................      (5,964)     (1,782)         1,050        --            (6,696)
      Other current liabilities.....................       8,824      (6,344)           782        --             3,262
      Income taxes payable..........................      22,422        (620)         1,962        --            23,764
                                                      ----------  -----------  --------------  -----------  ------------
  Net cash provided by (used for) operating
    activities......................................      39,593     (18,974)         6,193        --            26,812
                                                      ----------  -----------  --------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net.........................     (11,292)    (23,410)       (41,521)       --           (76,223)
  Acquisitions, net of cash acquired................      --         (28,779)       (36,626)       --           (65,405)
  Purchase of minority interest in Ashbourne PLC....      --          --            (10,174)       --           (10,174)
  Investment in OmniCell Technologies, Inc..........     (25,332)     --             --            --           (25,332)
  Net proceeds from sale of SunSurgery
    Corporation.....................................      --          24,828         --            --            24,828
  Proceeds from operations and sale of assets held
    for sale........................................      --          (3,810)        --            --            (3,810)
  Proceeds from the sale and leaseback of property
    and equipment...................................      --           8,766         25,837        --            34,603
  Other assets expenditures.........................     (11,614)     (4,155)        (4,907)       --           (20,676)
                                                      ----------  -----------  --------------  -----------  ------------
    Net cash used for investing activities..........     (48,238)    (26,560)       (67,391)       --          (142,189)
                                                      ----------  -----------  --------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt borrowings.........................     101,678         955         34,522        --           137,155
  Long-term debt repayments.........................        (255)     (2,110)        (1,908)       --            (4,273)
  Net proceeds from issuance of common stock........       1,582      --             --            --             1,582
  Purchases of treasury stock.......................     (25,069)     --             --            --           (25,069)
  Other financing activities........................      (1,835)         11             48        --            (1,776)
  Intercompany advances.............................     (58,583)     29,957         28,626        --            --
                                                      ----------  -----------  --------------  -----------  ------------
    Net cash provided by (used for) financing
      activities....................................      17,518      28,813         61,288        --           107,619
                                                      ----------  -----------  --------------  -----------  ------------
Effect of exchange rate on cash and cash
  equivalents.......................................      --          --               (464)       --              (464)
                                                      ----------  -----------  --------------  -----------  ------------
Net increase (decrease) in cash and cash
  equivalents.......................................       8,873     (16,721)          (374)       --            (8,222)
Cash and cash equivalents at beginning of period....      (6,647)     27,591          2,158        --            23,102
                                                      ----------  -----------  --------------  -----------  ------------
Cash and cash equivalents at end of period..........  $    2,226   $  10,870     $    1,784     $  --        $   14,880
                                                      ----------  -----------  --------------  -----------  ------------
                                                      ----------  -----------  --------------  -----------  ------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                  COMBINED       COMBINED
                                                       PARENT     GUARANTOR   NON-GUARANTOR
                                                       COMPANY   SUBSIDIARIES  SUBSIDIARIES   ELIMINATION  CONSOLIDATED
                                                      ---------  -----------  --------------  -----------  ------------
                                                                          (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)...............................  $ (23,751)  $ (45,025)    $    5,560     $  39,465    $  (23,751)
  Adjustments to reconcile net earnings (loss) to
    net cash provided by (used for) operating
    activities --
    Equity in loss of subsidiaries..................     39,465      --             --           (39,465)       --
    Extraordinary loss..............................     --           5,785         --            --             5,785
    Conversion expense..............................     --           3,256         --            --             3,256
    Depreciation and amortization...................      1,646      23,545          2,543        --            27,734
    Provision for losses on accounts receivable.....     --          14,632             (9)       --            14,623
    Impairment loss.................................     --          59,000         --            --            59,000
    Other, net......................................     --          (2,220)        --            --            (2,220)
    Changes in operating assets and liabilities:
      Accounts receivable...........................     --         (85,381)        (5,506)       --           (90,887)
      Other current assets..........................     (1,651)      2,511            110        --               970
      Other current liabilities.....................      4,543     (14,672)         3,795        --            (6,334)
      Income taxes payable..........................      8,396       9,530            684        --            18,610
                                                      ---------  -----------  --------------  -----------  ------------
    Net cash provided by (used for) operating
      activities....................................     28,648     (29,039)         7,177        --             6,786
                                                      ---------  -----------  --------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net.........................    (22,811)    (15,393)       (35,293)       --           (73,497)
  Acquisitions, net of cash acquired................     (9,638)      1,513        (40,042)       --           (48,167)
  Purchase of minority interest of Ashbourne plc....     --          --            (25,874)       --           (25,874)
  Proceeds from operations and sale of assets held
    for sale........................................     --          36,878         --            --            36,878
  Proceeds from the sale and leaseback of property
    and equipment...................................     --          69,988         35,546        --           105,534
  Other assets expenditures.........................    (16,574)     (7,498)         1,424        --           (22,648)
                                                      ---------  -----------  --------------  -----------  ------------
    Net cash provided by (used for) investing
      activities....................................    (49,023)     85,488        (64,239)       --           (27,774)
                                                      ---------  -----------  --------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt borrowings.........................    177,029       3,634          4,636        --           185,299
  Long-term debt repayments.........................       (537)    (94,017)       (21,176)       --          (115,730)
  Repurchase of 11 3/4% Senior Subordinated Notes
    due 2002........................................     --         (89,370)        --            --           (89,370)
  Conversion of Mediplex 6 1/2% Convertible
    Subordinated Debentures due 2003................     --         (16,859)        --            --           (16,859)
  Net proceeds from issuance of common stock........      2,976      --             --            --             2,976
  Other financing activities........................     (1,179)       (139)          (111)       --            (1,429)
  Intercompany advances.............................   (213,653)    145,351         68,302        --            --
  Distribution of prior S corporation earnings......     --            (333)        --            --              (333)
                                                      ---------  -----------  --------------  -----------  ------------
    Net cash provided by (used for) financing
      activities....................................    (35,364)    (51,733)        51,651        --           (35,446)
                                                      ---------  -----------  --------------  -----------  ------------
Effect of exchange rate on cash and cash
 equivalents........................................     --          --                798        --               798
                                                      ---------  -----------  --------------  -----------  ------------
Net increase (decrease) in cash and cash
 equivalents........................................    (55,739)      4,716         (4,613)       --           (55,636)
Cash and cash equivalents at beginning of period....     49,092      22,875          6,771        --            78,738
                                                      ---------  -----------  --------------  -----------  ------------
Cash and cash equivalents at end of period..........  $  (6,647)  $  27,591     $    2,158     $  --        $   23,102
                                                      ---------  -----------  --------------  -----------  ------------
                                                      ---------  -----------  --------------  -----------  ------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                  COMBINED       COMBINED
                                                       PARENT     GUARANTOR   NON-GUARANTOR
                                                      COMPANY    SUBSIDIARIES  SUBSIDIARIES   ELIMINATION  CONSOLIDATED
                                                     ----------  -----------  --------------  -----------  ------------
                                                                         (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)..............................  $   22,119   $  22,668     $    3,926     $ (26,594)   $   22,119
  Adjustments to reconcile net earnings (loss) to
    net cash provided by (used for) operating
    activities --
    Equity in earnings loss of subsidiaries........     (26,594)     --             --            26,594        --
    Conversion expense.............................      --           2,275         --            --             2,275
    Depreciation and amortization..................         877      10,142            778        --            11,797
    Provision for losses on accounts receivable....      --          27,654            (22)       --            27,632
    Other, net.....................................      --            (978)            70        --              (908)
    Changes in operating assets and liabilities:
      Accounts receivable..........................      --         (73,493)        (3,436)       --           (76,929)
      Other current assets.........................      (1,208)     (3,164)          (149)       --            (4,521)
      Other current liabilities....................      14,098     (25,115)           988        --           (10,029)
      Income taxes payable.........................      (2,134)     (5,624)        --            --            (7,758)
                                                     ----------  -----------  --------------  -----------  ------------
    Net cash provided by (used for) operating
      activities...................................       7,158     (45,635)         2,155        --           (36,322)
                                                     ----------  -----------  --------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net........................     (19,040)    (17,397)        (1,425)       --           (37,862)
  Transfer of restricted cash......................      --          16,054         --            --            16,054
  Acquisitions, net of cash acquired...............      --        (115,507)       (12,871)       --          (128,378)
  Operations of assets held for sale...............      --          (2,186)        --            --            (2,186)
  Other assets expenditures........................      (3,529)        713           (691)       --            (3,507)
                                                     ----------  -----------  --------------  -----------  ------------
    Net cash used for investing activities.........     (22,569)   (118,323)       (14,987)       --          (155,879)
                                                     ----------  -----------  --------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt borrowings........................     134,198       8,739          2,118        --           145,055
  Long-term debt repayments........................     (64,187)    (20,613)        (3,363)       --           (88,163)
  Transfer of restricted cash......................      --             667         --            --               667
  Conversion of Mediplex 6 1/2% Convertible
    Subordinated Debentures due 2003...............      --         (10,681)        --            --           (10,681)
  Net proceeds from issuance of common stock.......     216,608      --             --            --           216,608
  Intercompany advances............................    (225,855)    202,893         22,962        --            --
  Distribution of prior S corporation earnings.....      --          (6,596)        (2,293)       --            (8,889)
                                                     ----------  -----------  --------------  -----------  ------------
    Net cash provided by financing activities......      60,764     174,409         19,424        --           254,597
                                                     ----------  -----------  --------------  -----------  ------------
Net increase in cash and cash equivalents..........      45,353      10,451          6,592        --            62,396
Cash and cash equivalents at beginning of
 period............................................       3,739      12,424            179        --            16,342
                                                     ----------  -----------  --------------  -----------  ------------
Cash and cash equivalents at end of period.........  $   49,092   $  22,875     $    6,771     $  --        $   78,738
                                                     ----------  -----------  --------------  -----------  ------------
                                                     ----------  -----------  --------------  -----------  ------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(16)  SUMMARIZED FINANCIAL INFORMATION

    The Company acquired Mediplex on June 23, 1994 and became a co-obligor with Mediplex with respect to the 6 1/2% Debentures and the 11 3/4% Debentures subsequent to the acquisition (see Notes 2 and 6). Summarized financial information of Mediplex is provided below (in thousands):

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1996
                                                                      -----------  -----------
Current assets......................................................  $   130,794  $   103,629
Noncurrent assets...................................................      461,592      429,555
Current liabilities.................................................       34,823       11,910
Noncurrent liabilities..............................................       91,150       83,370
Due to parent.......................................................      168,222      205,306

    The results of operations of Mediplex subsequent to the date of acquisition by Sun are labeled "Company," and the financial position and results of operations of Mediplex for the period prior to the acquisition by Sun are labeled "Predecessor."

                                            PREDECESSOR
                                            JANUARY 1,         COMPANY            COMPANY            COMPANY
                                           1994 TO JUNE   JUNE 24, 1994 TO      YEAR ENDED         YEAR ENDED
                                             23, 1994     DECEMBER 31, 1994  DECEMBER 31, 1995  DECEMBER 31, 1996
                                           -------------  -----------------  -----------------  -----------------
                                                                       (IN THOUSANDS)
Net revenues.............................   $   221,640      $   205,300        $   448,254        $   457,748
                                           -------------  -----------------  -----------------  -----------------
Costs and expenses.......................       208,455          217,572            436,930            438,799
Impairment loss..........................       --               --                  52,621            --
                                           -------------  -----------------  -----------------  -----------------
Earnings (loss) before intercompany
 charges, income taxes and extraordinary
 loss....................................        13,185          (12,272)           (41,297)            18,949
Intercompany charges(1)..................       --               --                  35,005             50,133
                                           -------------  -----------------  -----------------  -----------------
Earnings (loss) before income taxes and
 extraordinary loss......................        13,185          (12,272)           (76,302)           (31,184)
Income taxes (benefit)...................         3,645           (8,909)            (7,432)            (9,757)
                                           -------------  -----------------  -----------------  -----------------
Net earnings (loss) before extraordinary
 loss....................................         9,540           (3,363)           (68,870)           (21,427)
Extraordinary loss, net of income tax
 benefit.................................       --               --                  (3,413)           --
                                           -------------  -----------------  -----------------  -----------------
Net earnings (loss)......................   $     9,540      $    (3,363)       $   (72,283)       $   (21,427)
                                           -------------  -----------------  -----------------  -----------------
                                           -------------  -----------------  -----------------  -----------------

------------------------
(1) Through various intercompany agreements entered into by Sun and Mediplex, Sun provides management services, licenses the use of its trademarks and acts on behalf of Mediplex to make financing available for its operations. Sun charged Mediplex for management services totaling $20,478,000 and $29,003,000 for the years ended December 31, 1995 and 1996, respectively. On September 30, 1995, Sun and Mediplex finalized licensing agreements and financing agreements which were effective January 1, 1995. Royalty fees charged to Mediplex for the years ended December 31, 1995 and 1996, for the use of Sun trademarks were $4,725,000 and $6,681,000, respectively. Intercompany interest charged to Mediplex for the years ended December 31, 1995 and 1996, for advances from Sun was $9,802,000 and $14,449,000, respectively. During 1994, Sun did not charge Mediplex for these same services.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(17)  QUARTERLY FINANCIAL DATA (UNAUDITED)

    The Company's unaudited consolidated quarterly financial information follows (in thousands, except per share data):

                                                                           YEAR ENDED DECEMBER 31, 1995
                                                                --------------------------------------------------
                                                                   FIRST       SECOND        THIRD       FOURTH
                                                                QUARTER(3)   QUARTER(4)     QUARTER    QUARTER(5)
                                                                -----------  -----------  -----------  -----------
Total net revenues............................................  $   256,734  $   278,980  $   289,273  $   310,521
Earnings (loss) before income taxes and extraordinary loss....       20,013       19,306       27,359      (53,884)
Net earnings (loss) before extraordinary loss.................       10,826        8,741       16,415      (56,320)
Net earnings (loss) before extraordinary loss(1)..............       10,541        8,796       16,415      (56,320)
Extraordinary loss............................................       (3,413)     --           --           --
                                                                -----------  -----------  -----------  -----------
Net earnings (loss)(1)........................................  $     7,128  $     8,796  $    16,415  $   (56,320)
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
Net earnings (loss) per share:
  Fully diluted(1)(2):
    Net earnings (loss) per share before extraordinary
     loss(1)(2)...............................................  $      0.21  $      0.18  $      0.33  ($     1.18)
    Extraordinary loss........................................        (0.06)     --           --           --
                                                                -----------  -----------  -----------  -----------
    Net earnings (loss)(1)(2).................................  $      0.15  $      0.18  $      0.33  ($     1.18)
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------


                                                                           YEAR ENDED DECEMBER 31, 1996
                                                                --------------------------------------------------
                                                                   FIRST       SECOND        THIRD       FOURTH
                                                                  QUARTER      QUARTER    QUARTER(6)   QUARTER(7)
                                                                -----------  -----------  -----------  -----------
Total net revenues............................................  $   320,291  $   325,452  $   340,508  $   330,057
Earnings (loss) before income taxes...........................       25,565       27,276        4,231       (4,606)
Net earnings (loss)...........................................       15,339       16,366       (5,562)      (4,607)
Net earnings (loss) per share
  Fully diluted(2)............................................  $      0.31  $      0.34  $     (0.12) $     (0.10)
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------

------------------------
(1) A provision for pro forma income taxes has been reflected in the consolidated quarterly financial information for periods in which certain entities were not subject to Federal and state income taxes (See Note 9).

(2) Earnings per share are computed independently for each of the quarters presented (See Note 1(o)).

(3) The first quarter of 1995 includes a charge of $3,256,000 in connection with a payment of an inducement fee to effect the conversion in January 1995 of $39,449,000 of the 6 1/2 Debentures. This quarter also includes an extraordinary charge of $3,413,000, net of the related tax benefit, in connection with the tender offer of the 11 3/4% Notes (See Note 6).

(4) The second quarter of 1995 includes $5,800,000 of transaction related merger costs incurred in connection with the merger of the Company with CareerStaff and Golden Care (See Note 2).

(5) The fourth quarter of 1995 includes a $59,000,000 impairment loss recorded by the Company which primarily relates to goodwill associated with six of the forty facilities acquired in the acquisition of Mediplex (see Note 1(g)). The quarter also includes a charge of $4,006,000 relating to averting a strike and negotiating new contracts for certain unionized homes in Connecticut and a charge of $5,505,000 relating to monitoring and responding to the investigation by the OIG and legal fees resulting from the shareholder litigation (See Notes 1(j) and 1(k)).

(6) The third quarter of 1996 includes a $24,000,000 charge to settle certain of the lawsuits brought by shareholders (See Note 14).

(7) The fourth quarter of 1996 includes a net $4,750,000 benefit which consists of $9,000,000 the Company will receive from its director and officers liability insurance carrier and a $4,250,000 charge related to continuing litigations and investigation costs (See Note 14).

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(18)  GEOGRAPHIC SEGMENT INFORMATION

    The Company operates predominantly in the long-term care segment of the healthcare industry. The Company is a provider of long-term, subacute and related ancillary care services to nursing home patients.

    In addition to the services provided in the United States, the Company provides services in the United Kingdom and Canada.

    A summary of the Company's operations by geographic area is presented below (in thousands):

                                                                         YEAR ENDED DECEMBER 31, 1995
                                                             ----------------------------------------------------
                                                                              UNITED
                                                             UNITED STATES    KINGDOM     CANADA    CONSOLIDATED
                                                             -------------  -----------  ---------  -------------
Net revenues...............................................  $   1,108,436  $    26,240  $     832  $   1,135,508

Operating profits..........................................         30,430        3,561       (181)        33,810
Equity in earnings of Ashbourne............................                                                   813
Interest expense, net......................................                                                21,829
                                                                                                    -------------
Consolidated earnings before income taxes..................                                                12,794
                                                                                                    -------------
                                                                                                    -------------
Total assets...............................................        952,191       76,607     13,705      1,042,503

Capital expenditures.......................................         61,901       11,565         31         73,497

Depreciation and amortization..............................         25,771        1,854        109         27,734

                                                                         YEAR ENDED DECEMBER 31, 1996
                                                             ----------------------------------------------------
                                                                              UNITED
                                                             UNITED STATES    KINGDOM     CANADA    CONSOLIDATED
                                                             -------------  -----------  ---------  -------------
Net revenues...............................................  $   1,255,323  $    42,156  $  18,829  $   1,316,308

Operating profits..........................................         74,894        2,179       (382)        76,691
Equity in earnings of Ashbourne............................                                                 1,674
Interest expense, net......................................                                                25,899
                                                                                                    -------------
Consolidated earnings before income taxes..................                                                52,466
                                                                                                    -------------
                                                                                                    -------------
Total assets...............................................      1,033,804      168,578     27,044      1,229,426

Capital expenditures.......................................         56,962       18,699        562         76,223

Depreciation and amortization..............................         30,436        1,851      1,530         33,817

    Revenues from foreign operations and identifiable assets of foreign operations were immaterial to the Company in 1994.

(19)  SUBSEQUENT EVENTS

    On February 18, 1997, the Company signed definitive agreements with each of Retirement Care Associates, Inc. ("Retirement Care") and Contour Medical, Inc. ("Contour"), under which the Company agreed to acquire Retirement Care and its approximately 65% owned subsidiary, Contour. The agreements call for the Company to issue 0.6625 shares of common stock in exchange for each outstanding share of Retirement Care common stock (subject to adjustment as provided in the agreement) and for the Company to pay $8.50 per share in cash, stock or a combination of cash and stock (at the election of the Company) for the remaining 35% of Contour not presently owned by Retirement Care. The acquisition of Retirement Care is expected to be accounted for as a pooling of interests and the acquisition of Contour is expected to be accounted for as a purchase.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                       DECEMBER 31,    JUNE 30,
                                                                                           1996          1997
                                                                                       ------------  ------------
                                                                                         (DOLLARS IN THOUSANDS,
                                                                                           EXCEPT SHARE DATA)
                                                     ASSETS
Current assets:
    Cash and cash equivalents........................................................   $   14,880    $    8,045
    Restricted cash..................................................................        2,236         1,666
    Accounts receivable, net of allowance for doubtful accounts of $16,877 and
     $19,509 in 1996 and 1997, respectively..........................................      282,268       348,086
    Other receivables................................................................       33,430        14,323
    Prepaids and other assets........................................................       17,618        25,906
    Deferred tax asset...............................................................       12,716         8,717
                                                                                       ------------  ------------
      Total current assets...........................................................      363,148       406,743
                                                                                       ------------  ------------
Property and equipment, net..........................................................      305,720       544,211
Goodwill, net........................................................................      432,505       520,741
Other assets, net....................................................................      115,056       124,634
Deferred tax asset...................................................................       12,997         7,858
                                                                                       ------------  ------------
      Total assets...................................................................   $1,229,426    $1,604,187
                                                                                       ------------  ------------
                                                                                       ------------  ------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt................................................   $   28,982    $   46,973
    Accounts payable.................................................................       39,180        43,506
    Accrued compensation and benefits................................................       32,612        45,840
    Workers' compensation accrual....................................................        7,863         9,435
    Payable to APTA shareholders.....................................................       23,545        --
    Other accrued liabilities........................................................       19,384        41,801
    Income taxes payable.............................................................       --             8,138
                                                                                       ------------  ------------
      Total current liabilities......................................................      151,566       195,693
                                                                                       ------------  ------------
Long-term debt, net of current portion...............................................      483,453       772,021
Other long-term liabilities..........................................................       14,813        13,568
Deferred income taxes................................................................        4,760        12,143
                                                                                       ------------  ------------
      Total liabilities..............................................................      654,592       993,425
                                                                                       ------------  ------------
Minority interest....................................................................        2,697         2,386
Commitments and contingencies
  Stockholders' equity:
    Preferred stock of $.01 par value, authorized 5,000,000 shares, none issued......       --            --
    Common stock of $.01 par value, authorized 100,000,000 shares, 51,142,729 and
     51,271,837 shares issued and outstanding at December 31, 1996 and June 30, 1997,
     respectively....................................................................          511           513
    Additional paid-in capital.......................................................      611,434       635,007
    Retained earnings................................................................       22,313        56,072
    Cumulative translation adjustment................................................        3,718         4,235
                                                                                       ------------  ------------
                                                                                           637,976       695,827
                                                                                       ------------  ------------
Less:
    Common stock held in treasury, at cost, 2,030,116 shares as of December 31, 1996
     and June 30, 1997                                                                      25,069        25,069
    Grantor stock trust, at market, 3,019,993 and 2,997,319 shares as of December 31,
     1996 and June 30, 1997, respectively............................................       40,770        62,382
                                                                                       ------------  ------------
      Total stockholders' equity.....................................................      572,137       608,376
                                                                                       ------------  ------------
      Total liabilities and stockholders' equity.....................................   $1,229,426    $1,604,187
                                                                                       ------------  ------------
                                                                                       ------------  ------------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED JUNE    SIX MONTHS ENDED JUNE
                                                                          30,                       30,
                                                                ------------------------  ------------------------
                                                                   1996         1997         1996         1997
                                                                -----------  -----------  -----------  -----------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total net revenues............................................  $   325,452  $   447,545  $   645,744  $   846,181
                                                                -----------  -----------  -----------  -----------
Costs and expenses:
    Operating.................................................      267,233      366,885      531,862      694,787
    Corporate general and administrative......................       14,978       20,999       29,177       39,446
    Provision for losses on accounts receivable...............        1,243        3,579        2,463        6,773
    Depreciation and amortization.............................        8,237       12,706       16,489       24,347
    Interest, net.............................................        6,485       14,162       12,911       25,486
                                                                -----------  -----------  -----------  -----------
      Total costs and expenses................................      298,176      418,331      592,902      790,839
                                                                -----------  -----------  -----------  -----------
Earnings before income taxes..................................       27,276       29,214       52,842       55,342
Income taxes..................................................       10,910       11,393       21,137       21,583
                                                                -----------  -----------  -----------  -----------
    Net earnings..............................................  $    16,366  $    17,821  $    31,705  $    33,759
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
Net earnings per common and common equivalent share:
    Primary...................................................  $      0.35  $      0.38  $      0.67  $      0.72
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
    Fully Diluted.............................................  $      0.34  $      0.36  $      0.64  $      0.68
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
Weighted average number of common and common equivalent shares outstanding:
    Primary...................................................       46,618       46,939       47,187       46,862
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
    Fully Diluted.............................................       51,332       52,051       51,954       52,019
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                            SIX MONTHS ENDED JUNE
                                                                                                     30,
                                                                                           -----------------------
                                                                                              1996        1997
                                                                                           ----------  -----------
                                                                                               (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings...........................................................................  $   31,705  $    33,759
  Adjustments to reconcile net earnings to net cash
   provided by (used for) operating activities --
   Depreciation and amortization.........................................................      16,489       24,347
    Provision for losses on accounts receivable..........................................       2,463        6,773
    Other, net...........................................................................      (1,091)        (438)
    Changes in operating assets and liabilities:
      Accounts receivable................................................................     (36,329)     (70,784)
      Other current assets...............................................................         256        7,934
      Other current liabilities..........................................................      (3,018)      25,636
      Income taxes payable...............................................................      28,055       27,185
                                                                                           ----------  -----------
      Net cash provided by operating activities..........................................      38,530       54,412
                                                                                           ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net..............................................................     (19,954)     (30,090)
  Acquisitions, net of cash acquired.....................................................     (43,933)    (180,932)
  Purchase of minority interest in OmniCell Technologies, Inc............................     (25,332)     --
  Net proceeds from sale of SunSurgery Corporation.......................................      24,827      --
  Proceeds from sale and leaseback of property and equipment.............................       9,809       43,768
  Other assets expenditures..............................................................      (9,065)     (48,677)
                                                                                           ----------  -----------
      Net cash used for investing activities.............................................     (63,648)    (215,931)
                                                                                           ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt borrowings..............................................................      39,567      160,284
  Long-term debt repayments..............................................................      (3,602)      (4,427)
  Net proceeds from issuance of common stock.............................................         718        1,677
  Purchases of treasury stock............................................................     (25,069)     --
  Other financing activities.............................................................         (98)      (1,071)
                                                                                           ----------  -----------
      Net cash provided by financing activities..........................................      11,516      156,463
                                                                                           ----------  -----------
Effect of exchange rate on cash and cash equivalents.....................................         (85)      (1,779)
                                                                                           ----------  -----------
Net increase (decrease) in cash and cash equivalents.....................................     (13,687)      (6,835)
                                                                                           ----------  -----------
Cash and cash equivalents at beginning of period.........................................      23,102       14,880
                                                                                           ----------  -----------
Cash and cash equivalents at end of period...............................................  $    9,415  $     8,045
                                                                                           ----------  -----------
                                                                                           ----------  -----------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                  (UNAUDITED)

                                                                                            SIX MONTHS ENDED JUNE
                                                                                                     30,
                                                                                           -----------------------
                                                                                             1996         1997
                                                                                           ---------  ------------
                                                                                               (IN THOUSANDS)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during period for:
    Interest net of $407 and $964 capitalized during the six months ending June 30, 1996
     and 1997, respectively..............................................................  $  13,866  $     28,996
                                                                                           ---------  ------------
                                                                                           ---------  ------------
    Income taxes.........................................................................  $  (6,918) $     (5,602)
                                                                                           ---------  ------------
                                                                                           ---------  ------------
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
The Company's acquisitions during the six months ended June 30, 1996 and 1997, involved the following:
    Fair value of assets acquired........................................................  $  49,905  $    341,357
    Liabilities assumed..................................................................     (5,011)     (178,052)
    Cash payments made to former APTA shareholders.......................................     --            17,817
    Fair value of stock and warrants issued..............................................       (961)         (190)
                                                                                           ---------  ------------
    Cash payments made, net of cash received from others.................................  $  43,933  $    180,932
                                                                                           ---------  ------------
                                                                                           ---------  ------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(1)  BASIS OF PRESENTATION

    In the opinion of management of Sun Healthcare Group, Inc. (the "Company" or "Sun"), the accompanying interim consolidated financial statements present fairly the Company's financial position at December 31, 1996 and June 30, 1997, the consolidated results of its operations for the three and six month periods ended June 30, 1996 and 1997, and the consolidated statements of cash flows for the six month periods ended June 30, 1996 and 1997. All adjustments are of a normal and recurring nature. These statements are presented in accordance with the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Accordingly, they are unaudited, and certain information and footnote disclosures normally included in the Company's annual consolidated financial statements have been condensed or omitted, as permitted under the applicable rules and regulations. Readers of these statements should refer to the Company's audited consolidated financial statements and notes thereto for the year ended December 31, 1996, which are included in the Company's Annual Report on Form 10-K as amended on Form 10-K/A-1 for the year ended December 31, 1996. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

NEWLY ISSUED PRONOUNCEMENTS

    The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" which is effective for both interim and annual reporting periods ending after December 15, 1997. This standard requires restatement of prior interim and annual earnings per share calculations. SFAS No. 128 replaces fully diluted EPS with diluted EPS and replaces primary EPS with basic EPS. Basic EPS is computed by dividing reported earnings by weighted average shares outstanding. Diluted EPS is computed the same way as fully diluted EPS, except that the calculation now uses the average share price for the reporting period to compute dilution from options and warrants under the treasury stock method. The Company will adopt the new standard in its reporting for the quarter and the year ended December 31, 1997. Management does not believe that adoption of this standard will have a significant impact on earnings per share.

    The FASB has also issued SFAS No. 130, "Reporting Comprehensive Income" which is effective for fiscal years beginning after December 15, 1997 and requires restatement of earlier financial statements for comparative purposes. SFAS No. 130 requires that items meeting the criteria of a component of comprehensive income, including foreign currency items and unrealized gains and losses on certain investments in debt and equity securities, be shown in the financial statements. SFAS No. 130 does not require a specific format for disclosure of comprehensive income and its components in the financial statements. Management has not yet determined the effect of SFAS No. 130 on the consolidated financial statements.

    The FASB has also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This standard requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS No. 131 also requires that all public business enterprises report information about the revenues derived from the enterprise's products or services (or groups of similar products and services), about the countries in which the enterprise earns revenues and holds assets, and about major customers regardless of whether that information is used in making operating decisions. However, this Statement does not require an enterprise to report information that is not prepared for internal use if reporting it would be impractical. This Statement is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(1)  BASIS OF PRESENTATION (CONTINUED)
earlier years is required to be restated. Comparative information for interim periods is not required until the second year of application. Management has not yet determined the effect, if any, of SFAS No. 131 on the consolidated financial statements.

(2)  ACQUISITIONS

    On February 18, 1997, the Company signed definitive agreements with each of Retirement Care Associates, Inc. ("Retirement Care"), an operator of skilled nursing facilities and assisted living centers, and Contour Medical, Inc. ("Contour"), a national provider of medical/surgical supplies, under which the Company agreed to acquire Retirement Care and its approximately 65% owned subsidiary, Contour. The agreements, as amended, call for the Company to issue
0.68265 shares of common stock in exchange for each outstanding share of Retirement Care common stock (subject to adjustment as provided in the agreement) and for the Company to pay $8.50 per share in cash, stock or a combination of cash and stock (at the election of the Company) for the remaining 35% of Contour not presently owned by Retirement Care. The acquisition of Retirement Care is expected to be accounted for as a pooling of interests and the acquisition of Contour is expected to be accounted for as a purchase. These transactions are expected to close in the second half of 1997.

    Costs to be incurred in connection with the mergers of Retirement Care and Contour are expected to be significant and would be charged against earnings of the combined company. The charge is currently estimated to be approximately $31.1 million, of which approximately $20 million would be for transaction costs and integration expenses, including elimination of redundant corporation functions, severance costs related to headcount reductions and the write-off of certain intangibles and property and equipment. In addition, the Company currently expects that the charge would include approximately $10.1 million of adjustments to Retirement Care's balance sheet, which are based on the Company's ongoing review of Retirement Care's financial statements and the underlying assumptions used to prepare such financial statements, the Company's current understanding of Retirement Care's operations and the Company's evaluation of Retirement Care's internal control structure during the due diligence process. The balance sheet adjustments relate primarily to additional accruals for expected liabilities as well as to an increase in Retirement Care's provision for losses on accounts receivable. It is possible that a substantial portion of the foregoing approximate $10.1 million charge would be recorded by Retirement Care as an adjustment to Retirement Care's historical financial statements to reflect these adjustments. In that event, there would be a commensurate reduction in the merger charge. The Company is continuing to review an discuss these matters with Retirement Care. Approximately $25.5 million of the estimated charges are expected to be charged to operations in the fiscal quarter in which the Retirement Care merger is consummated. The remaining approximately $5 million of the estimated charges are expected to be expensed as incurred as these costs are expected to benefit future combined operations. These amounts are preliminary estimates only and are therefore subject to change. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the mergers.

    On January 10, 1997, the Company loaned Retirement Care $9,750,000 in order to enable Retirement Care to cause the repayment of certain indebtedness incurred by Contour in connection with Contour's acquisition of Atlantic Medical Supply Company, Inc. ("Atlantic") on August 6, 1996. On July 10, 1997, the Company and Retirement Care amended the terms of the loan to: (i) increase the applicable interest rate by 2.0%; (ii) extend the maturity date to 120 days after the termination of the Retirement Care Merger Agreement; and (iii) replace the collateral securing the loan with a second lien on all of Retirement Care's accounts receivable. Consistent with Retirement Care's bank line of credit, the loan is unconditionally and irrevocably guaranteed by certain officers of Retirement Care.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(2)  ACQUISITIONS (CONTINUED)
On July 10, 1997, the Company also agreed to loan Retirement Care an additional $5,000,000, which loan is also secured by a second lien on all of Retirement Care's accounts receivable and is unconditionally and irrevocably guaranteed by certain officers of Retirement Care.

    On January 30, 1997, a wholly owned subsidiary of the Company acquired all of the capital stock not previously owned by the Company of Ashbourne PLC ("Ashbourne"), which as of the date of acquisition provided healthcare services to patients through 49 nursing facilities in the United Kingdom. Pursuant to the acquisition, the Company paid approximately L67,300,000 ($110,100,000) for the portion of Ashbourne totaling 70.8% not previously owned by the Company. The acquisition was accounted for as a purchase and the results of operations have been included in the Company's financial statements from the date of acquisition on January 30, 1997. The total fair value of 100% of Ashbourne's assets acquired, including goodwill of approximately $45,800,000, was approximately $337,500,000 and liabilities assumed totaled approximately $147,800,000 The allocation of the purchase price is preliminary and will be finalized upon the completion of asset valuations. In addition, the Company is still evaluating certain obligations of Ashbourne prior to the merger and further adjustments may result. The acquisition of Ashbourne is immaterial to the results of the Company and, therefore, pro forma information is not provided.

    On December 15, 1996 a wholly owned subsidiary of the Company acquired all of the capital stock of APTA Healthcare PLC ("APTA"), which, as of the date of acquisitions, provided healthcare services to patients through 32 nursing facilities in the United Kingdom. During the six months ended June 30, 1997, the Company paid cash totaling approximately L11,200,000 ($17,817,000) to former stockholders of APTA and issued notes with a maturity not to exceed five years, totaling approximately L2,500,000 ($4,100,000 as of June 30, 1997) to the remaining stockholders of APTA who elected not to receive cash as consideration.

    In April 1997, the Company acquired the operations of thirteen long-term care facilities which had previously been managed by the Company since the third quarter of 1996, for a purchase price of $12,572,000, including the assumption of $10,722,000 in long-term debt. In addition, the Company has extended financing of approximately $14,800,000 to the former operators of these facilities.

    In addition, during the six months ended June 30, 1997, the Company acquired the operations of nine long-term care and assisted living facilities for $12,000,000 plus the assumption of all of the facilities' leases. In connection with the acquisition, the Company agreed to provide financing of $5,800,000 to the owner of the nine facilities for expansion of certain of the facilities.

    In total, during the six months ended June 30, 1997, the Company acquired the net ownership of or leasehold rights to or the management of 58 long-term care facilities in the United Kingdom and 10 long-term care facilities in the United States. Also during the six months ended June 30, 1997, the Company acquired seven pharmacies in the United States and six pharmacies in the United Kingdom. The pro forma impact of these acquisitions is immaterial.

(3)  DISPOSITIONS

    In May 1997, the Company announced its intent to sell and divest itself of its outpatient rehabilitation clinics in the United States, as well as Columbia Health Care Inc., the Company's Canadian outpatient rehabilitation therapy subsidiary. The sale of these operations is expected to close during the second half of 1997 and to result in no material gain or loss. The results of operations of these businesses are immaterial.

(4)  PROPERTY AND EQUIPMENT

    During the six months ended June 30, 1997, the Company sold five of its long-term and subacute care facilities in the United States for approximately $30,700,000 in cash and approximately

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(4)  PROPERTY AND EQUIPMENT (CONTINUED)
$5,600,000 in assumption of debt and leased them back under fourteen year leases. Also, during the six months ended June 30, 1997, the Company, through its United Kingdom subsidiary, sold four of its long-term care facilities for approximately $13,100,000 and leased them back under twelve year leases. These transactions produced no material gain or loss.

(5)  COMMITMENTS

    (a) CONSTRUCTION COMMITMENTS

    As of June 30, 1997, the Company had capital commitments of approximately $28,100,000, including a corporate office building and various contracts related to improvements to existing facilities in the United States, and capital commitments of approximately L17,200,000 ($28,600,000 as of June 30, 1997), including various contracts related to the development, construction and completion of nine new long-term care facilities in the United Kingdom.

    (b) FINANCING COMMITMENTS

    The Company has agreed to lend up to $47,000,000 under a revolving subordinated credit agreement ("Financing Facility") to a developer of assisted living facilities for the development, construction and operation of assisted living facilities. Any advances under the Financing Facility are expected to be funded by borrowings under the Company's revolving credit facility and will be subject to certain conditions, including the approval of each project by the Company. The developer has obtained a commitment for mortgage financing to fund 50% of the cost of each project. The Company's advances under the Financing Facility are subordinate to the mortgage financing. The Financing Facility with respect to each facility bears interest at 9% or 13% depending on the percentage of completion of the facility under construction. All amounts advanced are due in full on November 1, 2001. The advances to the developer totalled approximately $9,000,000 and $23,500,000 at December 31, 1996 and June 30, 1997.
As of June 30, 1997, five assisted living facilities were under development. In addition, the Company has entered into a purchase option agreement with the developer whereby the Company will pay the developer $50,000 for each option to purchase any of the facilities. The option will grant the Company the right to purchase the facility, after a specified time period, at the greater of the estimated fair market value of the property or the total amount invested by the developer.

(6)  STOCK INCENTIVE PLANS

    (a) 1997 STOCK INCENTIVE PLAN

    In January 1997, the Board of Directors adopted the 1997 Stock Incentive Plan (the "Plan"). Awards made under the Plan may be in the form of stock options, stock appreciation rights, stock awards, performance share awards, or other stock-based awards. The Plan is intended to replace the existing stock option plan for executives, and awards currently outstanding under that plan will not be affected. The Plan reserves 4,500,000 shares for awards. In the six months ended June 30, 1997, the Company awarded an aggregate of 776,000 shares of restricted stock to nine senior executives, which will be expensed over the vesting period. Approximately 105,000 of the restricted shares vested immediately. The remaining restricted stock awards vest ratably over the remaining four to five years. These restricted stock awards are subject to a substantial risk of forfeiture and are subject to defeasance if the Plan is not approved by the stockholders.

    (b) 1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

    In April 1997, the Board of Directors adopted the 1997 Non-Employee Directors' Stock Plan (the "Director Plan") which is subject to stockholder approval. Awards made under the Director Plan may be in the form of stock options or stock awards. The Director Plan is intended to replace the existing

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(6)  STOCK INCENTIVE PLANS (CONTINUED)
stock option plan for non-employee directors, and awards currently outstanding under that plan will not be affected. The Directors Plan reserves 400,000 shares for awards. There have been no grants awarded as of June 30, 1997.

(7)  NET EARNINGS PER SHARE

    Net earnings per common and common equivalent share is based upon the weighted average number of common shares outstanding during the period plus the effect of incremental shares of common stock contingently issuable upon exercise of stock options.

    Fully diluted net earnings is determined on the assumption that the 6% Debentures and the 6 1/2% Debentures were converted as of January 1, 1996. Net earnings is adjusted for the interest on the debentures, net of interest related to additional assumed borrowings to fund the cash consideration on conversion of the 6 1/2% Debentures and the related income tax benefits.

(8)  OTHER EVENTS

    (a) GOVERNMENT INVESTIGATION

    The Company is the subject of a pending Federal investigation by the United States Department of Health and Human Services' Office of Inspector General ("OIG") and the United States Department of Justice. In July 1997, the Criminal Division of the United States Department of Justice informed the Company that it had completed its investigation of the Company, and that it would not initiate any actions against the Company or any individuals. The investigation by the Civil Division of the Department of Justice and the OIG is still proceeding. At this time, the Company understands that the investigation includes a review of whether the Company's rehabilitation therapy subsidiary properly provided and/or billed for concurrent therapy services and whether it provided unnecessary or unordered services to residents of skilled nursing facilities. The Company understands that the investigation also includes a review of whether its long-term care subsidiary properly disclosed its relationship with the Company's rehabilitation therapy subsidiary and properly sought reimbursement for services provided by that subsidiary.

    The Company is unable to determine at this time when the investigation will be concluded or what its precise scope might be. If there have been improper practices or the investigation is broader in scope than the Company currently understands it to be, depending on the nature and extent of such impropriety, the investigation may have a negative impact on the Company. Based on its current understanding of the investigation, however, the Company does not believe that the outcome of the investigation will have a material adverse effect on the Company's financial condition or results of operations.

    (b) LITIGATION

    In May 1997, the Company received court approval of the $24,000,000 settlement of certain class-action shareholder lawsuits which amount was previously paid in the fourth quarter of 1996. The Company received $9,000,000 during March 1997, from its director and officer liability insurance carrier for its claim submitted in connection with the settlement.

    On or about January 23, 1996, two former stockholders of SunCare, John Brennan and Susan Bird, filed a lawsuit (the "SunCare Litigation") against the Company and certain of its officers and directors in the United States District Court for the Southern District of Indiana. Plaintiffs allege, among other things, that the Company did not disclose material facts concerning the investigation by the OIG and that the Company's financial results were misstated. The complaints purport to state claims, INTER ALIA, under Federal and state securities laws and for breach of contract, including a breach of a registration rights agreement pursuant to which the Company agreed to register the

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(8)  OTHER EVENTS (CONTINUED)
shares of the Company's common stock issued to such former stockholders of SunCare in the acquisition. Plaintiffs purport to seek recision, unspecified compensatory damages, punitive damages and other relief. By Order dated October 11, 1996, the court granted in part and denied in part defendants' motion to dismiss.

    On September 8, 1995, a derivative action was filed in the United States District Court for the District of New Mexico, captioned BRICKELL PARTNERS V. TURNER, ET AL. The complaint was not served on any defendant. On June 19, 1996, an amended complaint alleging breach of fiduciary duty by certain current and former of the Company's directors and officers was filed and subsequently served on the defendants. On August 5, 1996, the District Court dismissed this action without prejudice for failure to serve the defendants within the required time period. The plaintiffs filed a new complaint, alleging the same claims, on August 19, 1996. Defendants have moved to dismiss the new complaint.

    The Company believes the SunCare Litigation and the derivative action will not have a material adverse impact on its financial condition or results of operations, although the unfavorable resolution of any of these actions in any reporting period could have a material adverse impact on the Company's results of operations for that period.

(9)  SUMMARIZED CONSOLIDATING INFORMATION

    In connection with the offering by the Company of $250,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2007 (the "Notes") in July 1997, all direct and indirect subsidiaries of the Company other than the Company's direct and indirect foreign subsidiaries, CareerStaff and its direct and indirect subsidiaries and certain other immaterial subsidiaries of the Company (the "Guarantors") have, jointly and severally, unconditionally guaranteed the Notes. These guarantees are subordinated to all existing and future senior debt and guarantees of the Guarantors and are unsecured.

    The Company conducts all of its business through and derives virtually all of its income from its subsidiaries. Therefore, the Company's ability to make required payments with respect to its indebtedness (including the Notes) and other obligations depends on the financial results and condition of its subsidiaries and its ability to receive funds from its subsidiaries. There are no restrictions on the ability of any of the Company's subsidiaries to transfer funds to the Company, except as provided by appropriate law.

    Pursuant to Rule 3-10 of Regulation S-X, the following summarized consolidating information is for the Company, the Guarantors, and the Company's non-Guarantor subsidiaries with respect to the Notes. This summarized financial information has been prepared from the books and records maintained by the Company, the Guarantors and the non-Guarantor subsidiaries. The summarized financial information may not necessarily be indicative of results of operations or financial position had the Guarantors or non-Guarantor subsidiaries operated as independent entities.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(9)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                           SUN HEALTHCARE GROUP, INC.
                          CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 1997

                                                          COMBINED       COMBINED
                                              PARENT      GUARANTOR   NON-GUARANTOR
                                             COMPANY     SUBSIDIARIES  SUBSIDIARIES   ELIMINATION   CONSOLIDATED
                                           ------------  -----------  --------------  ------------  -------------
                                                                 (IN THOUSANDS OF DOLLARS)
Current assets:
  Cash and cash equivalents..............  $     (3,213)  $   9,868    $      1,390   $    --       $       8,045
  Restricted cash........................                     1,666         --             --               1,666
  Accounts receivable, net...............                   311,624          36,462        --             348,086
  Other receivables......................         5,525       7,411           1,387        --              14,323
  Prepaids and other assets..............           618      20,522           4,766        --              25,906
  Deferred tax asset.....................         8,717      --             --             --               8,717
                                           ------------  -----------  --------------  ------------  -------------
    Total current assets.................        11,647     351,091          44,005        --             406,743
                                           ------------  -----------  --------------  ------------  -------------
  Property and equipment, net............        43,383     121,124         379,704        --             544,211
  Goodwill, net..........................       --          408,890         111,851        --             520,741
  Other assets, net......................       591,718      38,885           1,886       (507,855)       124,634
  Deferred tax asset.....................         7,858      --             --                              7,858
                                                                                          ---
                                           ------------  -----------  --------------                -------------
                                                                                      ------------
    Total assets.........................  $    654,606   $ 919,990    $    537,446   $   (507,855) $   1,604,187
                                           ------------  -----------  --------------  ------------  -------------
                                           ------------  -----------  --------------  ------------  -------------
Current Liabilities:
  Current portion of long-term debt......           524      11,692          34,757        --              46,973
  Accounts payable.......................        29,089       6,780           7,637        --              43,506
  Accrued compensation and benefits......        10,398      31,277           4,165        --              45,840
  Workers' compensation accrual..........           100       9,415             (80)       --               9,435
  Income tax payable.....................         3,740      --               4,398        --               8,138
  Other accrued liabilities..............        10,888      11,515          19,398        --              41,801
                                           ------------  -----------  --------------  ------------  -------------
    Total current liabilities............        54,739      70,679          70,275        --             195,693
                                           ------------  -----------  --------------  ------------  -------------
  Long-term debt, net of current
   portion...............................       514,408      70,009         187,604        --             772,021
  Other long-term liabilities............       --           12,711             857        --              13,568
  Deferred income taxes..................       --           --              12,143        --              12,143
                                           ------------  -----------  --------------  ------------  -------------
    Total liabilities....................       569,147     153,399         270,879        --             993,425
                                           ------------  -----------  --------------  ------------  -------------
  Intercompany payables/ (receivables)...      (510,129)    409,727         113,102        (12,700)      --
  Minority interest......................       --           --               2,386        --               2,386
  Total stockholders' equity.............       595,588     356,864         151,079       (495,155)       608,376
                                           ------------  -----------  --------------  ------------  -------------
    Total liabilities and stockholders'
     equity..............................  $    654,606   $ 919,990    $    537,446   $   (507,855) $   1,604,187
                                           ------------  -----------  --------------  ------------  -------------
                                           ------------  -----------  --------------  ------------  -------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(9)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                           SUN HEALTHCARE GROUP, INC.
                          CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                                          COMBINED       COMBINED
                                              PARENT      GUARANTOR   NON-GUARANTOR
                                             COMPANY     SUBSIDIARIES  SUBSIDIARIES   ELIMINATION   CONSOLIDATED
                                           ------------  -----------  --------------  ------------  -------------
                                                                 (IN THOUSANDS OF DOLLARS)
Current assets:
  Cash and cash equivalents..............  $      2,226   $  10,870    $      1,784   $    --       $      14,880
  Restricted cash........................       --            2,236         --             --               2,236
  Accounts receivable, net...............       --          254,659          28,376           (767)       282,268
  Other receivables......................        28,343       4,263             824        --              33,430
  Prepaids and other assets..............           691      15,276           1,651        --              17,618
  Deferred tax asset.....................        12,716      --             --             --              12,716
                                           ------------  -----------  --------------  ------------  -------------
    Total current assets.................        43,976     287,304          32,635           (767)       363,148
                                           ------------  -----------  --------------  ------------  -------------
  Property and equipment, net............        48,072     145,157         112,491        --             305,720
  Goodwill, net..........................       --          363,934          68,571        --             432,505
  Other assets, net......................        56,048      54,164           4,844        --             115,056
  Investment in subsidaries..............       426,898      --             --            (426,898)      --
  Deferred tax asset.....................        12,997      --             --             --              12,997
                                           ------------  -----------  --------------  ------------  -------------
    Total assets.........................  $    587,991   $ 850,559    $    218,541   $   (427,665) $   1,229,426
                                           ------------  -----------  --------------  ------------  -------------
                                           ------------  -----------  --------------  ------------  -------------
Current liabilities:
  Current portion of long-term debt......  $        289   $   2,727    $     25,966   $    --       $      28,982
  Accounts payable.......................        26,407       3,822           9,718           (767)        39,180
  Accrued compensation and benefits......         9,639      19,376           3,597        --              32,612
  Payable to APTA shareholders...........       --           --              23,545        --              23,545
  Workers' compensation accrual..........           357       7,669            (163)       --               7,863
  Other accrued liabilities..............         9,183       8,338           1,863        --              19,384
                                           ------------  -----------  --------------  ------------  -------------
    Total current liabilities............        45,875      41,932          64,526           (767)       151,566
                                           ------------  -----------  --------------  ------------  -------------
Long-term debt, net of current portion...       362,880      72,155          48,418        --             483,453
Other long-term liabilities..............       --           13,716           1,097        --              14,813
Deferred income taxes....................       --           --               4,760        --               4,760
                                           ------------  -----------  --------------  ------------  -------------
    Total liabilities....................       408,755     127,803         118,801           (767)       654,592
                                           ------------  -----------  --------------  ------------  -------------
Intercompany payables/(receivables)......      (392,901)    372,771          20,130        --            --
Minority interest........................       --           --               2,697        --               2,697
Total stockholders' equity...............       572,137     349,985          76,913       (426,898)       572,137
                                           ------------  -----------  --------------  ------------  -------------
    Total liabilities and stockholders'
     equity..............................  $    587,991   $ 850,559    $    218,541   $   (427,665) $   1,229,426
                                           ------------  -----------  --------------  ------------  -------------
                                           ------------  -----------  --------------  ------------  -------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(9)  SUMMARIZED CONSOLIDATING INFORMATION

                           SUN HEALTHCARE GROUP, INC.
                      CONSOLIDATING STATEMENTS OF EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                             COMBINED       COMBINED
                                                 PARENT      GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDIARIES   ELIMINATION  CONSOLIDATED
                                               -----------  -----------  --------------  -----------  ------------
                                                                    (IN THOUSANDS OF DOLLARS)
Total net revenues...........................   $   1,356    $ 698,065     $  150,380     $  (3,620)   $  846,181
                                               -----------  -----------  --------------  -----------  ------------
Costs and expenses:
  Operating..................................      --          571,537        126,870        (3,620)      694,787
  Corporate general and administrative.......      24,891        7,802          6,753        --            39,446
  Provision for losses on accounts
    receivable...............................      --            6,388            385        --             6,773
  Depreciation and amortization..............       2,116       14,609          7,622        --            24,347
  Interest, net..............................      16,612        1,467          7,407        --            25,486
  Equity interest in (earnings) loss of
    subsidiaries.............................      (6,394)      --             --             6,394        --
                                               -----------  -----------  --------------  -----------  ------------
    Total costs and expenses.................      37,225      601,803        149,037         2,774       790,839
                                               -----------  -----------  --------------  -----------  ------------
Earnings (loss) before income taxes and
 intercompany charges........................     (35,869)      96,262          1,343        (6,394)       55,342
Intercompany charges(1)......................     (85,499)      83,619          1,880        --            --
                                               -----------  -----------  --------------  -----------  ------------
Earnings (loss) before income taxes..........      49,630       12,643           (537)       (6,394)       55,342
Income taxes.................................      15,871        5,347            365        --            21,583
                                               -----------  -----------  --------------  -----------  ------------
Net earnings (loss)..........................   $  33,759    $   7,296     $     (902)    $  (6,394)   $   33,759
                                               -----------  -----------  --------------  -----------  ------------
                                               -----------  -----------  --------------  -----------  ------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(9)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                           SUN HEALTHCARE GROUP, INC.
                      CONSOLIDATING STATEMENTS OF EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                             COMBINED       COMBINED
                                                 PARENT      GUARANTOR    NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDIARIES    ELIMINATION  CONSOLIDATED
                                               -----------  -----------  ---------------  -----------  ------------
                                                                    (IN THOUSANDS OF DOLLARS)
Total net revenues...........................   $     627    $ 564,841      $  82,130      $  (1,854)   $  645,744
                                               -----------  -----------  ---------------  -----------  ------------
Costs and expenses:
  Operating..................................      --          462,593         71,123         (1,854)      531,862
  Corporate general and administrative.......      18,688        7,726          2,763         --            29,177
  Provision for losses on accounts
    receivable...............................      --            2,437             26         --             2,463
  Depreciation and amortization..............       1,698       12,862          1,929         --            16,489
  Interest, net..............................      10,153        2,275            483         --            12,911
  Equity interest in (earnings) loss of
    subsidiaries.............................     (14,706)      --             --             14,706        --
                                               -----------  -----------  ---------------  -----------  ------------
    Total costs and expenses.................      15,833      487,893         76,324         12,852       592,902
                                               -----------  -----------  ---------------  -----------  ------------
Earnings (loss) before income taxes and
 intercompany charges........................     (15,206)      76,948          5,806        (14,706)       52,842
Intercompany charges(1)......................     (56,600)      55,008          1,592         --            --
                                               -----------  -----------  ---------------  -----------  ------------
Earnings before income taxes.................      41,394       21,940          4,214        (14,706)       52,842
Income taxes.................................       9,689        9,279          2,169         --            21,137
                                               -----------  -----------  ---------------  -----------  ------------
Net earnings.................................   $  31,705    $  12,661      $   2,045      $ (14,706)   $   31,705
                                               -----------  -----------  ---------------  -----------  ------------
                                               -----------  -----------  ---------------  -----------  ------------

------------------------------

(1) Through various intercompany agreements entered into by the Company, the Guarantors and certain of the non-Guarantor subsidiaries, Sun provides management services and acts on behalf of the Guarantors and certain of the non-Guarantor subsidiaries to make financing available for their operations. The Company charged the Guarantors for management services totaling $39,653,000 and $50,398,000 for the six months ended June 30, 1996 and 1997, respectively. The Company charged the non-Guarantor subsidiaries for management services totaling $563,000 and $642,000 for the six months ended June 30, 1996 and 1997, respectively. Intercompany interest charged to the Guarantors for the six months ended June 30, 1996 and 1997 for advances from the Company was $15,363,000 and $33,220,000, respectively. Intercompany interest charged to the non-Guarantor subsidiaries for the six months ended June 30, 1996 and 1997, for advances from the Company was $1,029,000 and $1,237,000, respectively.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(9)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                           SUN HEALTHCARE GROUP, INC.
                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                           COMBINED       COMBINED
                                                PARENT     GUARANTOR   NON-GUARANTOR
                                                COMPANY   SUBSIDIARIES  SUBSIDIARIES   ELIMINATION  CONSOLIDATED
                                               ---------  -----------  --------------  -----------  ------------
                                                                   (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)........................  $  33,759   $   7,296     $     (902)    $  (6,394)   $   33,759
  Adjustments to reconcile net earnings
    (loss) to net cash provided by (used for)
    operating activities --
    Equity in earnings of subsidiaries.......     (6,394)     --             --             6,394        --
    Depreciation and amortization............      2,116      14,609          7,622        --            24,347
    Provision for losses on accounts
      receivable.............................     --           6,388            385        --             6,773
    Other, net...............................        498        (853)           (83)       --              (438)
    Changes in operating assets and
      liabilities:
      Accounts receivable....................     --         (66,211)        (4,573)       --           (70,784)
      Other current assets...................     11,874      (1,909)        (2,031)       --             7,934
      Other current liabilities..............      9,073       8,963          7,600        --            25,636
      Income taxes payable...................     25,852         343            990        --            27,185
                                               ---------  -----------  --------------  -----------  ------------
  Net cash provided by (used for) operating
    activities...............................     76,778     (31,374)         9,008        --            54,412
                                               ---------  -----------  --------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net..................     (2,703)    (12,921)       (14,466)       --           (30,090)
  Acquisitions, net of cash acquired.........     --         (33,133)      (147,799)       --          (180,932)
  Proceeds from the sale and leaseback of
    property and equipment...................     --          30,639         13,129        --            43,768
  Other assets expenditures..................    (26,117)    (15,733)        (6,827)       --           (48,677)
                                               ---------  -----------  --------------  -----------  ------------
  Net cash used for investing activities.....    (28,820)    (31,148)      (155,963)       --          (215,931)
                                               ---------  -----------  --------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt borrowings..................    143,629       1,652         15,003        --           160,284
  Long-term debt repayments..................       (165)       (571)        (3,691)       --            (4,427)
  Net proceeds from issuance of common
    stock....................................      1,677      --             --            --             1,677
  Other financing activities.................       (758)        (97)          (216)       --            (1,071)
  Intercompany advances......................   (197,780)     60,536        137,244        --            --
                                               ---------  -----------  --------------  -----------  ------------
Net cash provided by (used for) financing
 activities..................................    (53,397)     61,520        148,340        --           156,463
                                               ---------  -----------  --------------  -----------  ------------
Effect of exchange rate on cash and cash
 equivalents.................................     --          --             (1,779)       --            (1,779)
                                               ---------  -----------  --------------  -----------  ------------
Net increase (decrease) in cash and cash
 equivalents.................................     (5,439)     (1,002)          (394)       --            (6,835)
Cash and cash equivalents at beginning of
 period......................................      2,226      10,870          1,784        --            14,880
                                               ---------  -----------  --------------  -----------  ------------
Cash and cash equivalents at end of period...  $  (3,213)  $   9,868     $    1,390     $  --        $    8,045
                                               ---------  -----------  --------------  -----------  ------------
                                               ---------  -----------  --------------  -----------  ------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(9)  SUMMARIZED CONSOLIDATING INFORMATION (CONTINUED)

                           SUN HEALTHCARE GROUP, INC.
                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                             COMBINED       COMBINED
                                                 PARENT      GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDIARIES   ELIMINATION  CONSOLIDATED
                                               -----------  -----------  --------------  -----------  ------------
                                                                    (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)........................   $  31,705    $  12,661     $    2,045     $ (14,706)   $   31,705
  Adjustments to reconcile net earnings
    (loss) to net cash provided by
    (used for) operating activities --
    Equity in earnings of subsidiaries.......     (14,706)      --             --            14,706        --
    Depreciation and amortization............       1,698       12,862          1,929        --            16,489
    Provision for losses on accounts
      receivable.............................      --            2,437             26        --             2,463
    Other, net...............................         309         (240)        (1,160)       --            (1,091)
    Changes in operating assets and
      liabilities:
      Accounts receivable....................      --          (34,515)        (1,814)       --           (36,329)
      Other current assets...................      (4,652)       7,226         (2,318)       --               256
      Other current liabilities..............      (4,079)       1,922           (861)       --            (3,018)
      Income taxes payable...................      27,330          508            217        --            28,055
                                               -----------  -----------  --------------  -----------  ------------
  Net cash provided by (used for) operating
    activities...............................      37,605        2,861         (1,936)       --            38,530
                                               -----------  -----------  --------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net..................      (5,834)      (7,748)        (6,372)       --           (19,954)
  Acquisitions, net of cash acquired.........      --          (20,563)       (13,739)       --           (34,302)
  Purchases of minority interest in Ashbourne
    PLC......................................                   --             (9,631)       --            (9,631)
  Purchase of minority interest in OmniCell
    Technologies, Inc........................     (25,332)      --             --            --           (25,332)
  Net proceeds from sale of SunSurgery
    Corporation..............................      --           24,827         --            --            24,827
  Proceeds from the sale and leaseback of
    property and equipment...................      --           --              9,809        --             9,809
  Other assets expenditures..................      (9,419)      (6,785)         7,139        --            (9,065)
                                               -----------  -----------  --------------  -----------  ------------
    Net cash used for investing activities...     (40,585)     (10,269)       (12,794)       --           (63,648)
                                               -----------  -----------  --------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt borrowings..................      31,962          199          7,406        --            39,567
  Long-term debt repayments..................        (122)      (1,854)        (1,626)       --            (3,602)
  Net proceeds from issuance of common
    stock....................................         718       --             --            --               718
  Purchases of treasury stock................     (25,069)      --             --            --           (25,069)
  Other financing activities.................        (105)           7         --            --               (98)
  Intercompany advances......................      (2,582)      (5,627)         8,209        --            --
                                               -----------  -----------  --------------  -----------  ------------
Net cash provided by (used for) financing
 activities..................................       4,802       (7,275)        13,989        --            11,516
                                               -----------  -----------  --------------  -----------  ------------
Effect of exchange rate on cash and cash
 equivalents.................................      --           --                (85)       --               (85)
                                               -----------  -----------  --------------  -----------  ------------
Net increase (decrease) in cash and cash
 equivalents.................................       1,822      (14,683)          (826)       --           (13,687)
Cash and cash equivalents at beginning of
 period......................................      (6,647)      27,591          2,158        --            23,102
                                               -----------  -----------  --------------  -----------  ------------
Cash and cash equivalents at end of period...   $  (4,825)   $  12,908     $    1,332     $  --        $    9,415
                                               -----------  -----------  --------------  -----------  ------------
                                               -----------  -----------  --------------  -----------  ------------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(10)  SUMMARIZED FINANCIAL INFORMATION

    The Company acquired Mediplex on June 23, 1994 and became a co-obligor with Mediplex with respect to the 6 1/2% Convertible Subordinated Debentures and the 11 3/4% Senior Subordinated Notes subsequent to the acquisition. Summarized financial information of Mediplex is provided below (in thousands):

                                                                                        DECEMBER 31,   JUNE 30,
                                                                                            1996         1997
                                                                                        ------------  -----------
Current assets........................................................................   $  103,269   $    97,489
Noncurrent assets.....................................................................      429,555       403,807
Current liabilities...................................................................       21,904        26,989
Noncurrent liabilities................................................................       83,370        75,931
Due to parent.........................................................................      152,447       136,799

                                                                   THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                        JUNE 30,                  JUNE 30,
                                                                ------------------------  ------------------------
                                                                   1996         1997         1996         1997
                                                                -----------  -----------  -----------  -----------
Net revenues..................................................  $   116,357  $   126,589  $   233,170  $   247,948
Costs and expenses............................................      105,280      119,664      213,174      235,792
Earnings before intercompany charges and income taxes.........       11,077        6,925       19,996       12,156
Intercompany charges(1).......................................       13,115       17,976       25,926       34,331
Earnings (loss) before income taxes...........................       (2,038)     (11,051)      (5,930)     (22,175)
Income taxes (benefit)........................................         (135)      (4,241)        (983)      (8,648)
Net earnings (loss)...........................................  $    (1,903) $    (6,810) $    (4,947) $   (13,527)

------------------------

(1) Through various intercompany agreements entered into by Sun and Mediplex, Sun provides management services, licenses the use of its trademarks and acts on behalf of Mediplex to make financing available for its operations. Sun charged Mediplex for management services totaling $8,146,000 and $7,858,000 for the three months ended June 30, 1996 and 1997, respectively; and $16,123,000 and $15,426,000 for the six months ended June 30, 1996 and 1997, respectively. Royalty fees charged to Mediplex for the three months ended June 30, 1996 and 1997 for the use of Sun trademarks were $1,639,000 and $1,806,000, respectively; and $3,242,000 and $3,545,000 for the six months ended June 30, 1996 and 1997, respectively. Intercompany interest charged to Mediplex for the three months ended June 30, 1996 and 1997 for advances from Sun was $3,330,000 and $8,312,000, respectively; and $6,561,000 and $15,360,000 for the six months ended June 30, 1996 and 1997, respectively.

(11)  SUBSEQUENT EVENTS

    On July 26, 1997, the Company signed a definitive agreement with Regency Health Services, Inc. ("Regency") under which the Company will acquire all of the outstanding shares of Regency for $22 per share, or approximately $369,000,000 in cash. The Company commenced a tender offer for all of the outstanding shares of Regency on August 1, 1997. The acquisition will be accounted for on a purchase accounting basis. The acquisition is expected to close during the fourth quarter of 1997. Regency is an operator of skilled nursing facilities and a diversified provider of rehabilitation therapy, institutional pharmacy and home health services.

    The Company has obtained a new long-term financing commitment. This new commitment contains a $500,000,000 term loan facility with several borrowing tranches. Tranche A has a borrowing maximum of $250,000,000 and Tranche B has the same maximum borrowing limit. Borrowings bear interest at either the prevailing prime rate +.075% for Tranche A and prime rate +.125% for

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(11)  SUBSEQUENT EVENTS (CONTINUED)
Tranche B or LIBOR +.225% for Tranche A or LIBOR +.275% for Tranche B. The term loan facilities will be subject to an amortization schedule to be agreed upon. Tranche A will be due six years from the date of a final agreement and Tranche B will be due seven years from the date of a final agreement.

    On July 8, 1997, the Company issued $250,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2007 (the "9 1/2% Notes"). The net proceeds from the sale were used to reduce outstanding borrowings under the Company's revolving credit facility, which amounts may be subsequently reborrowed. The 9 1/2% Notes are redeemable by the Company at a premium, in whole or in part, after July 1, 2002.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Regency Health Services, Inc.:

    We have audited the accompanying consolidated balance sheets of Regency Health Services, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regency Health Services, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Orange County, California
February 14, 1997

                         REGENCY HEALTH SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1995        1996
                                                                                            ----------  ----------
                                                                                                (IN THOUSANDS,
                                                                                              EXCEPT PAR VALUE)
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................................................  $  104,238  $   22,875
  Restricted cash.........................................................................      --           4,425
  Accounts receivable, net of allowances of $3,757 and $4,723 at December 31, 1995 and
   1996, respectively.....................................................................      51,203      80,949
  Estimated third party settlements.......................................................         800      10,180
  Notes and other receivables.............................................................       2,182       1,355
  Deferred income taxes...................................................................       5,447       6,898
  Assets held for sale....................................................................       8,970       6,915
  Other current assets....................................................................       6,396       7,819
                                                                                            ----------  ----------
    Total current assets..................................................................     179,236     141,416
                                                                                            ----------  ----------
PROPERTY AND EQUIPMENT:
  Land....................................................................................      21,249      21,207
  Buildings and improvements..............................................................      96,396     100,120
  Leasehold interests -- other............................................................      17,556      17,640
  Leasehold interests -- related party....................................................       2,075       1,989
  Equipment...............................................................................      24,610      38,054
                                                                                            ----------  ----------
                                                                                               161,886     179,010
  Less accumulated depreciation and amortization..........................................     (34,679)    (43,938)
                                                                                            ----------  ----------
    Total property and equipment..........................................................     127,207     135,072
                                                                                            ----------  ----------
OTHER ASSETS:
Mortgage notes receivable, net of allowances of $951 and $1,352 at December 31, 1995 and
 1996, respectively.......................................................................       5,163       1,014
Goodwill, net of accumulated amortization of $563 and $3,700 at December 31, 1995 and
 1996, respectively.......................................................................      13,621      53,753
Other assets, net of accumulated amortization of $2,206 and $3,736 at December 31, 1995
 and 1996, respectively...................................................................      13,715      22,321
                                                                                            ----------  ----------
    Total other assets....................................................................      32,499      77,088
                                                                                            ----------  ----------
                                                                                            $  338,942  $  353,576
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.......................................................  $    4,371  $    2,418
  Accounts payable........................................................................      22,285      24,958
  Accrued expenses........................................................................       5,946       8,290
  Accrued compensation....................................................................      18,051      26,253
  Accrued workers' compensation...........................................................       5,377       4,338
  Deferred revenue........................................................................       1,743       2,407
  Accrued interest........................................................................       4,231       5,578
                                                                                            ----------  ----------
    Total current liabilities.............................................................      62,004      74,242
LONG-TERM DEBT, NET OF CURRENT PORTION....................................................     179,615     182,490
OTHER LIABILITIES AND NONCURRENT RESERVES.................................................       8,988      10,878
DEFERRED INCOME TAXES.....................................................................       7,946       5,018
                                                                                            ----------  ----------
    Total liabilities.....................................................................     258,553     272,628
                                                                                            ----------  ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; authorized -- 35,000 shares;
   16,670 and 15,919 shares issued and outstanding at December 31, 1995 and 1996,
   respectively, net of 862 shares held in treasury in 1996...............................         167         168
  Additional paid-in capital..............................................................      56,679      52,031
  Retained earnings.......................................................................      23,543      28,749
                                                                                            ----------  ----------
    Total stockholders' equity............................................................      80,389      80,948
                                                                                            ----------  ----------
                                                                                            $  338,942  $  353,576
                                                                                            ----------  ----------
                                                                                            ----------  ----------

 The accompanying notes are an integral part of these consolidated statements.

                         REGENCY HEALTH SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1994         1995         1996
                                                                             -----------  -----------  -----------
                                                                                        (IN THOUSANDS,
                                                                                   EXCEPT PER SHARE AMOUNTS)

NET OPERATING REVENUE......................................................  $   377,336  $   416,093  $   558,050
                                                                             -----------  -----------  -----------
COSTS AND EXPENSES:
  Operating expenses.......................................................      307,807      335,849      453,131
  Corporate general and administrative.....................................       19,392       19,811       24,292
  Rent expense.............................................................       15,555       16,767       24,956
  Depreciation and amortization............................................        9,295       10,122       15,317
  Interest expense.........................................................        7,844        9,676       18,060
  Merger and restructuring expenses........................................       14,650      --           --
  Class action lawsuit settlement..........................................      --             3,098      --
  Restructuring and other non-recurring charges............................        1,600        9,000       11,283
                                                                             -----------  -----------  -----------
    Total costs and expenses...............................................      376,143      404,323      547,039
                                                                             -----------  -----------  -----------
INCOME BEFORE PROVISION FOR INCOME TAXES AND EXTRAORDINARY ITEM............        1,193       11,770       11,011
PROVISION FOR INCOME TAXES.................................................        1,993        7,316        4,612
                                                                             -----------  -----------  -----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM....................................         (800)       4,454        6,399
EXTRAORDINARY ITEM -- Loss on extinguishment of debt, net of applicable
 income taxes of $1,072 and $812 in 1995 and 1996, respectively............      --            (1,609)      (1,193)
                                                                             -----------  -----------  -----------
NET INCOME (LOSS)..........................................................  $      (800) $     2,845  $     5,206
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
INCOME (LOSS) PER SHARE:
  Income (loss) before extraordinary item..................................  $      (.05) $       .27  $       .39
  Extraordinary item.......................................................      --              (.10)        (.07)
                                                                             -----------  -----------  -----------
  Net income (loss) per share..............................................  $      (.05) $       .17  $       .32
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Weighted average shares of common stock and equivalents....................       16,545       16,654       16,476
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

 The accompanying notes are an integral part of these consolidated statements.

                         REGENCY HEALTH SERVICES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                 COMMON STOCK       ADDITIONAL
                                                            ----------------------    PAID-IN    RETAINED
                                                             SHARES      AMOUNT       CAPITAL    EARNINGS     TOTAL
                                                            ---------  -----------  -----------  ---------  ---------
                                                                                 (IN THOUSANDS)
BALANCE, December 31, 1993................................     16,220   $     162    $  45,355   $  21,498  $  67,015
  Exercise of stock options...............................         95           1          475      --            476
  Conversion of Convertible Subordinated Debentures.......         87           1        1,031      --          1,032
  Charge in lieu of income taxes (1994)...................     --          --            2,636      --          2,636
  Retroactive charge in lieu of income taxes (1993).......     --          --            2,608      --          2,608
  Net loss................................................     --          --           --            (800)      (800)
                                                            ---------       -----   -----------  ---------  ---------
BALANCE, December 31, 1994................................     16,402         164       52,105      20,698     72,967
  Exercise of stock options...............................        211           2        1,254      --          1,256
  Exercise of share appreciation rights...................         55           1          614      --            615
  Conversion of Convertible Subordinated Debentures.......          2      --               20      --             20
  Charge in lieu of income taxes..........................     --          --            2,686      --          2,686
  Net income..............................................     --          --           --           2,845      2,845
                                                            ---------       -----   -----------  ---------  ---------
BALANCE, December 31, 1995................................     16,670         167       56,679      23,543     80,389
  Exercise of stock options...............................         99           1          680      --            681
  Restricted Stock Distribution...........................         12      --              144      --            144
  Charge in lieu of income taxes..........................     --          --            2,814      --          2,814
  Repurchase of common stock..............................       (862)     --           (8,286)     --         (8,286)
  Net income..............................................     --          --           --           5,206      5,206
                                                            ---------       -----   -----------  ---------  ---------
BALANCE, December 31, 1996................................     15,919   $     168    $  52,031   $  28,749  $  80,948
                                                            ---------       -----   -----------  ---------  ---------
                                                            ---------       -----   -----------  ---------  ---------

 The accompanying notes are an integral part of these consolidated statements.

                         REGENCY HEALTH SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                1994         1995         1996
                                                                             -----------  -----------  -----------
                                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................................  $      (800) $     2,845  $     5,206
                                                                             -----------  -----------  -----------
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Extraordinary loss on extinguishment of debt...........................      --             2,681        2,005
    Depreciation and amortization..........................................        9,295       10,122       15,317
    Deferred income taxes and charge in lieu of taxes......................          408        4,506       (1,317)
    Restructuring and other non-recurring charges..........................        6,052        9,000        9,749
    Other, net.............................................................          (94)         649          122
    Change in cash from changes in assets and liabilities, excluding effects of acquisitions and dispositions:
      Accounts receivable..................................................       (4,640)       1,481      (28,537)
      Estimated third party settlements....................................        1,645       (3,569)      (9,380)
      Other current assets.................................................       (1,582)       6,748         (270)
      Current and other liabilities........................................          814       (4,003)      11,308
                                                                             -----------  -----------  -----------
      Net cash provided by operating activities............................       11,098       30,460        4,203
                                                                             -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions.............................................................      --           (13,225)     (50,800)
  Proceeds from disposition of facilities..................................        2,239      --             3,682
  Purchases of property and equipment......................................      (12,576)     (14,223)     (12,575)
  Collection on mortgage notes receivable..................................          410          349          695
  Changes in other assets, net.............................................       (2,585)      (1,278)      (1,623)
                                                                             -----------  -----------  -----------
      Net cash used in investing activities................................      (12,512)     (28,377)     (60,621)
                                                                             -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt...............................................       (2,705)     (31,940)     (62,598)
  Proceeds from issuance of long-term debt.................................        2,996      107,162       56,143
  Workers compensation trust funding.......................................      --           --           (10,637)
  Purchase of treasury stock...............................................      --           --            (8,286)
  Proceeds from exercise of options........................................          476        1,256          433
                                                                             -----------  -----------  -----------
      Net cash provided by (used in) financing activities..................          767       76,478      (24,945)
                                                                             -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......................         (647)      78,561      (81,363)
CASH AND CASH EQUIVALENTS, beginning of period.............................       26,324       25,677      104,238
                                                                             -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period...................................  $    25,677  $   104,238  $    22,875
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest...................................  $     6,788  $     8,334  $    16,713
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
  Cash paid during the year for income taxes...............................  $     2,651  $     2,152  $     3,750
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

 The accompanying notes are an integral part of these consolidated statements.

                         REGENCY HEALTH SERVICES, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

    During the year ended December 31, 1994:

        $1,076,000 of the Company's Convertible Subordinated Debentures were converted into 86,946 shares of common stock. Unamortized debenture fees of $44,000 were offset against additional paid-in capital.

    During the year ended December 31, 1995:

        $20,000 of the Company's Convertible Subordinated Debentures were converted into 1,616 shares of common stock.

        The Company issued a promissory note of $3,400,000 in connection with the acquisition of SCRS and Communicology, Inc.

    During the year ended December 31, 1996:

        The Company acquired Assist-A-Care Pharmacy in San Diego, California and issued a promissory note in the amount of $2.6 million as part of the purchase price.

        The Company issued a promissory note in the amount of $2.2 million in connection with the acquisition of 18 healthcare facilities in Tennessee and North Carolina.

        The Company acquired Executive Pharmacy and issued a promissory note in the amount of $763,000.

 The accompanying notes are an integral part of these consolidated statements.

                         REGENCY HEALTH SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  MERGER AND BASIS OF PRESENTATION

    On April 4, 1994, Regency Health Services, Inc. ("Regency" or the "Company") and Care Enterprises, Inc. ("Care") completed the merger (the "Merger"). Pursuant to the Agreement and Plan of Merger, dated as of December 20, 1993, as amended, Care Merger Sub, Inc., a wholly owned subsidiary of Regency, was merged with and into Care, and Care became a wholly owned subsidiary of Regency. Each share of common stock of Care was converted into 0.71 of a share of common stock of Regency. Approximately 9,400,000 shares of common stock were issued in this transaction. At the time of the Merger, Regency operated 43 healthcare facilities with 4,215 licensed beds and Care operated 51 healthcare facilities with 5,040 licensed beds.

    The Merger qualified as a pooling-of-interests transaction under generally accepted accounting principles. The pooling-of-interests method of accounting is intended to present as a single interest two or more common stockholder interests that were previously independent. The pooling-of-interests method of accounting assumes that the combining companies have been merged from inception. Consequently, the historical financial statements for periods prior to the consummation of the combination are restated as though the companies had been merged since inception. The calculation of income per share for 1994 presented reflects the issuance of .71 of a share of Regency Common Stock for each share of common and common equivalent share of Care Common Stock. The restated financial statements are adjusted to conform the accounting policies of the separate companies.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS

    As of December 31, 1996, the Company operated 107 healthcare facilities with 11,200 licensed beds that provide nursing, rehabilitative, subacute and other specialized medical services primarily in California and in Ohio, West Virginia, North Carolina and Tennessee. Through its wholly owned home health subsidiaries, the Company provides patients with technical medical support at home such as infusion therapy, ventilator care and respite services. The Company also provides ancillary services such as rehabilitation programs and pharmaceutical services at certain of its healthcare facilities as well as at non-affiliated facilities.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

    CASH AND CASH EQUIVALENTS

    For financial reporting purposes, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

    At December 31, 1995 and 1996, the Company held personal funds in trust for patients approximating $690,000 and $1,505,000, respectively, which are not reflected on the accompanying balance sheets.

    RESTRICTED CASH

    Restricted cash of $4,425,000 at December 31, 1996 represents the portion of the cash in the Company's pre-funded workers' compensation claims payment trust expected to be paid during 1997.

    ACCOUNTS RECEIVABLE

    Accounts receivable are recorded at the net realizable value expected to be received from federal and state assistance programs or from private sources including managed care organizations and third party insurers. Receivables from government agencies represent the only concentrated group of credit risk for the Company. Management does not believe that there are any credit risks associated

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) with these government agencies other than possible funding delays. Non-government agency receivables consist of receivables from various payors that are subject to differing economic conditions and do not represent any concentrated credit risks to the Company. Furthermore, management continually monitors and adjusts its reserves and allowances associated with these receivables.

    PROPERTY AND EQUIPMENT

    At the time of Care's emergence from bankruptcy on December 31, 1990, property and equipment owned by Care and certain leasehold interests were adjusted to current fair market value. All other property and equipment is recorded at cost. The assets are depreciated over their estimated useful lives using the straight-line method as follows:

Buildings and improvements...................................  7-40 years
                                                               Life of
Leasehold interests and improvements.........................  leases
Equipment....................................................  5-10 years

    Betterments, renewals, and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and any gain or loss on disposition is recognized in income.

    ASSETS HELD FOR SALE

    During 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The adoption of SFAS No. 121 did not have a material effect on the Company's financial statements. At December 31, 1995, assets held for sale represents the assets of 13 facilities which the Company determined to dispose of in 1995. At December 31, 1996, it represents the assets of the seven remaining facilities which the Company intends to dispose of during 1997 (see Note 14). Such amounts are carried at estimated fair value less selling costs.

    GOODWILL

    The excess of the purchase price over the value of the net assets of the businesses acquired by the Company is amortized using the straight-line method over periods ranging from 15 to 22 years. The Company periodically evaluates the carrying value of goodwill in relation to the operating performance and future undiscounted cash flows of the underlying business to assess recoverability. Adjustments are made if the sum of expected future net cash flows is less than book value of goodwill and other depreciable or amortizable assets.

    ASSET IMPAIRMENT

    The carrying values of long-lived assets are reviewed if the facts and circumstances suggest that an item may be impaired. If this review indicates that a long-lived asset will not be recoverable, as determined based on the future undiscounted cash flows of the asset, the Company's carrying value of the long-lived asset is reduced to fair value.

    OTHER LONG-TERM ASSETS

    Costs incurred to obtain long-term financing are amortized using the effective interest method. Costs to initiate and implement subacute specialty units are amortized on a straight-line basis over 36 months.

    DEFERRED REVENUE

    Deferred revenue consists of patient billings recorded in advance of services rendered.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    WORKERS' COMPENSATION

    The Company maintains self-insurance programs for workers' compensation for its nursing facilities in California and Ohio, pharmacy operations, home health operations and its corporate office employees. For all other operations, the Company purchases insurance for this risk. The self-insurance liability under these programs is based on claims filed and actuarial estimates of claims incurred but not reported. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

    NET OPERATING REVENUE

    Revenues are derived from the operation of healthcare facilities, which are subject to federal and state regulation. Approximately 74.0%, 71.8%, and 69.9%, percent of revenues were derived from services provided under federal (Medicare) and state (Medicaid) medical assistance programs for the years ended December 31, 1994, 1995 and 1996, respectively. Revenues from Medicaid are recorded at the prescribed contract rate. Revenues from Medicare are recorded based on an estimate of the Company's reimbursable cost. Limitations on Medicare and Medicaid reimbursement for healthcare services are continually proposed. Changes in applicable laws and regulations could have an adverse effect on the levels of reimbursement from governmental, private, and other sources. These revenues are based, in part, on cost reimbursement principles and are subject to audit. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

    Additionally, the Company's cost of care for its Medicare patients sometimes exceeds regional reimbursement limits established by Medicare. The Company has submitted exception requests for 156 cost reports, covering all cost report periods through December 31, 1994. To date, final action has been taken by the Health Care Financing Administration ("HCFA") on 105 exception requests. The Company's final rates as approved by HCFA represent approximately 84% of the requested rates as submitted in the exception requests. During 1994, the Company recognized 50% of the 1994 estimated exception requests anticipated to be received, which represented revenues of approximately $1,550,000. Commencing January 1, 1995, the Company recognized 70% of the estimated exception requests anticipated to be received, which represents revenues of approximately $3,001,000 and $3,563,000 in 1995 and 1996, respectively. Management believes that the Company will be able to recover its excess costs under any pending exception requests or under any exception requests that may be submitted in the future, however there can be no assurance that it will be able to do so.

    STOCK BASED COMPENSATION

    Effective January 1, 1996, the Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires the Company to disclose pro forma net income and earnings per share as if the fair value based accounting method of SFAS No. 123 had been used to account for stock based compensation. These disclosures are included in Note 9.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES

    During 1995, the Company changed its classification of general and administrative expenses. Previously, the Company classified all corporate overhead, regional costs related to the supervision of operations, the administrative costs at the Company's facilities, pharmacies, and home care operations as administrative and general expenses. The Company now classifies corporate overhead and the regional costs related to the supervision of operations as corporate general and administrative expenses. All other costs which relate to the daily operations have been classified as operating expenses for the periods presented. These costs in 1994 have been reclassified to conform to the 1996 and 1995 presentation.

    FINANCIAL STATEMENT PRESENTATION

    Estimated third party settlements classified in accounts receivable, other assets and other liabilities and non-current reserves in the 1995 financial statements have been reclassified to estimated third party settlements in current assets to conform to the 1996 presentation. Certain other amounts have been reclassified in the 1994 and 1995 financial statements to conform to the 1996 presentation.

3.  LONG-TERM DEBT

    Long-term debt consists of the following (dollars in thousands):

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1995         1996
                                                                                          -----------  -----------
Senior Subordinated Notes, interest at 9.875 percent, due October 2002. Interest is payable semi-annually on October 15 and April 15, commencing April 15, 1996; redeemable
 beginning October 15, 1999.............................................................  $   110,000  $   110,000
Junior Subordinated Notes, interest at 12.25 percent, due July 2003, interest payable semi-annually on January 15 and July 15, commencing January 1997; redeemable beginning
 July 15, 2000..........................................................................      --            50,000
Industrial revenue bonds ("IRBs"), interest at rates from 4.0 to 8.25 percent, due
 through September 2012 in varying amounts..............................................        9,800        9,675
Note payable, collateralized by a deed of trust, interest at 8.75 percent; interest and
 principal payable monthly through September 2033.......................................        4,714        4,697
Note payable, secured, interest at 9.0 percent, interest and principal payable monthly,
 balance due November 2013..............................................................        4,308        4,276
Convertible Subordinated Debentures, interest at 6.5 percent, due March 2003, redeemed
 in 1996................................................................................       48,904      --
Note payable, interest at 6.0 percent. Interest payable quarterly commencing October 1,
 1995; fully repaid in 1996.............................................................        3,400      --
Other unsecured indebtedness, interest rates up to 13.0 percent, payable in varying
 installments through August 2017.......................................................        1,014          646
Other secured long-term debt, interest rates up to 10.25 percent, payable in varying
 installments through August 2014.......................................................        1,846        5,614
                                                                                          -----------  -----------
                                                                                              183,986      184,908
Less current portion....................................................................        4,371        2,418
                                                                                          -----------  -----------
                                                                                          $   179,615  $   182,490
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    On June 28, 1996, the Company issued 12.25% Junior Subordinated Notes (the "Junior Subordinated Notes") in an aggregate amount of $50 million. The Junior Subordinated Notes will mature on July 15, 2003, unless previously redeemed. Net proceeds received by the Company totaled approximately $48.4 million and funded the redemption of the Company's outstanding 6.5% Convertible

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  LONG-TERM DEBT (CONTINUED)
Subordinated Debentures due 2003 (the "Convertible Subordinated Debentures") on July 29, 1996. The Junior Subordinated Notes contain certain covenants, which are similar to the 9.875% Senior Subordinated Notes ("Subordinated Notes"), including limitations on the ability of the Company to, among other things, (a) incur additional indebtedness and issue redeemable preferred stock, (b) sell equity interests in subsidiaries, (c) make certain restricted payments (as defined), (d) create liens, and (e) engage in mergers, consolidations or transfers of substantially all of the assets of the Company to another party.

    Effective September 30, 1996, the Company refinanced three of its Industrial Revenue Bond Issues (IRBs) with an aggregate outstanding principal balance of $7,560,000 with three new issues of tax exempt IRBs maturing through September 2012. One of the new issues has a principal balance of $2,830,000 and bears interest at rates ranging from 4.2% to 6.0% based on the maturity dates of the individual bonds. The other two IRBs bear interest at a variable rate initially set at 4.0% which is capped at 12.0%. The refinancing resulted in an extraordinary loss on extinguishment of debt of $325,000, net of tax resulting from the write-off of unamortized underwriting costs and payment of a call premium. The IRBs are secured by irrevocable standby letters of credit issued against the Company's Amended Credit Agreement.

    On December 28, 1995 the Company entered into a revolving credit loan agreement ("Credit Agreement") with NationsBank of Texas, N.A. as agent for a group of banks, which provided up to $50 million in a revolving line of credit and letters of credit. No borrowings were drawn on the Credit Agreement at December 31, 1995 and throughout 1996. On December 20, 1996, the Company increased the available financing to $100 million and revised certain terms and covenants through the Amended and Restated Credit Agreement ("Amended Credit Agreement"). Borrowings bear interest at either the Base Rate plus up to .50% or the Adjusted Eurodollar Rate plus .75% to 2.00%, depending on the Company's Consolidated Adjusted Leverage Ratio, all as defined in the Amended Credit Agreement. The Amended Credit Agreement has scheduled commitment reductions of $25 million each on January 2, 1999 and 2000 and expires on January 2, 2001. The Amended Credit Agreement is collateralized by accounts receivable, all of the common stock of each of the Company's subsidiaries and certain other current assets of the Company and its subsidiaries. The Amended Credit Agreement, among other things, (a) requires the Company to maintain certain financial ratios, and
(b) restricts the Company's ability to incur debt and liens, make investments, pay dividends, purchase treasury stock, prepay or modify certain debt of the Company, liquidate or dispose of assets, merge with another corporation, and create or acquire subsidiaries. As of December 31, 1996, $16.2 million of standby letters of credit were issued in connection with the Company's self-insured workers' compensation programs and refinanced Industrial Revenue Bonds (discussed above) out of a total available of $35 million. On January 2, 1997 the Company borrowed $40 million under the Amended Credit Agreement.

    On October 12, 1995, the Company issued Subordinated Notes in an aggregate amount of $110 million. Net proceeds received by the Company totaled approximately $106.7 million of which approximately $31.5 million was used to repay the principal and a prepayment penalty on the Company's 8.10% Senior Secured Notes (which resulted in a loss on extinguishment of debt of approximately $1.6 million, net of tax) and $47.4 million was used for acquisitions in 1996 (see Note 13). The Subordinated Notes contain certain covenants, including limitations on the ability of the Company to, among other things, (a) incur additional indebtedness and issue preferred stock, (b) sell equity interests in subsidiaries, (c) make certain restricted payments (as defined), (d) create liens, and (e) engage in mergers, consolidations or the transfer of substantially all of the assets of the Company to another party.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  LONG-TERM DEBT (CONTINUED)
    In March 1993, the Company issued $50,000,000 aggregate principal amount of its Convertible Subordinated Debentures resulting in net proceeds to the Company of approximately $47,800,000. During the years ended December 31, 1995 and 1994, $20,000 and $1,076,000 of the Convertible Subordinated Debentures were converted into 1,616 and 86,946 shares of common stock, respectively. On July 29, 1996, the Company completed the redemption of all $48.9 million of its outstanding Convertible Subordinated Debentures for cash at such amount from the proceeds of the Junior Subordinated Notes and available cash. The redemption reduces fully diluted shares by 3.9 million and produces an extraordinary loss on extinguishment of debt of $868,000, net of tax, resulting from the write-off of unamortized underwriting costs.

    Each of the mortgage notes and certain IRBs are secured by a first deed of trust on the related facility. Certain IRBs require the maintenance of debt service reserve funds and all of the IRBs contain affirmative and negative covenants.

    Principal maturities on long-term debt are as follows (in thousands):

YEAR ENDING DECEMBER 31,
---------------------------------------------------------------------------------
1997.............................................................................  $     2,418
1998.............................................................................        3,079
1999.............................................................................          497
2000.............................................................................          505
2001.............................................................................          802
Thereafter.......................................................................      177,607
                                                                                   -----------
    Total........................................................................  $   184,908
                                                                                   -----------
                                                                                   -----------

4.  INCOME TAXES

    The Company and its subsidiaries file consolidated federal and state income tax returns and account for income taxes under the provisions of SFAS No. 109.

    As a result of the Care bankruptcy proceedings, a "change in ownership" occurred. Prior to the Merger, the Company had substantial net operating loss carryforwards for tax purposes ("Tax NOL") and income tax credit carryforwards. In March 1994, the Internal Revenue Service ("IRS") issued final regulations relative to Tax NOL utilization when a "change in ownership" occurs in bankruptcy proceedings. These regulations reduced the aggregate Tax NOL available to the Company but did not limit its annual use.

    As a result of the Merger, another "change in ownership" occurred and the Company's Tax NOL and credit carryforward utilization became subject to a combined annual limitation of approximately $7.9 million (on a pre-tax basis) in periods after the Merger.

    After considering the adjustments resulting from the IRS examination for the years 1987 through 1990, the Company has a federal Tax NOL of $2,929,000 and income tax credit carryforwards of $5,503,000 available for use at December 31, 1996. As a result of Fresh Start Reporting, the tax benefits realized from the pre-bankruptcy Tax NOL and income tax credit carryforwards are recorded as an increase in additional paid-in capital and are not recorded in the statement of operations.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  INCOME TAXES (CONTINUED)
    The provision for income taxes is as follows (in thousands):

                                                                1994       1995       1996
                                                              ---------  ---------  ---------
Current provision:
  Federal...................................................  $     597  $     722  $   4,950
  State.....................................................        988      1,016      1,315
                                                              ---------  ---------  ---------
                                                                  1,585      1,738      6,265
Deferred provision:
  Federal...................................................     (1,971)     2,459     (3,797)
  State.....................................................       (257)       433       (670)
                                                              ---------  ---------  ---------
                                                                 (2,228)     2,892     (4,467)
Charge in lieu of income taxes..............................      2,636      2,686      2,814
                                                              ---------  ---------  ---------
                                                              $   1,993  $   7,316  $   4,612
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

    A reconciliation of the federal statutory income tax rate with the Company's effective tax rate follows:

                                                                      1994       1995       1996
                                                                    ---------  ---------  ---------
Federal statutory rate............................................       34.0%      34.0%      34.0%
State income taxes, net of federal benefit........................        6.0        6.0        6.0
Disposition of assets charges.....................................     --           19.6     --
Other non-deductible items........................................       21.4     --         --
Non-deductible merger related expenses............................      101.4     --         --
Goodwill amortization.............................................        4.4        1.7        3.1
Other, net........................................................     --            0.8       (1.2)
                                                                    ---------  ---------  ---------
                                                                        167.2%      62.1%      41.9%
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  INCOME TAXES (CONTINUED)
    Deferred income taxes arise from temporary differences in the recognition of certain expenses for financial and tax reporting purposes. The following is a summary of these differences and the tax effect of each (in thousands):

                                                                          1995        1996
                                                                       ----------  ----------
Deferred income tax assets:
  Allowance for doubtful accounts....................................  $    1,054  $    1,057
  Net operating loss carryforward....................................       3,789         996
  Loss contingencies and legal settlements...........................         734         416
  Workers' compensation claims.......................................       4,827       5,370
  Covenant not to compete............................................      --             901
  Disposition of assets charges......................................       2,844       4,166
  Accrued interest...................................................         598      --
  Other reserves.....................................................       1,035       3,389
  Credit carryforwards...............................................       4,883       5,519
  Other..............................................................         613         243
  Valuation allowance................................................     (10,100)     (5,207)
                                                                       ----------  ----------
Total deferred income tax assets.....................................      10,277      16,850
                                                                       ----------  ----------
Deferred income tax liabilities:
  Depreciation.......................................................      (9,109)     (9,417)
  Other..............................................................      (3,667)     (5,553)
                                                                       ----------  ----------
Total deferred income tax liabilities................................     (12,776)    (14,970)
                                                                       ----------  ----------
Net deferred income tax asset (liability)............................  $   (2,499) $    1,880
                                                                       ----------  ----------
                                                                       ----------  ----------

    The valuation allowance primarily relates to the net operating loss and income tax credit carryforwards of the Company for periods prior to its emergence from bankruptcy. If and when such carryforwards are realized, the offset will be to additional paid-in capital not to the provision for income taxes.

5.  DEFERRED RENT

    Several of the Company's facilities and a home health office are leased under long-term operating leases that specify scheduled rent increases over the lease terms. Deferred rent of approximately $932,000 and $986,000, at December 31, 1995 and 1996, respectively, has been established to recognize the difference between the rent expense paid and the straight-line recognition of minimum rental expense and is classified in other liabilities and noncurrent reserves.

6.  COMMITMENTS AND CONTINGENCIES

    LETTERS OF CREDIT

    The Company is contingently liable under letters of credit related to deposit requirements on its self-insured workers' compensation plans and the IRBs discussed in Note 3. State regulations require the maintenance of deposits at specified percentages of estimated future workers' compensation claim payments that can be satisfied through a combination of cash deposits, surety bonds and letters of credit. The total amount of letters of credit outstanding at December 31, 1995 and 1996, were $16,050,000 and $16,202,000, respectively.
At December 31, 1995, the letters of credit were collateralized by cash. The cash collateral was subsequently released in connection with the Company's Credit Agreement discussed in Note 3.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    LEASES

    The Company leases certain facilities and offices under cancelable and noncancelable agreements expiring at various dates through 2047. The leases are generally triple-net leases and provide for the Company's payment of property taxes, insurance, and repairs. Certain leases contain renewal options and rent escalation clauses. Rent escalation clauses require either fixed increases or increases tied to the Consumer Price Index ("CPI"). Six leases include purchase options at fixed or market prices at various dates.

    Future minimum lease payments for operating leases at December 31, 1996 are as follows (in thousands):

YEAR ENDING DECEMBER 31,
---------------------------------------------------------------------------------
1997.............................................................................  $    24,402
1998.............................................................................       23,005
1999.............................................................................       22,358
2000.............................................................................       21,460
2001.............................................................................       20,127
Thereafter.......................................................................      110,805
                                                                                   -----------
                                                                                   $   222,157
                                                                                   -----------
                                                                                   -----------

    GUARANTEE OF LEASES

    The Company is contingently liable for certain operating leases assumed by the purchasers of the Company's leasehold interests in facilities. With the exception of a single facility re-entered on October 1, 1994, following the filing of bankruptcy by the Company's sublessee, which has been operated by the Company since November 1, 1994, the Company is not aware of any failure on the part of these purchasers to meet the terms of their obligations, and does not anticipate any expenditures to be incurred in connection with its guarantees. If a default were to occur, the Company generally would be able to assume operations of the facility and use the net revenues thereof to defray the Company's expenditures on these guarantees.

    The following is a schedule of future minimum lease payments at December 31, 1996 for the operating leases for which the Company is contingently liable (in thousands):

YEAR ENDING DECEMBER 31,
---------------------------------------------------------------------------------
1997.............................................................................  $     3,165
1998.............................................................................        1,125
1999.............................................................................        1,128
2000.............................................................................        1,136
2001.............................................................................        1,023
Thereafter.......................................................................        4,617
                                                                                   -----------
                                                                                   $    12,194
                                                                                   -----------
                                                                                   -----------

    LITIGATION

    In 1995, a class action lawsuit, which had been filed against the Company in July 1994, was settled for $9,000,000. The Company's portion of this settlement, together with related legal fees and other costs, resulted in a pre-tax charge of $3,098,000, which is included in the consolidated statement of operations for the year ended December 31, 1995.

    The Company is subject to claims and legal actions by patients and others in the ordinary course of its business. The Company has insurance policies related to patient care claims and legal actions. In

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) the event judgments were awarded for non-patient care legal actions or in excess of the insurance coverage for patient care legal actions, the burden would fall on the Company. The Company does not expect that the ultimate outcome of an unfavorable judgment in any pending legal matters would result in a material adverse effect on the Company's consolidated financial position or results of operations.

    EMPLOYMENT AGREEMENTS

    At December 31, 1996, the Company had employment agreements with its president, and certain executive and senior vice presidents, which provide for annual base salaries in the aggregate of $1,212,000. The agreements expire at various dates through 1999.

    INSURANCE

    The Company maintains general and professional liability insurance on a claims made basis, subject to a $100,000 self-insurance retention. In addition, all-risk property insurance, including earthquake and flood, is maintained for all Company locations.

    The Company estimates its liability under the above described programs, including potential legal fees and settlement amounts, with respect to incurred but not reported claims on a monthly basis, based upon its historical experience.

7.  RELATED PARTY TRANSACTIONS

    In February 1988, the Company entered into a 20-year lease with three five-year option periods for its Heritage (Torrance) facility that is owned by a former director of the Company. The lease provides for monthly payments, currently $35,000, which are adjusted annually based on the CPI. Lease expense for the years ended December 31, 1994, 1995 and 1996, was approximately $409,000, $415,000, and $419,000, respectively.

    In June 1990, the Company entered into a ten year lease with four five-year option periods for its Glendora facility that is directly owned by one former director and indirectly owned by another director. The lease provides for equal monthly payments for three years, after which the monthly payment is adjusted annually based on increases in the CPI. Lease expense for the years ended December 31, 1994, 1995 and 1996, was approximately $420,000, $437,000, and
$446,000, respectively.

    The Company leases from Newport Harbor Investments Limited, Inc. ("Newport Harbor"), a corporation wholly-owned by a former director of the Company, two nursing facilities located in Beaumont and Riverside, California. The leases provide for monthly rent payments of $7,083 and $5,142, respectively, subject to periodic adjustments based on certain increases in the CPI or Medi-Cal reimbursement rates. The Riverside facility lease contains an option to purchase the facility for $675,000, subject to adjustment based on increases in the CPI from March 1992. In 1992, the Company paid Newport Harbor $120,000 as consideration for the extension of the purchase option on the Riverside facility for a five-year period. During 1996 the Company exercised the option and acquired the facility for approximately $700,000, net of the consideration already paid. Lease expense paid by the Company for the years ended December 31, 1994, 1995 and 1996, was approximately $147,000, $147,000 and $133,000, respectively.

    The Company had a 26% interest in a pharmacy partnership formed in April 1992, which provided products and services to several healthcare facilities operated by the Company. For the year ended December 31, 1994 these purchases totaled approximately $7,525,000. In August 1994, the Company sold its interest in the pharmacy partnership to the other partner. The Company received its net equity in the partnership plus $200,000 for goodwill. The total cash received by the Company was $2,239,000.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.  INCOME (LOSS) PER SHARE

    For the years ended December 31, 1994, 1995 and 1996, income (loss) per share was calculated based on the weighted average number of common and common equivalent shares outstanding during the periods of 16,545,000, 16,654,000, and 16,476,000, respectively. Fully diluted income (loss) per share for the years ended December 31, 1994, 1995 and 1996 is not presented because the effect of the assumed conversion of the Convertible Subordinated Debentures was anti-dilutive.

    The 1994 income per share calculation does not include the shares reserved for issuance in connection with the Company's Share Appreciation Rights Plan, which provides for settlement of the rights in cash or stock. Through December 31, 1994, all Share Appreciation Rights that had been settled were settled for cash. During 1995, the Board of Directors settled all remaining outstanding rights and issued shares which are included in the weighted average share calculation for 1996 and 1995. (See Note 10.)

9.  STOCK OPTIONS

    Pursuant to the Merger, Care became a wholly owned subsidiary of Regency. Stockholders of Care received 0.71 of a share of Regency common stock for each share of Care common stock outstanding. Pursuant to the Merger, Regency's stock option plan was amended to increase the number of shares of Regency common stock available for grant to 1,937,991 shares. This amount does not include the assumption of the Care stock option plan or share appreciation rights plan.

    The Company has a Director Stock Plan whereby each non-employee director of the Company receives on July 1 of each year 2,000 restricted shares of Company Common Stock and options to purchase an additional 6,000 shares of Company Common Stock. The period of restriction for each award of shares of restricted stock expires on the last to occur of: the end of the six month period following the grant date; participant's direct or indirect pecuniary ownership of shares not subject to restrictions for at least 12 months, provided that the restrictions shall lapse with respect to one restricted share granted for every two shares of unrestricted shares; and participants attendance at 75% of the scheduled board meetings during the 12 month period immediately preceding the grant date. Any shares which remain restricted when a director's service on the Company's Board terminates, will be forfeited. The stock options are granted at fair market value on the date of grant and the participants are entitled to exercise such options beginning six months and one day after grant and ending ten years after grant. During the years ended December 31, 1994, 1995 and 1996, the Company awarded 12,000, 14,000, and 12,000 shares of restricted stock, respectively, and during the year ended December 31, 1994, 6,000 shares of restricted stock were forfeited. At December 31, 1996 restrictions remained on 12,000 shares of stock. In January 1997, the period of restriction lapsed on 12,000 shares.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  STOCK OPTIONS (CONTINUED)
    The following is a summary of options granted pursuant to Regency's Employee and Director stock option plans (such amounts do not include restricted stock awards):

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                          ----------------------------------------------------------------------------
                                                    1994                      1995                      1996
                                          ------------------------  ------------------------  ------------------------
                                                        WEIGHTED                  WEIGHTED                  WEIGHTED
                                                         AVERAGE                   AVERAGE                   AVERAGE
                                                        EXERCISE                  EXERCISE                  EXERCISE
                                            SHARES        PRICE       SHARES        PRICE       SHARES        PRICE
                                          -----------  -----------  -----------  -----------  -----------  -----------
Options outstanding at the beginning of
 the year...............................      659,058   $    5.63     1,773,436   $   12.37     1,226,214   $   11.94
Granted.................................    1,461,015       15.08       262,641       11.42       911,000       10.34
Exercised...............................      (94,736)       5.27      (210,004)       5.90       (99,491)       4.28
Canceled................................     (251,901)      13.28      (599,859)      15.11      (288,612)      13.28
                                          -----------  -----------  -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------  -----------  -----------
Options outstanding at the end of the
 year...................................    1,773,436   $   12.37     1,226,214   $   11.94     1,749,111   $   11.32
                                          -----------  -----------  -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------  -----------  -----------
Options Exercisable.....................      701,563                   527,284                   493,008
                                          -----------               -----------               -----------
                                          -----------               -----------               -----------

    During 1994, 1995 and 1996, no compensation cost was recognized related to the above stock options. The following outlines the significant assumptions used to calculate the fair value information presented utilizing the Black-Scholes Single Option approach with ratable amortization.

                                                                                1995       1996
                                                                              ---------  ---------
Risk-free interest rate.....................................................       6.14%      5.90%
Expected life...............................................................       6.50       7.65
Expected volatility.........................................................         41%        41%
Expected dividends..........................................................     --         --
Weighted average grant date fair value of options granted...................  $    5.95  $    5.61

    A detail of the options outstanding and exercisable as of December 31, 1996 is presented below:

                     OPTIONS OUTSTANDING
-------------------------------------------------------------    OPTIONS EXERCISABLE
                                    WEIGHTED                   ------------------------
                                     AVERAGE       WEIGHTED                  WEIGHTED
                                    REMAINING       AVERAGE                   AVERAGE
     RANGE OF         NUMBER       CONTRACTUAL     EXERCISE      NUMBER      EXERCISE
 EXERCISE PRICES    OUTSTANDING   LIFE IN YEARS      PRICE     EXERCISABLE     PRICE
------------------  -----------  ---------------  -----------  -----------  -----------
 $ 3.17 - $ 6.98        105,561           .84      $    3.95      100,235    $    3.94
   9.15 -  10.75        821,112          8.83          10.04       86,796        10.15
  11.00 -  12.88        389,000          8.72          11.69       71,250        11.68
  15.00 -  15.38        433,438          7.34          15.22      234,727        15.21
------------------  -----------           ---     -----------  -----------  -----------
 $ 3.17 - $15.38      1,749,111          7.96      $   11.32      493,008    $   11.52
------------------  -----------           ---     -----------  -----------  -----------
------------------  -----------           ---     -----------  -----------  -----------

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  STOCK OPTIONS (CONTINUED)
    As the Company has adopted the disclosure requirement of SFAS No. 123, the following table shows pro forma net income and earnings per share as if the fair value based accounting method had been used to account for stock-based compensation cost.

                                                                             1995       1996
                                                                           ---------  ---------
                                                                              (IN THOUSANDS,
                                                                             EXCEPT EARNINGS
                                                                                PER SHARE)
Net income as reported...................................................  $   2,845  $   5,206
Pro forma compensation expense...........................................       (235)      (774)
                                                                           ---------  ---------
                                                                           ---------  ---------
Pro forma net income.....................................................  $   2,610  $   4,432
                                                                           ---------  ---------
                                                                           ---------  ---------
Pro forma earnings per share.............................................  $     .16  $     .27
                                                                           ---------  ---------
                                                                           ---------  ---------

    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. At December 31, 1996, 2,123,897 shares of common stock have been reserved for issuance under the Company's stock option plans.

10.  SHARE APPRECIATION RIGHTS PLAN

    In January 1991, Care's Board of Directors adopted a Share Appreciation Rights Plan (the "SAR Plan"), which provided for the award of up to 710,000 units to certain key executives. The SAR Plan was amended by the Care Board of Directors and stockholders in May 1992, and assumed by Regency at the time of the Merger.

    The SAR Plan provides that upon award, 25% of the units vest on each of the first four anniversaries of the award date and vested units must be exercised before the fifth anniversary of the award. All outstanding units fully vested on January 1, 1995. Upon exercise, the awardee is entitled to receive the difference between the base value and the market value on the date the units are exercised, in cash or stock, at the Company's option. During 1995, the Company discontinued the SAR Plan and settled all outstanding units for $1,628,000 cash and 55,310 shares. This resulted in a charge to income of $534,000 during 1995.

    The following is a summary of the SAR Plan (as adjusted by the Exchange Ratio due to the Merger):

YEAR ENDED DECEMBER 31,                                                  1994         1995
--------------------------------------------------------------------  -----------  -----------
Units outstanding at beginning of the year..........................      236,430      236,430
Granted.............................................................      --           --
Settled.............................................................      --          (236,430)
Canceled............................................................      --           --
                                                                      -----------  -----------
                                                                      -----------  -----------
Units outstanding at end of the year................................      236,430      --
                                                                      -----------  -----------
                                                                      -----------  -----------
Units exercisable at end of the year................................      177,322      --
                                                                      -----------  -----------
                                                                      -----------  -----------
Unit price of outstanding units.....................................  $      1.41      --
                                                                      -----------  -----------
                                                                      -----------  -----------
Unit price of settled units.........................................      --       $      1.41
                                                                      -----------  -----------
                                                                      -----------  -----------

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11.  RETIREMENT SAVINGS PLAN

    Regency sponsors an employee retirement savings plan under Section 401(k) of the Internal Revenue Code. All employees who are regularly scheduled to work 20 hours or more per week, and complete 90 days of service are eligible to participate. Participants can contribute, on a pre-tax basis, up to 15% of their earnings to the plan (subject to certain limitations), for which the Company matched 15% of the first 3% of contributions made for persons with less than three years of service and 25% of the first 5% for all others. The Company's contributions are subject to a four-year vesting period. Matching contributions made by the Company for the years ended December 31, 1994, 1995 and 1996 were approximately $279,000, $471,000, and $697,000, respectively.

12.  MERGER AND RESTRUCTURING EXPENSES

    All fees and expenses related to the Merger and to the consolidation and restructuring of the combining companies during the year ended December 31, 1994, were expensed as required under the pooling-of-interests accounting method.

    The following is a summary of the merger and restructuring expenses, separated into cash and non-cash items (in thousands):

                                                               CASH      NON-CASH      TOTAL
                                                             ---------  -----------  ---------
Severance..................................................  $   4,394   $  --       $   4,394
Management information, accounting, and operational
  integration..............................................      2,373      --           2,373
Investment banking fees....................................      1,400      --           1,400
Value of assets written off................................     --             777         777
Legal fees.................................................        612      --             612
Mailing and printing costs.................................        501      --             501
Merger bonuses.............................................        500      --             500
Accounting fees............................................        440      --             440
Former Care director and officer liability insurance.......        550      --             550
Miscellaneous..............................................        453      --             453
                                                             ---------  -----------  ---------
                                                                11,223         777      12,000
                                                             ---------  -----------  ---------
Duplicate facility disposals:
  Operating losses.........................................        581      --             581
  Value of assets written off..............................     --           1,569       1,569
  Loss on disposals........................................        500      --             500
                                                             ---------  -----------  ---------
                                                                 1,081       1,569       2,650
                                                             ---------  -----------  ---------
                                                             ---------  -----------  ---------
Total......................................................  $  12,304   $   2,346   $  14,650
                                                             ---------  -----------  ---------
                                                             ---------  -----------  ---------

    As of December 31, 1994, the remaining accrual relating to merger and restructuring expenses was $4,452,000 including cash and non-cash items of $2,800,000 and $1,700,000, respectively. The remaining accrual consisted of a provision for duplicate facility disposals of $2.3 million, severance costs of $1.5 million, investment banking fees of $126,000, and other costs totaling $545,000. All remaining costs were utilized during 1995. (See Note 14.)

13.  ACQUISITIONS

    Effective January 2, 1996, the Company completed the acquisition of the assets of Assist-A-Care, a pharmacy located in San Diego, California. The purchase price was $5.8 million, composed of $3.2 million cash and a $2.6 million note payable.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13.  ACQUISITIONS (CONTINUED)
    Effective February 1, 1996, the Company acquired leasehold interests in 18 health care facilities in Tennessee and North Carolina with 2,375 beds from Liberty Healthcare Limited Partnership ("Liberty") through an asset purchase for $39.3 million cash and a note payable for $2.2 million. The Company also acquired Executive Pharmacy (consisting of one pharmacy in North Carolina and one in Tennessee) with a $763,000 note payable and an enteral feeding business for $1.5 million cash from businesses affiliated with Liberty. In addition, the Company paid $400,000 cash for the inventory of Liberty. A portion of the purchase was funded with notes payable, which may be reduced as a result of certain seller liabilities and audit adjustments. Escrow accounts established at the time of purchase were funded with $2.96 million for payment on the notes payable and are included in other assets on the accompanying consolidated balance sheet as of December 31, 1996.

    On April 1, 1996, the Company completed the acquisition of the assets of Buena Vista Nursing Center ("Buena Vista"), a health care facility with 64 skilled nursing beds and 22 assisted living beds, located in Lexington, North Carolina. The purchase price was $2.875 million, consisting of $2.675 million in cash and a $200,000 note payable. Payment of the note is dependent upon Buena Vista attaining certain financial targets.

    On July 6, 1995, the Company acquired all of the stock of SCRS & Communicology, Inc. ("SCRS") for a total purchase price of $13.5 million, of which $3.4 million is represented by a promissory note which was paid in January 1996. SCRS provides contract rehabilitation services to Company operated and third party healthcare facilities.

    All acquisitions during 1995 and 1996 were accounted for under the purchase method of accounting.

    The following unaudited pro forma condensed consolidated statements of earnings present the summarized consolidated results of operations of the Company after giving effect to the acquisitions of Liberty and Liberty-affiliated businesses for the years ended December 31, 1995 and 1996, as if such acquisitions had been consummated on January 1, 1995 (in thousands, except per share data):

                                                                      YEAR ENDED DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1996
                                                                      -----------  -----------
                                                                            (UNAUDITED)
Net operating revenue...............................................  $   495,690  $   564,856
Total costs and expenses............................................      483,020      553,264
                                                                      -----------  -----------
Income before provision for income taxes............................       12,670       11,592
Provision for income taxes..........................................        7,676        4,856
                                                                      -----------  -----------
Net income before extraordinary item................................  $     4,994  $     6,736
                                                                      -----------  -----------
                                                                      -----------  -----------
Income before extraordinary item per common share...................  $      0.30  $      0.41
                                                                      -----------  -----------
                                                                      -----------  -----------

    The pro forma results are presented for informational purposes only and are not necessarily indicative of what results of operations actually would have been had such acquisitions been consummated at the beginning of such period or of future operations or results. The effect of the other acquisitions is immaterial.

14.  RESTRUCTURING AND OTHER NON-RECURRING CHARGES

    During 1996 the Company developed a comprehensive strategic plan impacting all of its operating divisions. In connection with this strategic plan the Company has undertaken initiatives designed to reengineer the operating model through which it manages its business. This reengineering effort is focused on identifying and implementing the most effective and efficient model for managing the delivery of products and services to the Company's patients on a local market by market basis. The

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14. RESTRUCTURING AND OTHER NON-RECURRING CHARGES (CONTINUED) plan includes consolidating and automating the Pharmacy operations, consolidating the Home Health operations, automating and streamlining certain functions in the nursing center operations, and streamlining the corporate support structure. Through this process the Company identified approximately 350 non-direct patient care positions across all divisions, including the Corporate Office, which will be eliminated. Of the positions identified, approximately 30 were eliminated during 1996. The Company began the implementation phase of this plan during the fourth quarter of 1996.

    Additionally, the Company has identified the implementation of significant management information system (MIS) enhancements as a critical component of its overall strategic plan. Implementing these MIS initiatives will be an integral part of the realization of an effective and efficient management model, through which the Company can monitor its patients, from both a cost and a clinical perspective, seamlessly throughout the continuum of care and across all divisions of the Company. Furthermore, these MIS initiatives will provide management with complete patient information within each local market, which is vital in the managed care environment of today and in the future. This implementation is expected to continue during 1997 and into 1998. Several of the Company's current management information systems will be replaced in connection with the MIS initiatives. The Company has also identified certain impaired property and equipment and intangible assets and future contractual obligations that will have no value to the Company under the new operating model due to obsolescence, consolidation of locations, and streamlining of processes. Accordingly, the Company has written off certain long-term assets and accrued certain obligations, including obligations related to leases.

    The Company has evaluated the reserve established in 1995 for the disposition of 13 facilities located in California discussed below and allowances established for certain notes and other non-patient receivables. Based on the actual sale of six of the 13 facilities, and the estimated sales prices for the remaining seven facilities, the Company has reduced the reserve for the disposition of 13 facilities as of December 31, 1996. Earnings before income taxes for the remaining seven facilities were $316,000, $765,000 and $940,000 for 1994, 1995 and 1996, respectively. In addition, an allowance was established for certain notes and non-patient receivables that arose in prior years, which were not collected as anticipated by the Company and certain long-term assets were written down to net realizable value.

    The following summarizes the impact of the above items on the Company's results of operations for 1996:

                                                RESTRUCTURING  NON-RECURRING       TOTAL
                                                -------------  --------------  --------------
MIS and other property and equipment written
  off.........................................  $   2,057,000  $    2,320,000  $    4,377,000
Goodwill and other assets written off.........      2,300,000       1,255,000       3,555,000
Future lease and other obligations............        325,000       1,891,000       2,216,000
Severance (including $711,000 paid during
  1996).......................................      1,377,000        --             1,377,000
Allowance for notes and other receivables.....       --             1,010,000       1,010,000
Reengineering costs incurred..................        511,000        --               511,000
Reduction of reserve for assets held for
  sale........................................       --            (1,763,000)     (1,763,000)
                                                -------------  --------------  --------------
                                                $   6,570,000  $    4,713,000  $   11,283,000
                                                -------------  --------------  --------------
                                                -------------  --------------  --------------

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14.  RESTRUCTURING AND OTHER NON-RECURRING CHARGES (CONTINUED)
    In 1995, the Company determined to dispose of 13 facilities located in California. In addition, during 1995 the Company completed the disposition of duplicate facilities identified during 1994 as part of the merger and restructuring costs, the Simi Valley healthcare facility damaged in the Southern California (Northridge) earthquake and one other facility, and exchanged leasehold interests in three nursing centers in New Mexico for leasehold interest in four nursing centers in Ohio. These transactions resulted in a net charge of $9,000,000 during 1995. This charge was based upon management's best estimates of the amounts expected to be realized on the disposition of those facilities with carrying amounts in excess of estimated fair value less selling costs.

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair values of the Company's financial instruments at December 31, 1996 are as follows (in thousands):

                                                                 CARRYING AMOUNT   FAIR VALUE
                                                                 ----------------  -----------
Cash and cash equivalents......................................    $     22,875    $    22,875
                                                                 ----------------  -----------
                                                                 ----------------  -----------
Mortgage notes receivable......................................    $      1,937    $     1,937
                                                                 ----------------  -----------
                                                                 ----------------  -----------
Long-term debt, including current portion......................    $    184,908    $   190,139
                                                                 ----------------  -----------
                                                                 ----------------  -----------

    The carrying amount approximates fair value for cash and cash equivalents because of the short maturity of these instruments. The fair value of mortgage notes receivable was estimated based on the present value of future cash flows using current rates the Company could obtain on notes with similar characteristics and maturities. The fair value for the Company's long-term debt was estimated based on the quoted market prices for the same or similar issues or on the present value of future cash flows using current rates the Company could obtain on debt with similar characteristics and maturities.

16.  SUBSEQUENT EVENTS

    Effective January 1, 1997, the Company acquired four acute rehabilitation hospitals, eleven outpatient rehabilitation clinics and six neurological treatment centers from Horizon/CMS Healthcare Corporation ("CMS"). The purchase price was $43.0 million, made up of a cash payment of $36.3 million and notes payable totaling $6.7 million.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

17.  QUARTERLY FINANCIAL DATA (UNAUDITED):

                                                                   YEAR ENDED DECEMBER 31, 1996
                                                  ---------------------------------------------------------------
                                                     FIRST       SECOND        THIRD       FOURTH
                                                    QUARTER      QUARTER      QUARTER      QUARTER       TOTAL
                                                  -----------  -----------  -----------  -----------  -----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net operating revenue...........................  $   129,963  $   137,632  $   144,103  $   146,352  $   558,050
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------
Income (loss) before extraordinary item.........  $     2,737  $     3,065  $     3,641  $    (3,044) $     6,399
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------
Net income (loss)...............................  $     2,737  $     3,065  $     2,448  $    (3,044) $     5,206
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------
Income (loss) per share -- Primary:
  Income (loss) before extraordinary item.......  $       .16  $       .19  $       .22  $      (.19) $       .39
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------
  Net income (loss).............................  $       .16  $       .19  $       .15  $      (.19) $       .32
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------
Income (loss) per share -- Fully Diluted:
  Income (loss) before extraordinary item.......  $       .16  $       .18  $       .22  $      (.19) $       .39
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------
  Net income (loss).............................  $       .16  $       .18  $       .15  $      (.19) $       .32
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------

    Effective January 2, 1996, the Company completed the acquisition of the assets of Assist-A-Care, a pharmacy located in San Diego, California. The purchase price was $5.8 million, composed of $3.2 million in cash and a $2.6 million note payable.

    Effective February 1, 1996, the Company acquired leasehold interests in 18 health care facilities in Tennessee and North Carolina with 2,375 beds from Liberty Healthcare Limited Partnership ("Liberty") through an asset purchase for $39.3 million cash and a note payable for $2.2 million. The Company also acquired Executive Pharmacy (consisting of one pharmacy in North Carolina and one in Tennessee) with a $763,000 note payable and an enteral feeding business for $1.5 million cash from businesses affiliated with Liberty. In addition, the Company paid $400,000 cash for the inventory of Liberty.

    On April 1, 1996, the Company completed the acquisition of the assets of Buena Vista Nursing Center in Lexington, North Carolina. The purchase price was $2.875 million, consisting of $2.675 million in cash and a note payable for $200,000.

    On July 29, 1996, the Company completed the redemption of all $48.9 million of its outstanding Convertible Subordinated Debentures for cash at such amount. The redemption reduces fully diluted shares by 3.9 million shares and results in an extraordinary loss on extinguishment of debt of $868,000, net of tax, resulting from the write-off of unamortized underwriting costs.

    Effective September 30, 1996, the Company refinanced three of its IRBs with an aggregate outstanding principal balance of $7,560,000 with three new issues of tax exempt IRBs. The refinancing resulted in an extraordinary loss on extinguishment of debt of $325,000, net of tax, resulting from the write-off of unamortized underwriting costs and a call premium paid.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

17.  QUARTERLY FINANCIAL DATA (UNAUDITED): (CONTINUED)
    During the fourth quarter of 1996, the Company recorded an $11.3 million charge related to restructuring and other non-recurring items as discussed in
Note 14.

                                                                    YEAR ENDED DECEMBER 31, 1995
                                                    -------------------------------------------------------------
                                                      FIRST      SECOND        THIRD       FOURTH
                                                     QUARTER     QUARTER      QUARTER      QUARTER       TOTAL
                                                    ---------  -----------  -----------  -----------  -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net operating revenue.............................  $  97,548  $    99,766  $   107,492  $   111,287  $   416,093
                                                    ---------  -----------  -----------  -----------  -----------
                                                    ---------  -----------  -----------  -----------  -----------
Income (loss) before extraordinary item...........  $   3,087  $     1,780  $     4,042  $    (4,455) $     4,454
                                                    ---------  -----------  -----------  -----------  -----------
                                                    ---------  -----------  -----------  -----------  -----------
Net income (loss).................................  $   3,087  $     1,780  $     4,042  $    (6,064) $     2,845
                                                    ---------  -----------  -----------  -----------  -----------
                                                    ---------  -----------  -----------  -----------  -----------
Income (loss) per share -- Primary:
  Income (loss) before extraordinary
   item...........................................  $     .19  $       .11  $       .24  $      (.27) $       .27
                                                    ---------  -----------  -----------  -----------  -----------
                                                    ---------  -----------  -----------  -----------  -----------
  Net income (loss)...............................  $     .19  $       .11  $       .24  $      (.36) $       .17
                                                    ---------  -----------  -----------  -----------  -----------
                                                    ---------  -----------  -----------  -----------  -----------
Income (loss) per share -- Fully Diluted:
  Income (loss) before extraordinary
   item...........................................  $     .18  $       .11  $       .22  $      (.27) $       .27
                                                    ---------  -----------  -----------  -----------  -----------
                                                    ---------  -----------  -----------  -----------  -----------
  Net income (loss)...............................  $     .18  $       .11  $       .22  $      (.36) $       .17
                                                    ---------  -----------  -----------  -----------  -----------
                                                    ---------  -----------  -----------  -----------  -----------

    Effective July 6, 1995, the Company acquired all of the stock of SCRS & Communicology, Inc. ("SCRS") for a total purchase price of $13.5 million, of which $3.4 million is represented by a promissory note which was paid in January 1996. The acquisition was accounted for under the purchase method of accounting. SCRS provides rehabilitation services to Company operated and third party healthcare facilities.

    In May 1995, a class action lawsuit which had been filed against the Company in July 1994, was settled for $9,000,000. The Company's portion of this settlement, together with related legal fees and other costs, resulted in a pre-tax charge of $3,098,000, which is included in the consolidated statement of operations for the quarter ended June 30, 1995.

    In October 1995, the Company repaid its $30 million, 8.10% Senior Secured Notes resulting in costs and prepayment penalties of $2,681,000 ($1,609,000 net of tax), classified as an extraordinary item in the quarter ended December 31, 1995.

    In December 1995, the Company recorded a $9,000,000 charge, primarily related to the disposition of certain facilities (See Note 14).

                         REGENCY HEALTH SERVICES, INC.
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                        DECEMBER 31.   JUNE 30,
                                                                                            1996         1997
                                                                                        ------------  -----------
CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $   22,875    $  13,171
  Restricted cash.....................................................................        4,425        6,308
  Accounts receivable, net of allowances of $4,723 and $5,751 at December 31, 1996 and
   June 30, 1997, respectively........................................................       80,949       95,029
  Estimated third party settlements...................................................       10,180       13,957
  Notes and other receivables.........................................................        1,355        1,254
  Deferred income taxes...............................................................        6,898        6,897
  Assets held for sale................................................................        6,915        6,770
  Other current assets................................................................        7,819        8,578
                                                                                        ------------  -----------
    Total current assets..............................................................      141,416      151,964
                                                                                        ------------  -----------
PROPERTY AND EQUIPMENT:
  Land................................................................................       21,207       24,439
  Building and improvements...........................................................      100,120      126,461
  Leasehold interests.................................................................       19,629       19,629
  Equipment...........................................................................       38,054       48,635
                                                                                        ------------  -----------
                                                                                            179,010      219,164
  Less accumulated depreciation and amortization......................................      (43,938)     (49,905)
                                                                                        ------------  -----------
    Total property and equipment......................................................      135,072      169,259
                                                                                        ------------  -----------
OTHER ASSETS:
  Mortgage notes receivable, net of allowances of $1,352 at
   December 31, 1996 and June 30, 1997................................................        1,014          528
  Goodwill, net of accumulated amortization of $3,700 and $5,362 at December 31, 1996
   and June 30,1997, respectively.....................................................       53,753       59,466
  Other assets, net of accumulated amortization of $3,736 and $6,253 at December 31,
   1996 and June 30, 1997, respectively...............................................       22,321       27,435
                                                                                        ------------  -----------
    Total other assets................................................................       77,088       87,429
                                                                                        ------------  -----------
                                                                                         $  353,576    $ 408,652
                                                                                        ------------  -----------
                                                                                        ------------  -----------

 The accompanying notes are an integral part of these consolidated statements.

                         REGENCY HEALTH SERVICES, INC.
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)
                                  (UNAUDITED)
                        (IN THOUSANDS, EXCEPT PAR VALUE)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                        DECEMBER 31.   JUNE 30,
                                                                                            1996         1997
                                                                                        ------------  -----------
CURRENT LIABILITIES:
  Current portion of long-term debt...................................................   $    2,418    $   5,959
  Accounts payable....................................................................       24,958       22,701
  Accrued expenses....................................................................        8,290       10,608
  Accrued compensation................................................................       26,253       28,955
  Accrued workers' compensation.......................................................        4,338        5,904
  Deferred revenue....................................................................        2,407        1,735
  Accrued interest....................................................................        5,578        5,508
                                                                                        ------------  -----------
    Total current liabilities.........................................................       74,242       81,370
                                                                                        ------------  -----------

LONG-TERM DEBT, NET OF CURRENT PORTION................................................      182,490      222,927

OTHER LIABILITIES AND NONCURRENT RESERVES.............................................       10,878       10,656

DEFERRED INCOME TAXES.................................................................        5,018        7,055
                                                                                        ------------  -----------
    Total liabilities.................................................................      272,628      322,008
                                                                                        ------------  -----------

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; authorized -- 35,000 shares, 15,919 and 15,879 shares issued and outstanding at December 31, 1996 and June 30, 1997, respectively, net of
   862 and 1,008 shares held in treasury, respectively................................          168          169
  Additional paid-in capital..........................................................       52,031       51,050
  Retained earnings...................................................................       28,749       35,425
                                                                                        ------------  -----------
    Total stockholders' equity........................................................       80,948       86,644
                                                                                        ------------  -----------
                                                                                         $  353,576    $ 408,652
                                                                                        ------------  -----------
                                                                                        ------------  -----------

 The accompanying notes are an integral part of these consolidated statements.

                         REGENCY HEALTH SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                        JUNE 30,                  JUNE 30,
                                                                ------------------------  ------------------------
                                                                   1996         1997         1996         1997
                                                                -----------  -----------  -----------  -----------
NET OPERATING REVENUE.........................................  $   137,102  $   163,191  $   266,075  $   322,638
                                                                -----------  -----------  -----------  -----------
COSTS AND EXPENSES:
  Operating expenses..........................................      109,577      129,667      216,036      257,352
  Corporate general and administrative........................        8,607        9,186       14,337       17,891
  Rent expense................................................        6,178        8,629       11,690       17,001
  Depreciation and amortization...............................        3,836        4,846        7,186        9,442
  Interest expense, net.......................................        3,664        5,178        6,826       10,170
                                                                -----------  -----------  -----------  -----------
    Total costs and expenses..................................      131,862      157,506      256,075      311,856
                                                                -----------  -----------  -----------  -----------
INCOME BEFORE MINORITY INTEREST AND PROVISION FOR INCOME
 TAXES........................................................        5,240        5,685       10,000       10,782
MINORITY INTEREST.............................................      --               (86)     --              (163)
                                                                -----------  -----------  -----------  -----------
INCOME BEFORE PROVISION FOR INCOME TAXES......................        5,240        5,771       10,000       10,945
PROVISION FOR INCOME TAXES....................................        2,175        2,250        4,198        4,268
                                                                -----------  -----------  -----------  -----------
NET INCOME....................................................  $     3,065  $     3,521  $     5,802  $     6,677
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
INCOME PER SHARE:
  Primary.....................................................  $      0.19  $      0.22  $      0.35  $      0.42
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
  Fully Diluted...............................................  $      0.18  $      0.22  $      0.33  $      0.42
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
WEIGHTED AVERAGE SHARES OF COMMON STOCK AND EQUIVALENTS:
  Primary.....................................................       16,382       15,997       16,617       15,929
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
  Fully Diluted...............................................       20,341       16,160       20,573       16,020
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------

 The accompanying notes are an integral part of these consolidated statements.

                         REGENCY HEALTH SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                                                           ----------------------
                                                                                              1996        1997
                                                                                           ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.............................................................................  $    5,802  $    6,677
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization........................................................       7,186       9,442
    Deferred income taxes and charge in lieu of taxes....................................       2,468       2,038
    Other, net...........................................................................         296      --
    Change in cash from changes in assets and liabilities, excluding effects of acquisitions and dispositions:
      Accounts receivable................................................................     (20,720)     (8,541)
      Estimated third party settlements..................................................      (7,160)       (163)
      Other current assets...............................................................         335      (1,313)
      Current and other liabilities......................................................       3,203       1,062
                                                                                           ----------  ----------
      Net cash provided by (used in) operating activities................................      (8,590)      9,202
                                                                                           ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions...........................................................................     (48,183)    (44,989)
  Purchases of property and equipment....................................................      (5,600)     (6,216)
  Collection on mortgage notes receivable................................................         109         889
  Changes in other assets, net...........................................................      (3,271)      4,380
                                                                                           ----------  ----------
      Net cash used in investing activities..............................................     (56,945)    (45,936)
                                                                                           ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt.............................................................      (4,898)    (14,490)
  Proceeds from issuance of long-term debt...............................................      48,582      49,000
  Workers compensation trust funding.....................................................     (10,637)     (6,500)
  Purchase of treasury stock.............................................................      (5,082)     (1,442)
  Proceeds from exercise of options......................................................         232         462
                                                                                           ----------  ----------
      Net cash provided by financing activities..........................................      28,197      27,030
                                                                                           ----------  ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS................................................     (37,338)     (9,704)
CASH AND CASH EQUIVALENTS, beginning of period...........................................     104,238      22,875
                                                                                           ----------  ----------
CASH AND CASH EQUIVALENTS, end of period.................................................  $   66,900  $   13,171
                                                                                           ----------  ----------
                                                                                           ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest...............................................  $    8,380  $   11,190
                                                                                           ----------  ----------
                                                                                           ----------  ----------
  Cash paid during the period for income taxes...........................................  $    1,360  $    2,287
                                                                                           ----------  ----------
                                                                                           ----------  ----------

 The accompanying notes are an integral part of these consolidated statements.

                         REGENCY HEALTH SERVICES, INC.
         CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (CONTINUED)

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

    During the six months ended June 30, 1996:

        The Company acquired Assist-A-Care Pharmacy in San Diego, California and issued a promissory note in the amount of $2.6 million as part of the purchase price.

        The Company issued a promissory note in the amount of $2.2 million in connection with the acquisition of 18 healthcare facilities in Tennessee and North Carolina.

        The Company acquired Executive Pharmacy and issued a promissory note in the amount of $763,000.

    During the six months ended June 30, 1997:

        The Company issued a promissory note in the amount of $6.7 million in connection with the acquisition of four acute rehabilitation hospitals, ten outpatient rehabilitation clinics and six neurological treatment centers in California.

        The Company acquired HHC Health Group, Inc., a home health and infusion therapy provider and issued a note payable in the amount of $.6 million.

        The Company issued a promissory note in the amount of $.3 million in connection with the acquisition of Advanced Physical Therapy, Inc.

        The Company acquired Rainbow Medical LLC, a pharmacy located in Las Vegas, Nevada and issued a note payable in the amount of $.7 million.

        The Company acquired Health Fitness Physical Therapy, Inc., and issued notes payable in the amount of $.7 million.

        The Company issued a promissory note in the amount of $.2 million in connection with the acquisition of Peachwood Physical Therapy, Inc.

        The Company acquired Adams & Schmidt Sports Therapy, and issued a note payable in the amount of $.4 million.

                         REGENCY HEALTH SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

    The unaudited consolidated financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have not been presented. The accompanying unaudited financial statements and related notes should be read in conjunction with the consolidated financial statements and related notes included in Regency Health Services, Inc.'s ("Regency" or the "Company") 1996 Annual Report on Form 10-K.

    In the opinion of the management of Regency, all material adjustments necessary to present fairly the Company's financial condition, results of operations, and changes in financial position have been made. All material intercompany balances, profits, and transactions have been eliminated. The consolidated results of operations presented are not necessarily indicative of the consolidated results for a full year.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Certain amounts have been reclassified in the 1996 financial statements to conform to the 1997 presentation.

2.  ACQUISITIONS

    Effective January 1, 1997, the Company acquired four acute rehabilitation hospitals, ten outpatient rehabilitation clinics and six neurological treatment centers from Horizon/CMS Healthcare Corporation ("CMS"). The purchase price was $43.0 million, made up of a cash payment of $36.3 million and notes payable totaling $6.7 million. The Company funded the acquisition with borrowings against the Amended and Restated Credit Agreement dated December 20, 1996 with NationsBank of Texas, N.A. as agent for a group of banks (the "NationsBank Credit Agreement"). Two of the acquired hospitals have joint venture partners with 30% and 50% interests. Accordingly, the income statement reflects minority interest related to the joint venture partners' share of the revenues and expenses of the two hospitals. The purchase accounting for this transaction has not yet been finalized.

    On April 1, 1997, the Company acquired HHC Health Group, Inc., a home health and infusion therapy provider with four locations in California, for $2.3 million, consisting of a cash payment of $1.7 million and a note payable of $.6 million.

    On May 1, 1997, the Company acquired Asher Clinic, an outpatient clinic in California, for $1.7 million in cash.

    On May 1, 1997, the Company also acquired Advanced Physical Therapy, Inc., which operates three outpatient clinics in California, for $1.7 million, consisting of a cash payment of $1.4 million and a note payable of $.3 million.

    On May 16, 1997, the Company acquired Rainbow Medical LLC, a pharmacy located in Las Vegas, Nevada for $1.9 million, consisting of $1.2 million in cash and a note payable of $.7 million.

    Effective June 1, 1997, the Company acquired Health Fitness Physical Therapy, Inc., which operates seven outpatient clinics in California for $1.8 million, consisting of a cash payment of $1.1 million and notes payable of $.7 million.

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

2.  ACQUISITIONS (CONTINUED)
    Effective June 1, 1997, the Company acquired Peachwood Physical Therapy, Inc., an outpatient clinic in California for $.7 million, $.5 million in cash and a note payable for $.2 million.

    Effective June 1, 1997, the Company acquired Adams & Schmidt Sports Therapy, which operates four outpatient clinics in California for $1.2 million, consisting of a cash payment of $.8 million and a note payable for $.4 million.

    Effective June 12, 1997, the company acquired Hospice of the Pacific, a hospice provider in California for $.4 million in cash.

    These transactions were accounted for using the purchase method of accounting under generally accepted accounting principles. Revenues and expenses are included in the accompanying financial statements subsequent to the acquisition date.

    The following unaudited pro forma condensed consolidated statements of earnings present the summarized consolidated results of operations of the Company after giving effect to the acquisition of the four acute rehabilitation hospitals, ten outpatient rehabilitation clinics and six neurological treatment centers for the six months ended June 30, 1996 and 1997 as if such acquisition had been consummated on January 1, 1996. All other acquisitions are considered immaterial and are not included in the pro forma condensed consolidated statements of earnings.

                                                                                    SIX MONTHS ENDED
                                                                                        JUNE 30,
                                                                                ------------------------
                                                                                   1996         1997
                                                                                -----------  -----------
                                                                                     (IN THOUSANDS,
                                                                                 EXCEPT PER SHARE DATA)
                                                                                      (UNAUDITED)
Net operating revenue.........................................................  $   297,366  $   322,638
Total costs and expenses (including minority interest)........................      286,932      311,693
                                                                                -----------  -----------
Income before provision for income taxes......................................       10,434       10,945
Provision for income taxes....................................................        4,380        4,268
                                                                                -----------  -----------
Net income....................................................................  $     6,054  $     6,677
                                                                                -----------  -----------
                                                                                -----------  -----------
Income per common share:
  Primary.....................................................................  $      0.36  $      0.42
                                                                                -----------  -----------
                                                                                -----------  -----------
  Fully Diluted...............................................................  $      0.34  $      0.42
                                                                                -----------  -----------
                                                                                -----------  -----------

    The pro forma results are presented for informational purposes only and are not necessarily indicative of what results of operations actually would have been had such acquisitions been consummated at the beginning of such period or of future operations or results.

3.  DISPOSITIONS

    In connection with the 13 facilities identified for disposition by the Company during the fourth quarter of 1995, the Company disposed of an 81-bed facility in Pomona, California effective January 1, 1997 for a nominal amount, resulting in a $233,000 charge against the reserve established for such dispositions.

4.  WORKERS' COMPENSATION CLAIMS TRUST

    In 1995, the Company established a revocable workers' compensation claims trust ("Trust") to pre-fund its workers' compensation obligations. The Trust was funded for fiscal 1995 in March 1996

                         REGENCY HEALTH SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

4. WORKERS' COMPENSATION CLAIMS TRUST (CONTINUED) with approximately $10.6 million from available cash. In March 1997, the Company pre-funded its fiscal 1996 workers' compensation obligations with approximately $6.5 million from available cash. Of the remaining $10.0 million in the Trust at June 30, 1997, $6.3 million was classified as current restricted cash and $3.7 million was classified as other long-term assets.

5.  SUBSEQUENT EVENT

    On July 1, 1997, the Company acquired Pacific Beach Physical Therapy, Inc., an outpatient clinic in California, for $.6 million, $.5 million in cash and a note payable for $.1 million. This transaction was accounted for under the purchase method of accounting.

    On July 26, 1997, the Company entered into an Agreement and Plan of Merger with Sun Healthcare Group, Inc., a Delaware corporation ("Sun Healthcare"), whereby Sun Healthcare will purchase all of the outstanding shares of the Company for $22 per share. The transaction is expected to close during fourth quarter 1997, however there are certain conditions which must be satisfied for the transaction to be finalized.

6.  EARNINGS PER SHARE

    The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." This statement is effective for both interim and annual reporting periods ending after December 15, 1997. SFAS No. 128 replaces primary EPS with basic EPS and fully diluted EPS with diluted EPS. Basic EPS is computed by dividing reported earnings by weighted average shares outstanding. Diluted EPS is computed in the same way as fully diluted EPS, except that the calculation now uses the average share price for the reporting period to compute dilution from options under the treasury stock method. The Company will adopt the new standard in its reporting for the year ending December 31, 1997. Management does not believe that adoption of this standard will have a significant impact on earnings per share.

    The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement is effective for annual reporting periods beginning after December 15, 1997 and is required for interim reporting periods beginning in the second year of application. SFAS No. 131 defines segments and requires disclosure of certain items, including revenues, assets and profit and loss, related to each segment. The Company will adopt the new standard in its reporting for the year ending December 31, 1998.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE UNDER THE RELIED UPON AS HAVING BEEN AS AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                            ------------------------

                                                   PAGE
                                                 ---------
Available Information..........................          6
Incorporation of Certain Documents by
 Reference.....................................          6
Prospectus Summary.............................          7
Risk Factors...................................         15
Use of Proceeds................................         19
Ratio of Earnings to Fixed Charges.............         19
Selected Consolidated Financial Data...........         20
The Exchange Offer.............................         22
Description of New Notes.......................         29
Certain U.S. Federal Income Tax Consequences...         53
Plan of Distribution...........................         53
Legal Matters..................................         54
Experts........................................         54
Index to Financial Statements..................        F-1

                             [SUN HEALTHCARE LOGO]

                          [SUN HEALTHCARE GROUP INC.]

                               OFFER TO EXCHANGE
                      9 1/2% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2007
                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                                   AS AMENDED
                          FOR ANY AND ALL OUTSTANDING
                      9 1/2% SERIES A SENIOR SUBORDINATED
                                 NOTES DUE 2007

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                OCTOBER   , 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    As authorized by Section 102(b)(7) of the DGCL, Sun's Certificate of Incorporation limits the personal liability of each Sun director to Sun or its stockholders for monetary damages for breach of his fiduciary duty as a director except to the extent such limitation of liability is not permitted under the DGCL. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payment of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    In addition, Sun's Bylaws provide that Sun shall indemnify any and all of its directors, or former directors, to the fullest extent permitted by law against claims and liabilities to which such persons may become subject. The DGCL provides that indemnification is permissible only when the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL also permits indemnification in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the corporation to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Sun has also entered into indemnification agreements with certain of its officers and with its directors and also provides insurance coverage to such parties.

    Sun has entered into a Registration Rights Agreements with certain of the Holders. Such Registration Rights Agreement provides for indemnification by such Holders and its officers and directors, and by the Company of such Holders, for certain liabilities arising under the Act or otherwise.

ITEM 21.  EXHIBITS.

  EXHIBIT NUMBER                                         EXHIBIT DESCRIPTION
------------------  ----------------------------------------------------------------------------------------------
Exhibit 1.1***      Purchase Agreement, dated as of July 1, 1997, among Sun Healthcare Group, Inc. and Donaldson,
                      Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, J.P.
                      Morgan Securities Inc. and NationsBanc Capital Markets, Inc., as Initial Purchasers

Exhibit 4.1***      Form of 9 1/2% Senior Subordinated Notes due 2007 (included in Exhibit 4.2)

Exhibit 4.2***      Indenture, dated as of July 8, 1997, among Sun Healthcare Group, Inc., the Guarantors named therein and First Trust National Association, as Trustee, relating to 9 1/2% Senior
                      Subordinated Notes due 2007

Exhibit 4.3***      Registration Rights Agreement, dated as of July 8, 1997, between Sun Healthcare Group, Inc., the Guarantors named therein and Donaldson, Lufkin & Jenrette Securities Corporation, Credit
                      Suisse First Boston Corporation, J.P. Morgan Securities Inc. and NationsBanc Capital
                      Markets, Inc., as Initial Purchasers

  EXHIBIT NUMBER                                         EXHIBIT DESCRIPTION
------------------  ----------------------------------------------------------------------------------------------
Exhibit 5.1***      Opinion of Robert F. Murphy, Senior Vice President and General Counsel of Sun Healthcare
                      Group, Inc., the Guarantors named therein, relating to the New Notes and Guarantees

Exhibit 12**        Computation of Ratio of Earnings to Fixed Charges

Exhibit 23.1**      Consent of Arthur Andersen LLP

Exhibit 23.2***     Consent of Robert F. Murphy, Senior Vice President and General Counsel of Sun Healthcare
                      Group, Inc.

Exhibit 24.1**      Powers of Attorney (included on page II-4 of this Registration Statement)

Exhibit 25.1***     Statement of Eligibility of First Trust National Association, as Trustee, relating to the
                      Senior Subordinated Notes due 2007, on Form T-1

Exhibit 99.1**      Form of Letter of Transmittal

Exhibit 99.2**      Form of Notice of Guaranteed Delivery

Exhibit 99.3**      Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Exhibit 99.4**      Form of Letter to Clients

------------------------

  * Previously filed.

 ** Filed herewith.

*** To be filed by Amendment.

ITEM 22.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses is incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b))(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico on the 10th day of October, 1997.

                                SUN HEALTHCARE GROUP, INC. ("SUN")

                                By:              /s/ MARK G. WIMER
                                     ------------------------------------------
                                                   Mark G. Wimer
                                       PRESIDENT AND CHIEF OPERATING OFFICER

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints each of Robert Murphy and Robert D. Woltil, as his attorney-in-fact to sign this Registration Statement on his behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ ANDREW L. TURNER       Chairman of the Board and    October 10, 1997
 ----------------------------     Chief Executive Officer
       Andrew L. Turner           of Sun Healthcare Group,
                                  Inc.

      /s/ MARK G. WIMER         President and Chief          October 10, 1997
 ----------------------------     Operating Officer of Sun
        Mark G. Wimer             Healthcare Group, Inc.;
                                  Chairman of the Board,
                                  Senior Vice President
                                  and Director of each
                                  subsidiary listed on
                                  Annex C

     /s/ ROBERT D. WOLTIL       Chief Financial Officer      October 10, 1997
 ----------------------------     and Director of Sun
       Robert D. Woltil           Healthcare Group, Inc.;
                                  President, Senior Vice
                                  President, Chief
                                  Financial Officer and
                                  Director of Sun Lane
                                  Purchase Corporation;
                                  Senior Vice President
                                  and Chief Financial
                                  Officer of Cal Med,
                                  Inc., HC, Inc., Masthead
                                  Corporation and each
                                  subsidiary listed on
                                  Annex A; President,
                                  Chairman of the Board,
                                  Chief Financial Officer
                                  and Director of Sunmark
                                  of New Mexico, Inc.;
                                  President and Director
                                  of SHG International
                                  Holdings Inc.; and
                                  Director of Masthead
                                  Corporation, Sun Quest
                                  Consulting, Inc., Sun
                                  Solution, Inc. and each
                                  subsidiary listed on
                                  Annexes C, D, and E

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ WILLIAM C. WARRICK      Vice President/Finance of    October 10, 1997
 ----------------------------     Sun Healthcare Group,
      William C. Warrick          Inc., and Vice President
                                  and Controller of each
                                  subsidiary listed in
                                  Annex A

     /s/ ROBERT A. LEVIN        Senior Vice                  October 10, 1997
 ----------------------------     President/Rehabilitation
       Robert A. Levin            Services and Director of
                                  Sun Healthcare Group,
                                  Inc.; Acting President,
                                  Chairman of the Board,
                                  Senior Vice President
                                  and Director of HTA of
                                  New Jersey, Inc.;
                                  Chairman of the Board,
                                  Senior Vice President,
                                  and Director of each
                                  subsidiary listed on
                                  Annex E; and Director of
                                  Sun Quest Consulting,
                                  Inc.

   /s/ WARREN C. SCHELLING      Senior Vice                  October 10, 1997
 ----------------------------     President/Pharmaceutical
     Warren C. Schelling          Services and Director of
                                  Sun Healthcare Group,
                                  Inc.; and Chairman of
                                  the Board, Senior Vice
                                  President, and Director
                                  of each subsidiary
                                  listed on Annex D

                                Director of Sun Healthcare   October 10, 1997
 ----------------------------     Group, Inc.
         Zev Karkomi

                                Director of Sun Healthcare   October 10, 1997
 ----------------------------     Group, Inc.
       John E. Bingaman

  /s/ JAMES R. TOLBERT, III     Director of Sun Healthcare   October 10, 1997
 ----------------------------     Group, Inc.
    James R. Tolbert, III

    /s/ LOIS E. SILVERMAN       Director of Sun Healthcare   October 10, 1997
 ----------------------------     Group, Inc.
      Lois E. Silverman

     /s/ R. JAMES WOOLSEY       Director of Sun Healthcare   October 10, 1997
 ----------------------------     Group, Inc.
       R. James Woolsey

      /s/ MARTIN G. MAND        Director of Sun Healthcare   October 10, 1997
 ----------------------------     Group, Inc.
        Martin G. Mand

       /s/ DALE ZULAUF          President of each            October 10, 1997
 ----------------------------     subsidiary listed on
         Dale Zulauf              Annex B

      /s/ MICHAEL SLICE         President of Pharmacy        October 10, 1997
 ----------------------------     Factors of California,
        Michael Slice             Inc., Pharmacy Factors
                                  of Florida, Inc.,
                                  Pharmacy Factors of
                                  Texas, Inc. and
                                  SunFactors, Inc.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

       /s/ DAVID KNIESS         President of Special         October 10, 1997
 ----------------------------     Medical Services, Inc.,
         David Kniess             Sundance Rehabilitation
                                  Corporation, SunSpectrum
                                  Outpatient
                                  Rehabilitation --
                                  Concord, Inc., HC, Inc.
                                  and Cal-Med, Inc.

       /s/ JERRY MEYER          President and Chief          October 10, 1997
 ----------------------------     Executive Officer of
         Jerry Meyer              SunBridge, Inc.

       /s/ TOM R. FUTCH         President and Chief          October 10, 1997
 ----------------------------     Executive Officer of Sun
         Tom R. Futch             Care Respiratory
                                  Services, Inc.

  /s/ MICHAEL S. WESTMILLER     President of SunQuest        October 10, 1997
 ----------------------------     Consulting, Inc.
    Michael S. Westmiller

     /s/ JOHN W. DRISCOLL       President of Sunscript       October 10, 1997
 ----------------------------     Pharmacy Corporation
       John W. Driscoll

     /s/ ROBERT F. MURPHY       President and Director of    October 10, 1997
 ----------------------------     Masthead Corporation and
       Robert F. Murphy           Director of SHG
                                  International Holdings,
                                  Inc. and Sunmark of New
                                  Mexico, Inc.

     /s/ PETER STEENBLOCK       President and Chief          October 10, 1997
 ----------------------------     Executive Officer of
       Peter Steenblock           SunAlliance, Inc.

      /s/ JULIE COLLINS         Director of Masthead         October 10, 1997
 ----------------------------     Corporation and Sun Lane
        Julie Collins             Purchase Corporation

    /s/ TIMOTHY J. COBURN       President, Chief Executive   October 10, 1997
 ----------------------------     Officer and Director of
      Timothy J. Coburn           Golan Healthcare Group,
                                  Inc.

      /s/ RAY FITCHETTE         President of Sun Choice      October 10, 1997
 ----------------------------     Medical Supply, Inc.
        Ray Fitchette

      /s/ KENNETH NOONAN        Director of Sun Solution,    October 10, 1997
 ----------------------------     Inc.
        Kenneth Noonan

                                    ANNEX A

Bay Colony Health Service, Inc.
Bergen Eldercare, Inc.
Clipper Home Affiliates, Inc.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Community Re-Entry Services of Cortland, Inc.
Golan Healthcare Group, Inc.
G-WZ of Stamford, Inc.
Goodwin Nursing Home, Inc.
HTA of New Jersey, Inc.
Langdon Place of Dover, Inc.
Langdon Place of Exeter, Inc.
Langdon Place of Nashua, Inc.
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex of Colorado, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Acquisition Corp.
New Bedford Nursing Center, Inc.
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
P.M.N.F. Management, Inc.
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
Quality Care Holding Corp
Quality Nursing Care of Massachusetts, Inc.
SHG International Holdings, Inc.
Special Medical Services, Inc.
Spofford Land, Inc.
Sun Alliance, Inc.
SunBridge, Inc.
Sun Care Corp
SunCare Respiratory Services, Inc.

                               ANNEX A CONTINUED

SunChoice Medical Supply, Inc.
Sundance Rehabilitation Corporation
SunFactors, Inc.
Sunmark of New Mexico
SunQuest Consulting, Inc.
Sunrise Rehab of Colorado, Inc.
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc.
Sunrise Healthcare Corporation
SunScript Pharmacy Corporation
SunSolution, Inc.
SunSpectrum Outpatient Rehabilitation-Concord, Inc.
The Mediplex Group, Inc.
Valley View Psychiatric Services, Inc.

                                    ANNEX B

Bay Colony Health Service, Inc.
Bergen Eldercare, Inc.
Clipper Home Affiliates, Inc.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Community Re-Entry Services of Cortland, Inc.
G-WZ of Stamford, Inc.
Goodwin Nursing Home, Inc.
Langdon Place of Dover, Inc.
Langdon Place of Exeter, Inc.
Langdon Place of Nashua, Inc.
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex of Colorado, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Acquisition Corp.
New Bedford Nursing Center, Inc.
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
P.M.N.F. Managment, Inc.
Quality Care Holding Corp
Quality Nursing Care of Massachusetts, Inc.
Spofford Land, Inc.
Sun Care Corp
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc.
Sunrise Healthcare Corporation
Sunrise Rehab of Colorado, Inc.
The Mediplex Group, Inc.
Valley View Psychiatric Services, Inc.
Worcester Nursing Center, Inc.

                                    ANNEX C

Bay Colony Health Service, Inc.
Bergen Eldercare, Inc.
Clipper Home Affiliates, Inc.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Community Re-Entry Services of Cortland, Inc.
G-WZ of Stamford, Inc.
Goodwin Nursing Home, Inc.
Langdon Place of Dover, Inc.
Langdon Place of Exeter, Inc.
Langdon Place of Nashua, Inc.
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex of Colorado, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Acquisition Corp.
New Bedford Nursing Center, Inc.
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
P.M.N.F. Managment, Inc.
Quality Care Holding Corp
Quality Nursing Care of Massachusetts, Inc.
Spofford Land, Inc.
Sun Care Corp
SunBridge, Inc.
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc.
Sunrise Healthcare Corporation
Sunrise Rehab of Colorado, Inc.
The Mediplex Group, Inc.
Valley View Psychiatric Services, Inc.
Worcester Nursing Center, Inc.

                                    ANNEX D

Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
SunChoice Medical Supply, Inc.
Sun Factors, Inc.
Sunscript Pharmacy Corporation

                                    ANNEX E

Cal-Med, Inc.
Golan Healthcare Group, Inc.
HC, Inc.
HTA of New Jersey, Inc.
Special Medical Services, Inc.
Sun Alliance, Inc.
Sun Care Respiratory Services, Inc.
Sundance Rehabilitation Corporation
SunSpectrum Outpatient Rehabilitation-Concord, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
  REGENCY HEALTH SERVICES, INC.:

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Regency Health Services, Inc. included in this registration statement and have issued our report thereon dated February 14, 1997. Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed on page II-16 is the responsibility of the Company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                         /s/ ARTHUR ANDERSEN LLP
                                    ---------------------------------
                                           Arthur Andersen LLP

Orange County, California
February 14, 1997

                                                                     SCHEDULE II

                         REGENCY HEALTH SERVICES, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                            BALANCE AT   CHARGED TO   CHARGED TO                BALANCE AT
                                                             BEGINNING     COSTS &       OTHER                    END OF
DESCRIPTION                                                  OF PERIOD    EXPENSES     ACCOUNTS    DEDUCTIONS     PERIOD
----------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
FOR THE YEAR ENDED DECEMBER 31, 1996
Allowance for doubtful accounts...........................   $   3,757    $   2,890    $     410(a)  $   2,334   $   4,723
Allowance for mortgage loan losses........................         951          689       --              288        1,352
                                                            -----------  -----------       -----   -----------  -----------
                                                             $   4,708    $   3,579    $     410    $   2,622    $   6,075
                                                            -----------  -----------       -----   -----------  -----------
                                                            -----------  -----------       -----   -----------  -----------
FOR THE YEAR ENDED DECEMBER 31, 1995
Allowance for doubtful accounts...........................   $   4,189    $   1,922    $     734(b)  $   3,088   $   3,757
Allowance for mortgage loan losses........................         951       --           --           --              951
                                                            -----------  -----------       -----   -----------  -----------
                                                             $   5,140    $   1,922    $     734    $   3,088        4,708
                                                            -----------  -----------       -----   -----------  -----------
                                                            -----------  -----------       -----   -----------  -----------
FOR THE YEAR ENDED DECEMBER 31, 1994
Allowance for doubtful accounts...........................   $   2,970    $   1,344    $     687(c)  $     812   $   4,189
Allowance for mortgage loan losses........................       1,664       --           --              713          951
                                                            -----------  -----------       -----   -----------  -----------
                                                             $   4,634    $   1,344    $     687    $   1,525    $   5,140
                                                            -----------  -----------       -----   -----------  -----------
                                                            -----------  -----------       -----   -----------  -----------

------------------------

(a) Includes (i) Executive Pharmacy acquired reserves and (ii) recoveries

(b) Includes (i) the reclassification of accruals established in 1994 for receivables related to duplicate facility disposals, (ii) SCRS acquired reserves, and (iii) recoveries

(c) Reclassification of reserve established against note received by Care

                                 EXHIBIT INDEX

  EXHIBIT NUMBER                                         EXHIBIT DESCRIPTION
------------------  ----------------------------------------------------------------------------------------------
Exhibit 1.1***      Purchase Agreement, dated as of July 1, 1997, among Sun Healthcare Group, Inc. and Donaldson,
                      Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, J.P.
                      Morgan Securities Inc. and NationsBanc Capital Markets, Inc., as Initial Purchasers

Exhibit 4.1***      Form of 9 1/2% Senior Subordinated Notes due 2007 (included in Exhibit 4.2)

Exhibit 4.2***      Indenture, dated as of July 8, 1997, among Sun Healthcare Group, Inc., the Guarantors named therein and First Trust National Association, as Trustee, relating to 9 1/2% Senior
                      Subordinated Notes due 2007

Exhibit 4.3***      Registration Rights Agreement, dated as of July 8, 1997, between Sun Healthcare Group, Inc., the Guarantors named therein and Donaldson, Lufkin & Jenrette Securities Corporation, Credit
                      Suisse First Boston Corporation, J.P. Morgan Securities Inc. and NationsBanc Capital
                      Markets, Inc., as Initial Purchasers

Exhibit 5.1***      Opinion of Robert F. Murphy, Senior Vice President, General Counsel of Sun Healthcare Group,
                      Inc., relating to the New Notes and Guarantees

Exhibit 12**        Computation of Ratio of Earnings to Fixed Charges

Exhibit 23.1**      Consent of Arthur Andersen LLP

Exhibit 23.2***     Consent of Robert F. Murphy, Senior Vice President, General Counsel of Sun Healthcare Group,
                      Inc.

Exhibit 24.1**      Powers of Attorney (included on page II-4 of this Registration Statement)

Exhibit 25.1***     Statement of Eligibility of First Trust National Association, as Trustee, relating to the
                      Senior Subordinated Notes due 2007, on Form T-1

Exhibit 99.1**      Form of Letter of Transmittal

Exhibit 99.2**      Form of Notice of Guaranteed Delivery

Exhibit 99.3**      Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Exhibit 99.4**      Form of Letter to Clients

------------------------

  * Previously filed.

 ** Refiled herewith.

*** To be filed by amendment.

                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report on the financial statements and schedules of Sun Healthcare Group, Inc. and subsidiaries included in this registration statement and the use of our report on the financial statements and schedules of Regency Health Services, Inc. included in this registration statement and the incorporation by reference of our report dated March 26, 1997 on the financial statements of Golden Care, Inc. for the year ended December 31, 1994 included in Sun Healthcare Group, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 1997, and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
October 9, 1997